©Copyright Golar LNG. All rights reserved. CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED. MK II EPC Conversion Contract Dated as of 17th September, 2024 By and between GOLAR MK II CORPORATION and YANTAI CIMC RAFFLES OFFSHORE LTD. for Golar MK II FLNG Project

i ©Copyright Golar LNG. All rights reserved. TABLE OF CONTENTS ARTICLE 1 DEFINITIONS AND INTERPRETATION .................................................. 8 ARTICLE 2 REQUIREMENTS FOR SIGNATURE AND EFFECTIVENESS, STATUS OF CONTRACTOR AND RESPONSIBILITY FOR THE DONOR VESSEL ................................................................................................................ 38 ARTICLE 3 CONTRACT PRICE AND PAYMENT ..................................................... 43 ARTICLE 4 LIQUIDATED DAMAGES ....................................................................... 50 ARTICLE 5 OBLIGATIONS OF THE CONTRACTOR ............................................... 56 ARTICLE 6 SUBCONTRACTING .............................................................................. 70 ARTICLE 7 SUPERVISION AND PLAN APPROVAL ................................................ 74 ARTICLE 8 PERMITS FOR THE WORKS ................................................................. 79 ARTICLE 9 PROJECT SCHEDULE ........................................................................... 81 ARTICLE 10 VARIATION ORDERS ........................................................................... 83 ARTICLE 11 TITLE TO THE DONOR VESSEL, THE WORKS AND INTELLECTUAL PROPERTY ............................................................................................ 91 ARTICLE 12 MECHANICAL COMPLETION AND PRE-SAILAWAY TESTING AND COMMISSIONING .................................................................................. 96 ARTICLE 13 READY FOR SAILAWAY ...................................................................... 100 ARTICLE 14 DEVELOPMENT OF PERFORMANCE TEST PROTOCOL AND PROJECT SITE COMMISSIONING PROTOCOL ................................ 105 ARTICLE 15 COMMISSIONING SPARES AND OWNER’S SPARES....................... 108 ARTICLE 16 PROJECT SITE WORKS ...................................................................... 111 ARTICLE 17 PROJECT SITE COMMISSIONING ..................................................... 117 ARTICLE 18 START UP AND PERFORMANCE TESTS .......................................... 119 ARTICLE 19 CONTRACTOR FINAL ACCEPTANCE ................................................ 128 ARTICLE 20 FORCE MAJEURE ............................................................................... 130 ARTICLE 21 WARRANTY OF QUALITY ................................................................... 136

ii ©Copyright Golar LNG. All rights reserved. ARTICLE 22 SUSPENSION, DEFAULT AND TERMINATION .................................. 140 ARTICLE 23 ASSIGNMENT AND NOVATION .......................................................... 151 ARTICLE 24 STEP-IN AGREEMENT ........................................................................ 152 ARTICLE 25 INDEMNITIES; LIMITATIONS OF LIABILITY ....................................... 153 ARTICLE 26 INSURANCE ......................................................................................... 157 ARTICLE 27 HEALTH, SAFETY AND THE ENVIRONMENT .................................... 162 ARTICLE 28 REPRESENTATIONS AND WARRANTIES ......................................... 164 ARTICLE 29 DISPUTE RESOLUTION ...................................................................... 167 ARTICLE 30 APPLICABLE TAXES AND FOREIGN TRADE .................................... 171 ARTICLE 31 SANCTIONS, COMPLIANCE AND HUMAN RIGHTS .......................... 174 ARTICLE 32 ANTI-BRIBERY ..................................................................................... 179 ARTICLE 33 AUDIT, RECORDS AND FINANCIAL REPORTING ............................. 183 ARTICLE 34 DIGITAL SECURITY ............................................................................. 185 ARTICLE 35 CONFIDENTIALITY .............................................................................. 187 ARTICLE 36 EXCLUSIVITY ...................................................................................... 190 ARTICLE 37 MISCELLANEOUS PROVISIONS ........................................................ 191

iii ©Copyright Golar LNG. All rights reserved. LIST OF EXHIBITS EXHIBIT A – SCOPE OF WORK [*****] EXHIBIT B – COMPENSATION [*****] EXHIBIT C – PROJECT SCHEDULE [*****] EXHIBIT D – ADMINISTRATIVE REQUIREMENTS [*****] EXHIBIT E – OWNER’S DOCUMENTS AND SPECIFICATIONS [*****] EXHIBIT F – CONTRACTOR’S DOCUMENTS [*****] EXHIBIT G – OWNER PROVIDED ITEMS AND SERVICES [*****] EXHIBIT H – APPROVED VENDORS LIST [*****] EXHIBIT I – NOT USED EXHIBIT J – FORM OF PARENT COMPANY GUARANTEE [*****] EXHIBIT K – FORM OF WARRANTY BOND [*****] EXHIBIT L – CONTRACT FORMS [*****] EXHIBIT M – LIST OF NOVATED SUBCONTRACTS

iv ©Copyright Golar LNG. All rights reserved. [*****] EXHIBIT N – FORM OF STEP-IN AGREEMENT [*****] EXHIBIT O – RELY UPON INFORMATION [*****] EXHIBIT P - PRE-EPC WORKS ORDERS DELIVERABLES FROM B&V AND BE [*****] EXHIBIT Q – B&V EP SUBCONTRACT [*****]

5 ©Copyright Golar LNG. All rights reserved. FLNG EPC CONTRACT This FLNG EPC contract is made and entered into as of this 17th day of September, 2024 (the “Effective Date”), by and between (A) GOLAR MK II CORPORATION, a corporate body duly incorporated and validly existing under the laws of the Marshall Islands, having its main offices at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”), and (B) YANTAI CIMC RAFFLES OFFSHORE LTD., a limited liability company organized and existing under the laws of Peoples Republic of China, with its business office at No.70 Zhifu East Road, Zhifu Islands, Yantai, Shandong, P.R. China, 264000, and with business registration no 913706006134309519 (the “Contractor”) The Owner and the Contractor are each referred to as a “Party” and together referred to as the “Parties”. RECITALS WHEREAS, 1. The Owner is an independent owner and operator of floating liquefaction vessels (“FLNG”). The Owner is part of the Golar LNG Limited group of companies; 2. The Contractor is a reputable shipyard, capable of engineering, procurement, construction, integration and commissioning of an FLNG development solution for worldwide application; 3. B&V refers to any of the following, individually or collectively: BLACK & VEATCH CORPORATION, a company incorporated in the state of Delaware, USA, having its registered office at 11401 Lamar, Overland Park, Kansas, 66211 USA (hereinafter called “BVCOR”) which has entered into or will enter into an engineering and procurement contract (the “EP Contract”) with the Contractor to provide basic design, engineering, procurement and procurement support services for a topsides plant and equipment comprised in the B&V Topsides Works in the MK II Project; BLACK & VEATCH INTERNATIONAL COMPANY, a company incorporated in the state of Missouri, USA, having its registered office at 8400 Ward Parkway, Kansas City, MO 64114 USA (hereinafter called “BVI”), which has entered into or will enter into a technical field services agreement (the “Technical Field Services Agreement”) with the Contractor to provide technical field advisory support services for the Mk II Project;

6 ©Copyright Golar LNG. All rights reserved. BLACK & VEATCH (BEIJING), ENGINEERING DESIGN CO., LTD, a company incorporated in the People’s Republic of China having its registered office at 7th Floor, Building 7, Beijing International Electronic Headquarters, No.6 Jiuxianqiao Road, Chaoyang District, Beijing, China 100015 (hereinafter called “CCEDC”), which has entered into or will enter into an equipment supply and services agreement (the “Chinese Supply and Services Agreement”) with the Contractor to provide, procure and supply equipment, technical advisory support, commissioning services and procurement support services for the Mk II Project in the People’s Republic of China.; and BVH, INC, a company incorporated in the state of Delaware, USA, having its principal office at 11401 Lamar Avenue, Overland Park, Kansas, USA 66211 (hereinafter called “BVHI”), which is the ultimate holding company of each of BVCOR, BVI and CCEDC and which has entered into an agreement with the Contractor that coordinates the performance of BVCOR, BVI and CCEDC under their respective contracts with the Contractor (the “Coordination Agreement”). 4. The Owner and its Affiliates have developed a generic FLNG concept based on the conversion of a Moss LNG tanker design combined with B&V’s liquefaction technology identified through its unique construction methodology whereby a midship section is inserted into the Moss LNG tanker where topside process equipment will be installed (the “MK II Project”); 5. Golar Project Holding Company Limited (“Golar Project Holding Co”), an Affiliate of the Owner, and BVCOR entered into Pre-EPC engineering and procurement services work orders dated 24 August 2022, 17 February 2023, 06 June 2023, 14 June 2023, 06 October 2023, 12 January 2024 and 13 June 2024 (these Pre-EPC engineering and procurement services work orders, together, the “B&V Work Orders”), issued under a technical services and procurement services master agreement dated 24 August 2022 and variation agreement dated 23 October 2023; 6. Golar Management and Brevik Engineering AS (“BE”), a naval architect and marine engineering company and an affiliate of CIMC, entered into a work order to verify concept design and required input to yard for constructability, schedule and EPC cost on 7 March 2022 and subsequent work order for pre-EPC engineering 26 August 2022, 2 February 2023, 21 April 2023, 17 November 2023 and 10 May 2024 (together, the “BE Work Orders”); 7. On 10 June 2022 Golar Project Holding Co, CIMC and BVCOR entered into a memorandum of understanding to record their agreement on certain guiding principles in relation to the MKII Project. 8. On 7 September 2022, Golar Project Holding Co, CIMC and BVCOR entered into a framework and collaboration agreement (i) setting out the terms of Golar Project Holding Co, CIMC and B&V’s cooperation to work together to negotiate and to

7 ©Copyright Golar LNG. All rights reserved. enter into this Agreement and the B&V EP Subcontract and (ii) setting out, subject to contract, the heads of terms of this Agreement. 9. The Owner does not currently have an identified Project Site for the use of the Vessel and, accordingly, it is anticipated that if the Owner identifies a Project Site during the currency of this Agreement, then it shall agree or instruct such Variations and changes necessary to accommodate any changes to the Vessel, the B&V Topsides Works and this Agreement in accordance with and subject to the terms of Article 10. 10. The Parties and B&V shall enter into the owner direct agreement on or around the date of this Agreement pursuant to which, inter alia, the Parties and B&V have certain direct rights and obligations between them, and allow for certain step-in rights in respect of the B&V EP Subcontract for the Owner (and, in the case of the Owner in certain circumstances, step-in obligations), and a parent company guarantee shall be provided by the Owner’s affiliate on behalf of the Owner in the event the B&V EP Subcontract is novated to the Owner. (the “Owner Direct Agreement”). NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

8 ©Copyright Golar LNG. All rights reserved. ARTICLE 1 DEFINITIONS AND INTERPRETATION Definitions 1.1 In addition to other defined terms used throughout this Agreement, the following terms shall have the meanings specified below in this Article 1.1: “Actual Ready for Sailaway Date” means the date on which Ready for Sailaway of the Vessel actually occurs in accordance with Article 13.4. “Affiliate” means (with respect to a company or legal entity), any other company or legal entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such company or legal entity. The term “control” means the beneficial ownership of more than fifty percent (50%) of the issued share capital, or the possession, directly or indirectly, of the legal power to direct or cause the direction of the general management or policies of a company or legal entity, whether through the ownership of voting securities or otherwise. “Agreement” means this contract as dated above including Exhibits A - Q, as may be amended in accordance with Article 37.5. “Anti-Bribery Laws” has the meaning specified in Article 32.1. “Applicable Codes and Standards” means the codes, standards and requirements applicable to the Works as set out in the Basis of Design and valid on the Effective Date, which codes, standards and requirements shall govern the Contractor’s execution of the Works under this Agreement. “Applicable Law” means any and all treaties, laws, statutes, codes, ordinances, decrees, injunctions, judgments, orders, Permits and Consents, rules or regulations (including those relating to Taxes), policies having the force of law, or collective labour agreements, promulgated, entered into, or endorsed by any Governmental Authority having jurisdiction over any Party, all or any portion of the Worksite or execution of all or any portion of the Works or the operation of the Vessel, or other legislative or administrative action of a Governmental Authority related to the matter in question, including any requirements and rules of a relevant flag authority,

9 ©Copyright Golar LNG. All rights reserved. or a final decree, judgment, or order of a Governmental Authority or court that relates to the execution of the Works hereunder or the interpretation or application of this Agreement, all of which are in force. Except as otherwise expressly indicated herein, any reference in this Agreement to any Applicable Law shall be deemed to include a reference to all norms, directives or regulations then in force and enacted in connection therewith and whose validity derives therefrom. “Approved Vendor List” means the list of vendors approved by the Owner as identified in Exhibit H-1. “B&V” has the meaning specified in the Recitals hereto. “B&V Engineering Costs” has the meaning given in Article 3.10 “B&V EP Subcontract” means the topsides design, engineering, procurement and commissioning works (including B&V Equipment) subcontract to be performed by B&V, which B&V have split into four (4) subcontracts according to scopes and responsibilities of B&V companies. These four (4) subcontracts shall constitute one B&V EP Subcontract and are comprised of: (1) the EP Contract between BVCOR and Contractor; (2) the Technical Field Services Agreement between BVI and Contractor; (3) the Chinese Supply and Services Agreement between CCEDC and Contractor; and (4) the Coordination Agreement between BVHI and Contractor. “B&V Equipment” means the Systems to be supplied by B&V (whether pursuant to the B&V EP Subcontract or otherwise) for the liquefaction of natural gas, including front-end gas treatment and conditioning that complies with this Agreement. A reference to B&V Equipment includes all the individual component equipment of the B&V Equipment, as well as all the materials and equipment to be procured by B&V, for permanent installation on the Vessel and shall include both B&V Novated Equipment and B&V Non-Novated Equipment.

10 ©Copyright Golar LNG. All rights reserved. B&V Final Acceptance means the successful completion of all Performance Tests at the Project Site and completion of the Works as set forth in Exhibit Q-36 – Appendix O – Performance Test Procedure. “Milestone Certificate” means the certificate issued by the Contractor to the Owner in accordance with Article 3.13. “B&V Milestone Payment Schedule” is the milestone payment schedule relating to the B&V EP Subcontract included in Exhibit B (Compensation). “B&V Non-Novated Equipment” means the Equipment which is not procured under the Pre-EPC Work Orders. “B&V Novated Equipment” means the Equipment which is procured under the Pre-EPC Work Orders. “B&V Novated Equipment Subcontracts” The subcontracts in Exhibit Q-8 “B&V Topsides Price” means [*****]. For the avoidance of doubt, the B&V Topsides Price includes the B&V Engineering Costs and such portion of the Novated Subcontracts Payment Amount relating to B&V Topsides Works, as set out in Exhibit Q-8. “B&V Topsides Works” means the subcontract works to be performed by B&V under the B&V EP Subcontract. “B&V Work Orders” has the meaning set out in the Recitals hereto. “Background Intellectual Property Rights” has the meaning set out in Article 11.15 hereto. “Basis of Design” means the Basis of Design documentation provided by the Owner as set out in Exhibit A. “BE” has the meaning set out in the Recitals hereto. “BE Work Orders” has the meaning set out in the Recitals hereto. “Business Day” means every day other than a Saturday, Sunday or a day that is an official holiday in the People’s Republic of China. “Change of Control” means, in relation to a Person, a direct change in the control of that Person (whether through merger, spin-

11 ©Copyright Golar LNG. All rights reserved. off, sale of shares or other equity interests or otherwise) through a single transaction or series of related transactions, involving one or more transferors and one or more transferees. “China” means the People’s Republic of China. “CIMC Engineering Costs” has the meaning set out in Article 3.10. “Claim” means: (i) all claims and losses of any kind and description including claims and losses in respect of liabilities, privileges, Liens, encumbrances, obligations, interest, costs and expenses (including all legal expenses and costs), fines and penalties; and (ii) awards, judgments, suits, proceedings, demands, causes of action and damages of all kinds and descriptions, in each case, whether created by law, contract, tort or breach of duty and shall, except as otherwise expressly provided, include claims, losses, judgments, causes of action and damages based on contractual indemnity. “Classification Certificate” means the classification certificate to be issued by the Classification Society with the notation specified in Article 5.8 and to be procured by the Contractor prior to Ready for Sailaway. “Classification Society” means DNV, the internationally accredited registrar and classification society headquartered in Høvik, Norway. “CNY” means the lawful currency of the People’s Republic of China.

12 ©Copyright Golar LNG. All rights reserved. “COD Longstop Date” means the date falling [*****] after the Scheduled Commercial Operations Date unless the Commercial Operations Date is not achieved by such date due to an FM Event, in which case the COD Longstop Date shall be extended on a day for day basis for a duration commensurate with the duration of the delay resulting solely from such FM Event up to a maximum of the date falling [*****] after the Scheduled Commercial Operations Date. “Commercial Operations Date” means the date upon which the Vessel is taken into commercial operation for the production of LNG, which shall be promptly notified by the Owner to the Contractor. “Commissioning Spares” means those spare parts which are required for Pre- Sailaway Commissioning, Project Site Commissioning, and Startup of the Equipment. For the avoidance of doubt, Commissioning Spares do not include Owner's Spares. “Conditions Precedent to Initial Payment” has the meaning specified in Article 2.6. “Conditions Subsequent” means the conditions set out at Article 2.7. “Confidential Information” means any proprietary information, technical data, trade secrets or know-how, data, reports or records, or other information, whether or not marked as confidential by the Disclosing Party, including research, product ideas, product plans, products, services, customers, customer lists, list of approved vendors and subcontractors, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, hardware configuration information, marketing, finances or other business information disclosed by a Party to the other Party directly or indirectly, either orally, in writing, in electronic format, or by drawings or inspection of parts or equipment. “Consequential Loss” has the meaning specified in Article 25.4. “Contract Price” means the total amount to be paid by the Owner to the Contractor for the execution of the Works as calculated and adjusted in accordance with the terms of this

13 ©Copyright Golar LNG. All rights reserved. Agreement and as further specified in Article 3. For the avoidance of doubt, the Contract Price (i) includes the Initial Payment but (ii) does not include the Pre- Contract Costs (save that the Pre-Contract Costs in (ii) shall be included in the Contract Price for the purposes of calculating maximum liquidated damages amounts under Article 4, liability caps including under Article 25 and the Warranty Bond amount). “Contractor” has the meaning specified in the Preamble hereto. “Contractor Default” has the meaning specified in Article 22.7. “Contractor Final Acceptance” has the meaning specified in Article 19. “Contractor Final Acceptance Certificate” means the form of certificate set out in Exhibit L which is to be issued in accordance with Article 19. “Contractor Group” means each of the Contractor and the Subcontractors, and all of the Contractor and Subcontractors’ respective Affiliates, successors, permitted assigns, officers, directors, employees, advisors and agents, but does not include any member of the Owner Group. “Contractor Parent Company Guarantee” means the irrevocable and unconditional guarantee given by the Contractor Parent Company Guarantor in favour of the Owner for the Contractor’s liabilities under this Agreement to secure the performance of the Contractor’s obligations under this Agreement in the form set out in Exhibit J. “Contractor Parent Company Guarantor” Means Yantai CIMC Raffles Ocean Technology Group Co., Ltd “Contractor Permits” means those Permits and Consents that must be obtained by the Contractor in accordance with Applicable Law and Applicable Codes and Standards required in relation to the Contractor’s Scope of Works. “Contractor Project Director” has the meaning specified in Article 7.6. “Contractor Project Execution Plan” means the Contractor execution plan for the performance of this Agreement which is included in Exhibit F. It documents and demonstrates how the Contractor will systematically execute the Works.

14 ©Copyright Golar LNG. All rights reserved. “Contractor VOR” means a request for a Variation by the Contractor in accordance with Article 10.9-10.11. “Contractor’s Project Site Personnel” means all personnel provided by the Contractor for the Project Site Works in sufficient quantity and quality to undertake in good time all activities required for the Contractor at the Project Site. “Contractual Ready for Sailaway Date” means the date specified as such in Exhibit C. “Conversion Yard” Means the following Contractor’s shipyards: Yantai shipyard and Haiyang shipyard (both within Greater Yantai, People’s Republic of China). “Coronavirus” means, collectively and individually, coronavirus disease (COVID-19), severe acute respiratory syndrome coronavirus 2 virus (SARS-CoV-2), or any other or similar name given to the pandemic by the International Committee on Taxonomy of Viruses. “Countries” means the People’s Republic of China, the United States of America, the United Kingdom, Norway, the Marshall Islands and the jurisdiction in which the Project Site is located. “Day” or “day” means a calendar day. “Declaration of Warranty” means the declaration of warranty in the form attached as Exhibit K. “Default Interest Rate” means [*****]; “Derivative Works” means any minor or major change, elaboration, annotation, modification, new functions or features, new capability and improvement, update, upgrade, whether it is software, or copyrightable, patentable or not, made to the Owner Background Intellectual Property Rights in whole or in part, by or on behalf of the Contractor, as the case may be, using, incorporating, based on, derived from or in relation to the Owner Background Intellectual Property Rights. For the avoidance of doubt, Derivative Works do not include any improvement, invention, know-how, Intellectual Property Rights, software, work product or result of services, or any of the other items in the immediately preceding sentence, provided by the Contractor to the Contractor Background Intellectual

15 ©Copyright Golar LNG. All rights reserved. Property Rights and the Intellectual Property Rights therein shall be retained by the Contractor. “Design Life” has the meaning specified in the Basis of Design in Exhibit A-1. “Disclosing Party” has the meaning given at Article 35.1. “Disputed Variation Order” has the meaning specified in Article 10.13. “Donor Vessel” means FUJI LNG (IMO: 9275359). “Donor Vessel Documents” means any document or plan in relation to the Donor Vessel provided by the Owner to the Contractor in any form (including by being made available electronically for review and/or downloading on a shared document platform) prior to the Effective Date (including the Pre- Purchase Survey Report). “Effective Beneficiary” has the meaning specified in Article 30.6.2. “Effective Date” has the meaning specified in the preamble hereto. “Element Completion Certificate” has the meaning specified in Article 12.14.1. “Environmental Laws” means all Applicable Laws, including Permits and Consents, related to (i) conservation, improvement, protection, pollution, contamination or remediation of the environment or (ii) Hazardous Materials, or any handling, storage, release, or other disposition of Hazardous Materials which relates to the execution of the Works or the interpretation or application of this Agreement. “Equipment” means all equipment, materials, supplies, apparatus, machinery, parts, tools (including special tools), components, instruments, appliances, Commissioning Spares and other spares to be provided by the Contractor, and appurtenances thereto (including those specified and described as part of the Works specified in Exhibit A and further detailed in Exhibit E) that are required for incorporation into or for supply in connection with the Vessel, including without limitation the processing equipment, for the full and timely execution of the Works.

16 ©Copyright Golar LNG. All rights reserved. “Escalation Notice” has the meaning specified in Article 29.2. “Euro” or “EUR” means the lawful currency of the member states of the European Union which adopt or have adopted it as their currency in accordance with the relevant provisions of the Treaty on European Union and the Treaty on the Functioning of the European Union or their succeeding treaties. “Expert Determination” is the dispute resolution procedure more specifically referred to at Articles 29.5 to 29.12. “FAT Plan” means the factory acceptance test plan to be provided by the Contractor in accordance with Article 5.16.11. “Feed Gas” means natural gas delivered to the Vessel by the Upstream Facilities. “First Gas” means the date when feed gas is first introduced to the Equipment after arrival of the Vessel at the Projec t Site. “Flag State” means the Marshall Islands. “FLNG Facility Information” means any information, designs, charts, Plans, software and other documentation or materials in any medium relating to the Vessel which are provided or otherwise made available to the Owner Group by or on behalf of the Contractor in the course of the Work or otherwise in connection with this Agreement. “FM Event” has the meaning specified in Article 20.1. “Governmental Authority” means any national, regional or other government of any state, province, county, municipality, or other political subdivision thereof, any governmental body, agency, authority, division, department, board or commission, bureau, executive, legislative, judicial or administrative body, Person (whether autonomous or not), or any instrumentality, officer or official of any of the foregoing, including any court, tribunal or committee, and in each case having executive, administrative or Regulatory Authority over a Party, the Vessel, the Project, the Worksite or any portion of the Works. “Guarantee Period” has the meaning specified in Article 21.1.

17 ©Copyright Golar LNG. All rights reserved. “Guaranteed Electrical Power Consumption” has the meaning specified in Exhibit Q-35. “Guaranteed Electrical Power Consumption Performance” means the achievement of (i) Guaranteed Electrical Power Consumption; or (ii) where Guaranteed Electrical Power Consumption has not been achieved, the full amount of liquidated damages in respect of Guaranteed Electrical Power Consumption has accrued and been paid in accordance with Article 4.9. “Guaranteed Emissions Levels” has the meaning specified in Exhibit Q-35. “Guaranteed Emissions Levels Performance” means the achievement of (i) Guaranteed Emissions Levels; or (ii) where Guaranteed Emissions Levels have not been achieved, the full amount of liquidated damages in respect of Guaranteed Emissions Levels has accrued and been paid in accordance with Article 4.11. “Guaranteed Fuel Gas Usage” has the meaning specified in Exhibit Q-35. “Guaranteed Fuel Gas Usage Performance” means the achievement of (i) Guaranteed Fuel Gas Usage; or (ii) where Guaranteed Fuel Gas Usage has not been achieved, the full amount of liquidated damages in respect of Fuel Gas Usage has accrued and been paid in accordance with Article 4.7. “Guaranteed LNG Output” has the meaning specified in Exhibit Q-35. “Guaranteed LNG Output Performance” means the achievement of (i) Guaranteed LNG Output; or (ii) where Guaranteed LNG Output has not been achieved, the full amount of liquidated damages in respect of Guaranteed LNG Output has accrued and been paid in accordance with Article 4.5. “Guaranteed Minimum Performance Date” means [*****]. “Guaranteed Performance” means, together: (i) Guaranteed Electrical Power Consumption Performance; (ii) Guaranteed Emissions Levels Performance;

18 ©Copyright Golar LNG. All rights reserved. (iii) Guaranteed Fuel Gas Usage Performance; and (iv) Guaranteed LNG Output Performance. “Guaranteed Performance Certificate” has the meaning specified in Article 18.9. “Guaranteed Performance Date” is the [*****]. “Hazardous Materials” means any substance that under Applicable Law is considered to be hazardous or toxic or is or may be required to be remediated, including (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and processes and certain cooling systems that use chlorofluorocarbons, (ii) any chemicals, materials or substances which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or any words of similar import pursuant to Applicable Law, or (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority, or which may be the subject of liability for damages, costs or remediation. “HSE Plan” has the meaning specified in Article 5.42 “Independent Expert” has the meaning specified in Article 29. “Initial Payment” means the payment as per Exhibit B being the first Milestone payment that will be due from Owner to the Contractor under this Agreement. “Insolvency Event” means, in respect of a Person, the occurrence of any of the following: a) any resolution is passed or order made for the winding-up, dissolution, administration, reorganisation or rehabilitation of that Person,

19 ©Copyright Golar LNG. All rights reserved. or a moratorium is declared in relation to any indebtedness of that Person; b) any composition, compromise, assignment or arrangement is made with any of its creditors other than as permitted by this Agreement; c) it seeks or becomes subject to the appointment of any liquidator, receiver, administrative receiver, administrator, compulsory manager, custodian or trustee or other similar officer in respect of that Person or any of its assets; d) it is dissolved (other than pursuant to a consolidation, amalgamation or merger permitted by this Agreement); e) it becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; f) it has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding- up or liquidation which is not discharged within forty-five (45) Days or, it has instituted against it a proceeding seeking debts restructuring; g) it suspends or threatens to suspend making payments in excess of [*****] on its debts generally; h) by reason of actual or anticipated financial difficulties, it commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; i) any analogous procedure or step referred to in paragraphs (a) to (h) of this definition is taken in respect of such Person in any jurisdiction; or j) it takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

20 ©Copyright Golar LNG. All rights reserved. “Inspection and Test Plan” has the meaning specified in Article 5.32. “Inspection Parties” has the meaning specified in Article 7.9.1. “Instalment” has the meaning specified in Article 3.11. “Instalment Payment Schedule” means the schedule for the payment of Instalments set out in Exhibit B. “Intellectual Property Rights” means any and all rights of, in and to, wherever and whenever existing in: a) any invention (whether or not patentable); b) any and all patents, patent applications, together with all provisionals, reissuances, continuations, or divisionals thereof, any invention therein, and any related invention disclosures; c) trademarks, service marks, trade dress, trade names, corporate names, other names, logos, brands, symbols, indicia of origin and/or design of any kind, in any language and/or any script, domain names and URLs; d) copyright, mask works, any works (whether copyrightable or not), all copies therefrom, and including all applications, registrations, and renewals in connection therewith, whether based on statute or common law; e) trade secrets, Confidential Information and other proprietary business information; f) any translation, transliteration, copy, reproduction, manifestation, derivation or version of any of the foregoing, in any form or format whatsoever; and g) all goodwill and reputation associated therewith; and all applications, registrations and renewals in connection therewith and thereto. “International Standards” The international standards and practices applicable to:

21 ©Copyright Golar LNG. All rights reserved. (a) the design, engineering, conversion, procurement. construction, fabrication, transportation, pre- commissioning, installation, mooring, hook-up, commissioning, testing, operation or maintenance and demobilization of upstream Natural Gas project facilities; (b) the design, engineering, conversion, procurement, construction, fabrication, pre- commissioning, transportation, mooring, installation, hook-up, testing commissioning, operation, maintenance and demobilisation of floating LNG liquefaction and offloading facilities; (c) LNG terminals; and/or (d) other floating LNG-related facilities and vessels, established by any internationally recognised non- governmental agency or organisation whose standards and practices it is customary for reasonable and prudent operators of upstream Natural Gas project facilities or LNG facilities (including floating LNG liquefaction and offloading facilities) terminals and vessels (as applicable) to comply with. “Key Contract Dates” means individually and collectively the Contractual Ready for Sailaway Date, Guaranteed Minimum Performance Date and Guaranteed Performance Date. “Key Person” or “Key Personnel” has the meaning specified in Article 5.23. “Lease and Operate Agreement” means a lease and operate agreement under which the Owner (or an Affiliate of the Owner) will make available to the Lessee, and a wholly-owned subsidiary of the Owner will operate and maintain, the Vessel at the Project Site or analogous agreement. “Lender” or “Lenders” means an entity or entities providing finance to the Owner and any agent or trustee of such entity or entities.

22 ©Copyright Golar LNG. All rights reserved. “Lessee” means an entity that the Owner (or an Affiliate of the Owner) enters into a charter or a Lease and Operate Agreement for the Vessel with after the Effective Date. “Lien” or “Liens” means any encumbrance of any kind, mortgage, lien, pledge, charge, attachment, security interest, deed of trust, Claim or the like, or any charge on property for payment of a debt, obligation or duty. “LNG Delivery Point” means the end flange of the LNG loading arms. “Master Document List” has the meaning specified in the “Document Requirements for Contractors and Suppliers” included in Exhibit E “Material Breach” means any breach that, taken in the context of this Agreement as a whole, has a serious and substantial adverse effect on the Owner. “Materials and Equipment” means machinery, Equipment, materials and other items to be provided by the Contractor as part of the Works. “Mechanical Completion” means the point at which each Module and System comprising the Works are mechanically, electrically and structurally completed on the Vessel by the Contractor in accordance with the requirements of this Agreement and ready for Pre-Sailaway Commissioning at the Conversion Yard and all inspections, testing and documentation requirements have been satisfactorily completed, including equipment and instrument and electrical installation checks, cable installation and testing, hydro-testing, flushing, drying, reinstatement etc. “Mechanical Completion Certificate” has the meaning specified in Article 12.17. “Milestone” means the milestones set out at Exhibit B – Compensation. Subject to the terms of this Agreement, the Contract Price Instalments shall be paid by the Owner to the Contractor in accordance with the Instalment payment schedule set out in Exhibit B in arrears against the full and complete achievement by the Contractor of the relevant Milestones. “Minimum Performance” has the meaning specified in Article 18.3.

23 ©Copyright Golar LNG. All rights reserved. “Minimum Performance Certificate” has the meaning specified in Article 18.8. “Minimum Performance LD Cap” has the meaning specified in Article 4.3. “Minimum Performance Longstop Date” means the [*****] “Module” means a specific module of the Vessel, to be fabricated and installed at the Conversion Yard. “Monthly Progress Reports” has the meaning set forth in Article 5.34. “Net Unpaid Balance of the Contract Price” has the meaning specified in Article 22.10.2. “Non-Conformity” means any gap between the actual situation and a specified requirement that can be referenced that is discovered prior to Contractor Final Acceptance in respect of the Works (this shall include any defect in or damage to the Works or the Vessel discovered prior to Contractor Final Acceptance which is due to defective design or engineering, materials, installation, storage, preservation, procurement, bad workmanship, or failure to meet any requirement or specification of this Agreement, except if it is due to the Owner Group’s improper operation of the Vessel). “Non-Conformity Notice” means a notice issued by the Owner pursuant to Article 7.4 in respect of a Non-Conformity. “Non-Permissible Delay” means any delay which is not Permissible Delay and accordingly does not extend the Key Contract Dates. “Novated Subcontracts” The subcontracts in Exhibit M. “Novated Subcontracts Payment Amount” has the meaning specified in Article 3.10 “Novated Subcontract Warranty Period” has the meaning specified in Article 21.4. “NTP Date” means the date on which Notice to Proceed is given in accordance with Article 2.3.

24 ©Copyright Golar LNG. All rights reserved. “OFE” means the owner furnished equipment specified in Article 15.6. “Operational Boundary” means a five hundred metre (500m) zone around the Vessel and any other relevant facilities at the Project Site, or such other relevant control zone as may be designated by a Governmental Authority with Authority at the Project Site from time to time. “Owner” has the meaning specified in the Preamble hereto. “Owner Default” has the meaning specified in Article 22.12 “Owner Direct Agreement” has the meaning specified in Recital 11. “Owner Group” means the Owner and its subcontractors and any Lessee, and all of the Owner’s and its subcontractors’ and any Lessee’s respective Affiliates, successors, permitted assigns, officers, directors, employees, advisors and agents, but does not include any member of the Contractor Group. Owner Mandatory Variation Order means a Variation Order instructed by the Owner which is related to alteration, change or introduction, after the Effective Date, to (i) any of Applicable Codes and Standards; (ii) any Applicable Law, rules, regulations or requirement of the Classification Society or the Governmental Authority; (iii) requirement of Owner’s lessee; or (iv) requirement for the Vessel to be able to operate at the Project Site in accordance with the Owner’s performance requirements, and the same are determined by the Owner to be mandatory for the Works. “Owner Nominated Equipment” means the Materials and Equipment to be procured by the Contractor from the vendors/suppliers nominated by the Owner as set out in Exhibit H. “Owner Parent Company Guarantee” means the irrevocable and unconditional guarantees given by the Owner’s Parent Company Guarantor in favour of the Contractor to secure the performance of the Owner’s obligations (including the payment of Instalments) under this Agreement in the form set out in Exhibit J.

25 ©Copyright Golar LNG. All rights reserved. “Owner Termination Costs” has the meaning specified in Article 22.10.1. “Owner VOR” means a request for a Variation by the Owner in accordance with Article 10.6-10.8. “Owner’s Parent Company Guarantor” means Golar LNG Limited. “Owner’s Project Manager” means that Person designated by the Owner in a written notice to the Contractor to act on behalf of the Owner on all matters pertaining to this Agreement or the execution of the Works. “Owner’s Project Site Works Readiness Notice” has the meaning specified in Article 16.5. “Owner’s Representatives” has the meaning specified in Article 7.1. “Owner’s Spares” means the two (2) years operational and capital spares actually selected and procured by the Owner (whether through Contractor or not) following recommendation by the Contractor (acting reasonably based on supplier recommendation) in accordance with the provisions of Article 15.3 for the safe operation and maintenance of the Vessel by the Owner in accordance with International Standards following Actual Ready for Sailaway (for the avoidance of doubt, Owner’s Spares shall not include any spares of any nature required for performance of any tests and/or trials and/or commissioning of the Vessel to be performed under this Agreement by the Contractor). “Party” or “Parties” has the meaning set forth in the preamble hereto. “Performance Liquidated Damages” means the liquidated damages payable under Articles 4.5-4.13 “Performance Standards” means the Guaranteed LNG Output, the Guaranteed Fuel Gas Usage, the Guaranteed Electrical Power Consumption and the Guaranteed Emission Levels; “Performance Test Procedures” means the performance test procedures specified in Exhibit Q-36, which will address the Performance Standards.

26 ©Copyright Golar LNG. All rights reserved. “Performance Test Protocol” means a performance testing and inspection protocol developed by the Owner (with such assistance as may be reasonably necessary from the Contractor) which sets out the procedures regarding the acceptance testing of the Vessel to verify that the Vessel is capable of achieving the Performance Standards and which shall include requirements for the attendance of witnesses and technical and operational parameters relevant to such testing, which shall be based on the principles set out in Exhibit Q-36. “Performance Tests” means those tests to be performed to achieve B&V Final Acceptance as specified in Exhibit Q-36. “Permissible Delay” means an extension to the one or more Key Contract Dates as expressly provided for in a provision of this Agreement. “Permits and Consents” means any and all valid waivers, certificates, approvals, consents, licences, exemptions, variances, franchises, permits, authorizations or similar orders or authorizations from any Governmental Authority required to be obtained or maintained in connection with the Vessel, the Conversion Yard, the Worksite, the Works, this Agreement or the transactions contemplated hereto. “Person” means any natural or legal person or entity. “Personnel” means any personnel engaged by or on behalf of the Contractor Group in connection with the performance of the Works. “Plans” means plans, drawings, specifications, calculations, reports and other technical documents prepared by the Contractor or its Subcontractors for the Works. “Pollution Event” means any release, spill, emission, leaking, pumping, injection, pouring, emptying, deposit, disposal, discharge, dispersal, dumping, escaping, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture. “Post-Commissioning Performance Test Period” means a period commencing on the date when Minimum Performance and the Commercial Operations Date have been achieved and expiring on the date falling [*****] after the date when Minimum

27 ©Copyright Golar LNG. All rights reserved. Performance has been achieved (as verified as achieved by the Owner or as deemed to be achieved) “Post-Commissioning Performance Tests” means the Performance Tests measuring performance of the Works against the Guaranteed Electrical Power Consumption, Guaranteed Fuel Gas Usage, Guaranteed Emission Levels and, to the extent the Contractor requires and Minimum Performance has been achieved, Performance Tests measuring the average LNG output in order to meet or exceed the Guaranteed LNG Output. “Pre-Contract Costs” has the meaning specified in Article 3.10. “Pre-Entry Review” means a review to be undertaken by the Owner to determine whether the Vessel is or will be ready to enter the Operational Boundary and [*****] prior to the anticipated date of the Vessel entering the Operational Boundary. “Pre-EPC Supplier and Subcontractor” means Pre-EPC Supplier and Subcontractor in respect of the relevant Pre-EPC Work Orders “Pre-EPC Work Orders” means orders placed by the Owner pursuant to advice provided by B&V under the B&V Work Orders for the supply of equipment and services with certain suppliers, vendors, service providers and contractors and BE Work Orders all as set out in Exhibit P. “Pre-purchase Survey Report” the survey report prepared by BE for the Owner and provided by the Owner to the Contractor on 7 July 2023. “Pre-Sailaway Commissioning” means the pre-sailaway commissioning to be carried out by the Contractor as required under this Agreement. “Pre-Sailaway Commissioning Certificate” has the meaning specified in Article 12.21. “Pre-Sailaway Commissioning Procedures” means the pre-sailaway commissioning procedures as required under this Agreement.

28 ©Copyright Golar LNG. All rights reserved. “Pre-Sailaway Tests” means all Tests to be performed by the Contractor before Ready for Sailaway as required under this Agreement. “Pre-Start Up Review” means the review (which shall include the requirements of Exhibit Q-29 and Q-30) to be undertaken in conjunction with the Owner and the Contractor to determine whether the Vessel is or will be ready for Startup and [*****] prior to the anticipated date of issuance of the Ready for First Gas Certificate. “PRICO Licence” means the licence entered into by Black & Veatch Corporation as licensor and the Owner as licensee in respect of the use of PRICO liquefaction systems in relation to the operation of the Vessel. “Prohibited Act” has the meaning specified in Article 32.2. “Project Information” means all technical reports, data, designs, drawings, bill of materials, estimates, instructions, weight information, specifications, recommendations, certificates or other documents or information developed, provided by or on behalf of one party to another party (whether the Owner, the Contractor, or B&V) from time to time showing dimensions, work methods and any other details whatsoever of a technical nature for the purposes of this Agreement or the B&V EP Subcontract. “Project Quality Plan” has the meaning specified in Article 5.28. “Project Schedule” has the meaning specified in Article 9.1. “Project Site” means the location where the Project Site Works are to be carried out as notified by the Owner to the Contractor in accordance with Article 14.1. “Project Site Commissioning” means those activities to be performed by the Owner as set out in Exhibit Q-20 (Definition of Services/Division of Responsibility Table) and consistent with Exhibits Q-29 and Q-30 and leading up to Startup of each train of LNG and all the Equipment, the performance of the Performance Tests and ending at Contractor Final Acceptance as will be detailed in the Project Site Commissioning Protocol.

29 ©Copyright Golar LNG. All rights reserved. “Project Site Commissioning Protocol” means a commissioning protocol developed by the Owner which shall be consistent with Exhibits Q-27 and Q-28. “Project Site Personnel” means all personnel provided for the Project Site Works, to include officers and crew, mechanics, labourers, skilled craftsmen, technicians, operators trained by B&V and all other personnel in sufficient quantity and quality to undertake in good time all activities required at or near the Project Site. “Project Site Works” means the works and services to be performed by the Contractor according to Owner’s Variation Order after the Vessel has arrived at the Project Site and up to and including Contractor Final Acceptance, and the works and services to be performed at the Project Site by the Contractor Project Site Personnel, as more particularly described in Exhibit Q-20 (Definition of Services/Division of Responsibility Table) and consistent with Exhibits Q-27 and Q-28 and compensation pursuant to Exhibit B. “Punch List Item” means a minor or insubstantial non-conformity that does not impair the safe or efficient operation of the relevant item of Equipment or the Vessel or compliance with the rules, regulations and requirements of the Classification Society or the Regulatory Authorities. “Ready for First Gas Certificate” means the certificate to be issued by the Owner pursuant to the provisions of Articles 16.7 – 16.11. “Ready for Sailaway” has the meaning specified in Article 13.4. “Reasonable and Prudent Practice” means a thorough, efficient and workmanlike manner with due diligence and care by qualified and competent personnel, exercising the degree of skill and diligence which would ordinarily be expected from a skilled and experienced first class contractor working in the international maritime and offshore oil and gas industry and engaged in a similar undertaking to the Works and in accordance with all Applicable Codes and Standards, Applicable Law, International Standards and relevant HSE practices.

30 ©Copyright Golar LNG. All rights reserved. “Record As-Built Drawings” means final record drawings (but not field mark-ups) of the Vessel showing current and accurate “as-built” conditions “Regulatory Authority” means the Classification Society, Flag State and any other relevant authorities imposing rules and regulations with which the Works must comply and any other regulatory authorities listed in the Basis of Design. “Rely Upon Information” means the information as set out in Exhibit O and any material amendment to the Rely Upon Information introduced by the Owner as referred to in Article 5.14.2. “Measurable Scope” has the meaning specified in Article 3.5 “Repair and Life Extension” means the scope undertaken by the Contractor (as part of the Scope of Works) on the Donor Vessel to bring its existing materials and equipment (if elected by the Owner to remain in usage) to a state where these are fit to remain in service for the Design Life and in accordance with the requirements of the Basis of Design and this Agreement. For the avoidance of doubt, Repair and Life Extension excludes any repairs required as a result of fault of Contractor when performing the Works, for which repairs the Contractor shall be liable. “Required Standard” has the meaning specified in Article 5.3. “Resources Plan” has the meaning specified in Article 9.6. “Restricted Party” means a Person that is: (i) listed on, or owned or controlled by a Person listed on, or acting on behalf of a Person listed on, any Sanctions List; (ii) located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a Person located in or organized under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or (iii) otherwise a target of Sanctions (“target of Sanctions” signifying a Person with whom a US Person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

31 ©Copyright Golar LNG. All rights reserved. “RLE Work Package” means a subset of the Repair and Life Extension scope as defined by the Owner and to be undertaken by the Contractor as part of the Works. “Sanctions” means the economic sanctions, laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (i) the United States government; (ii) the United Nations; (iii) the European Union and member states; (iv) the United Kingdom; or (v) Norway or (vi) the respective governmental institutions and agencies of any of the foregoing, including the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”), the United States Department of State, and HM Treasury of the United Kingdom (together the “Sanctions Authorities” and each a “Sanctions Authority”). “Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HM Treasury of the United Kingdom, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities. “Scheduled Commercial Operations Date” shall be [*****]. “Scope of Works” means the scope of works as set out in Exhibit A. “Senior Supervisory Personnel” means, with respect to a Person: (a) any individual who is its senior manager, or resident manager, who has overall direction of the operations and activities of such Person in respect of the Project; (b) any individual who is at a management level equivalent to or superior to the individual referred to in sub-paragraph (a) above, including specifically any officer or director who has authority in relation to the operations and activities in respect of the Project; (c) any individual with management or supervisory responsibilities in relation to the operations and

32 ©Copyright Golar LNG. All rights reserved. activities in respect of the Project and who directly reports to an individual referred to in sub-paragraphs (a) or (b). “Startup” means, with the exception of the Performance Tests, the activities during the period of time beginning with initial operation of the Equipment for the production of LNG and ending at achievement of B&V Final Acceptance. “Step-In Agreement” has the meaning specified in Article 24.1. “Subcontract” means any agreement between the Contractor and a Subcontractor for the performance of any portion of the Works or the supply of any materials or equipment (all such agreements to be entered into in accordance with Article 6). “Subcontractor” means any Person, including B&V, with whom the Contractor has entered into a subcontract and including any purchase order or other agreement for such Person to perform any part of the Works or to supply any materials, equipment or supplies relating to the performance of the Works, and any other Person with whom any Subcontractor or any of its subcontractors of any tier has further subcontracted any part of the Works or contracted for the supply any materials, equipment or supplies relating to the performance of the Works. “Subcontractor Site” means any location at which a Subcontractor carries out part of the Works. “Supplier Competitor” means each of (i) [*****] (ii) any other entity notified by B&V to the Contractor in writing, subject to such entity being an entity that competes with B&V and/or its vendor and their Affiliates in the business of manufacturing, supplying and servicing components, parts or equipment similar to the components, parts and equipment provided under the B&V EP Sub- Contract. For the avoidance of doubt, the Contractor shall not be prohibited from engaging any of the above named entities and/or any other entity notified by B&V in future in respect of the B&V EP Subcontract for any scopes (including for the inspection of Equipment supplied by any such entity) other than the Equipment

33 ©Copyright Golar LNG. All rights reserved. to be supplied by B&V pursuant to the B&V EP Subcontract. “Surviving Obligations” has the meaning specified in Article 37.18. “Suspended Works” has the meaning specified in Article 22.1. “System” means a system or subsystem of the Vessel. “Taxes” means any and all taxes, assessments, levies, duties, fees, charges and withholdings of any kind or nature whatsoever and howsoever described, including value-added, sales and use taxes, gross receipts, licence, payroll, federal, state, local or foreign income, environmental, profits, severance, premium, franchise, property, excise, capital stock, import, stamp, transfer, employment, occupation, generation, privilege, utility, regulatory, energy, consumption, lease, filing, recording and activity taxes, levies, duties, fees, charges, imposts and withholding, together with any and all penalties, interest and additions thereto. “Technical Information” means Confidential Information that is proprietary in nature (such as processes or product formulations) and not of a business, economic or financial nature. “Termination Account” has the meaning specified in Article 22.10. “Tests” means any examination of the engineering, design, procurement or construction to be carried out in accordance with the standards referred to in the Basis of Design or requested by a relevant authority or as required pursuant to the Contractor own quality assurance management system. For the avoidance of doubt, Tests does not include the Performance Tests which are dealt with in the Performance Tests Procedure and Performance Test Protocol. “Third Party” means any Person other than any member of the Contractor Group or any member of the Owner Group. “Upstream Facilities” means the facilities involved in delivering Feed Gas to the Vessel at the Project Site, including [*****].

34 ©Copyright Golar LNG. All rights reserved. “US Dollar” or “$” means the lawful currency of the United States of America. “Variation” means a change to the Works or to the Vessel, and includes additions, omissions (in relation to omissions only, where needed to satisfy project requirements relating to an update in the Basis of Design, requirements of the Lessee, requirements of Applicable Laws and matters such as local content requirements), substitutions, alterations, revisions, modifications, changes in quality or character, kind, position, dimension, level or line and changes in the specified sequence, method, specifications, schedule, design standards, basis of design, or timing of the Works, or any changes in the performance, functionality or other characteristics of the Vessel, or any changes, additions or deletions (in whole or in part) of any tests in respect of the same. “Variation Instrument” means a Variation Order or a Disputed Variation Order. “Variation Order” means a written order from the Owner in accordance with Article 10 hereof and in the form set out in Exhibit L, that authorizes or directs a Variation. “Variation Order Proposal” has the meaning specified in Article 10.7. “Variation Price Schedule” means the rates and prices set out in Exhibit B to be applied to Variations pursuant to Article 10.18.2 and Disputed Variation Orders pursuant to Article 10.17.2. “Vessel” means the floating liquefied natural gas liquefaction facility which shall be designed and engineered, procured, constructed, tested, commissioned by the Contractor and delivered by the Contractor to the Owner pursuant to the terms and conditions of this Agreement and all Equipment, supplies and other items in relation thereto to be provided by the Contractor to the Owner pursuant to the terms and conditions of this Agreement. The “Vessel” shall include the Donor Vessel, including all hull, accommodation, machinery, tanks, equipment, spare parts, stores and consumables of the Donor Vessel.

35 ©Copyright Golar LNG. All rights reserved. “VOR” means, as the case may be, an Owner VOR or a Contractor VOR. “Warranty Bond” means [*****] the Warranty Guarantor in favour of the Owner to secure the performance of the Contractor’s obligations in relation to the warranties under this Agreement and which shall be in the form set out in Exhibit K. “Warranty Defect” means any defect in or damage to the Vessel and the Works discovered after Contractor Final Acceptance which is due to defective design or engineering, materials, installation, storage, procurement, bad workmanship, or failure to meet any requirement or specification of this Agreement, in respect of the Works. “Warranty Guarantor” means the issuer of the Warranty Bond, or any guarantor issuing a replacement Warranty Bond. “Wilful Misconduct” means any act or failure to act (whether sole, joint or concurrent) by any Person that was intended to cause harmful consequences such Person knew, or should have known, such act or failure would have on the safety or property of another Person. “Works” means all activities, work, services and supply, including all design and engineering, procurement, construction, integration, Tests, Pre-Sailaway Commissioning, Project Site Works, Performance Tests, supply of Materials and Equipment and Commissioning Spares and rectification of Non- Conformities and Warranty Defects to be carried out by the Contractor subject to and in accordance with the terms and conditions of this Agreement. For the avoidance of doubt, “Works” includes all B&V Topsides Works. “Worksite” means any location at which any portion of the Works are or will be performed by the Contractor or its Subcontractors, including the Conversion Yard, all Subcontractor Sites and the Project Site. Article and Exhibit References 1.2 Any reference to a particular Article, section, subsection, paragraph, subparagraph, Exhibit or schedule, if any, shall be a reference to such Article,

36 ©Copyright Golar LNG. All rights reserved. section, subsection, paragraph, subparagraph, Exhibit or schedule in or to this Agreement. Interpretation 1.3 Except where the context suggests otherwise, terms in the singular shall include the plural and vice versa. 1.4 Any reference to any agreement, document or drawing defined or referred to in this Agreement shall include each amendment, modification and supplement thereto effective at the Effective Date, except where otherwise indicated. 1.5 Any reference to any statute includes reference to every order, instrument, regulation, direction or plan having the force of law made thereunder or deriving therefrom and any amendment or re-enactment of that same from time to time in force. 1.6 Any term defined by reference to any other agreement or document shall have such meaning whether or not such agreement or document remains in effect. 1.7 The words “include” and “including” shall be construed to include the phrase “without limitation.” The terms “hereof” or “thereof”, “herein” or “therein”, “hereunder” or “thereunder”, and comparable terms refer to the entire agreement or document with respect to which such terms are used and not to any particular article, section, paragraph or other subdivision thereof. 1.8 The captions and section headings contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained herein. 1.9 A reference to any Governmental Authority includes any Governmental Authority succeeding to such agency’s or authority’s functions and capabilities. Any reference to a Person shall include that Person’s successors and permitted assigns or to any Person succeeding to that Person’s functions. 1.10 If any provision of this Agreement contemplates that the Parties shall negotiate or agree to any matter after the Effective Date, such provision shall be construed to include an obligation on the Parties to negotiate or reach an agreement in good faith within the spirit and intent of this Agreement. 1.11 Exhibits A to Q (inclusive) are incorporated into this Agreement, (Exhibit Q being incorporated mutatis mutandis into this Agreement, but for the avoidance of any doubt and notwithstanding any other provision of this Agreement, nothing in Exhibit Q shall impose any obligation or liability on the Owner to the Contractor and/or any other entity (whether a Third Party or otherwise) or relieve the Contractor from any liability or obligation whatsoever under this Agreement and shall form an integral part of this Agreement and shall be read and construed in

37 ©Copyright Golar LNG. All rights reserved. conjunction with Articles 1-37. Such Exhibits shall be interpreted so as to give effect to the intent of the Parties as evidenced by the terms of this Agreement when taken as a whole. Provided, however, that in the event of an irreconcilable conflict or inconsistency between Articles 1-37 and any Exhibit or Exhibits, or between any Exhibits, the document or provision that requires the highest standard on the part of the Contractor shall prevail. For the avoidance of doubt, conflicts or inconsistencies shall mean when two or more documents or provisions stipulate different and irreconcilable content or instructions. Where the details in one document or provision show one thing and another document or provision is silent and does not indicate anything, the document or provision which stipulates the details shall prevail.

38 ©Copyright Golar LNG. All rights reserved. ARTICLE 2 REQUIREMENTS FOR SIGNATURE AND EFFECTIVENESS, STATUS OF CONTRACTOR AND RESPONSIBILITY FOR THE DONOR VESSEL Requirements for signature and effectiveness of this Agreement 2.1 Without prejudice to the rights and obligations of the Parties under this Agreement, the following is acknowledged and confirmed to have been provided or to have taken place on or before the execution by the Parties of this Agreement: 2.1.1 the execution by the Owner and B&V of the PRICO Licence; 2.2 Without prejudice to Articles 2.3 and 2.4 of this Agreement, this Agreement shall become effective upon the date of this Agreement as first above written. 2.3 On or before 23:59 Oslo local time seven (7) days after the Effective Date (“Notice to Proceed Deadline”) the Owner may (at its sole and absolute discretion) give the Contractor the Owner’s written notice expressly confirming that all Conditions Subsequent have been satisfied or waived (such notice the “Notice to Proceed” and the date of such notice being the “NTP Date”). 2.4 Unless expressly agreed otherwise by the Parties in writing, should, for any reason whatsoever, the Owner not give the Contractor the Notice to Proceed on or before the Notice to Proceed Deadline either: 2.4.1 if the Owner has paid the Contractor the Initial Payment on or before the Notice to Proceed Deadline, the Contractor shall promptly after the Notice to Proceed Deadline repay to the Owner the full amount of the Initial Payment (for the avoidance of doubt, such repayment shall not include interest) and following such repayment (for the avoidance of doubt, the Owner shall have no liability to the Contractor under or in connection with this Agreement whether or not the Contractor makes such repayment) this Agreement shall become null and void and of no effect as if never executed, and as a consequence thereof, the Parties shall be absolutely free of all liabilities arising from the negotiation and/or execution of this Agreement and no Party shall be entitled to claim from any other Party any compensation, costs and/or loss; or 2.4.2 if the Owner has not paid the Contractor the Initial Payment on or before the Notice to Proceed Deadline, this Agreement shall become null and void and of no effect as if never executed, and as a consequence thereof, the Parties shall be absolutely free of all liabilities arising from the negotiation and/or execution of this Agreement and no Party shall be entitled to claim from any other Party any compensation, costs and/or loss.

39 ©Copyright Golar LNG. All rights reserved. Notice to Proceed (NTP) of this Agreement 2.5 Within three (3) Business Days after the date of this Agreement the Contractor shall provide the Owner with the duly issued Contractor Parent Company Guarantee. 2.6 Notwithstanding any other provision of this Agreement, the Owner shall not be obliged to pay the Initial Payment under this Agreement until the conditions set out in Articles 2.6.1 and 2.6.2 have been satisfied (“Conditions Precedent to Initial Payment”), and shall not be obliged to make any payment under this Agreement other than the Initial Payment until the Conditions Precedent to Initial Payment and the condition set out in Article 2.6.3 have all been satisfied: 2.6.1 Receipt by the Owner of the Contractor Parent Company Guarantee in accordance with Article 2.5; 2.6.2 The Owner Direct Agreement has become effective; and 2.6.3 Receipt by the Owner of the notarised and apostilled Contractor Parent Company Guarantee. 2.7 The Owner requires the following Conditions Subsequent to be satisfied as pre- conditions for it giving a Notice to Proceed (it being acknowledged between the Parties that these Conditions Subsequent are (or, as the case may be, for the purposes of this Agreement are deemed to be) for the benefit of the Owner only and accordingly only the Owner may waive or confirm as satisfied any of these Conditions Subsequent): 2.7.1 Satisfaction of Conditions Precedent to Initial Payment; 2.7.2 The Contractor has received the Initial Payment; 2.7.3 The Subcontractors listed in Exhibit M – “List of Novated Subcontractors” have entered into novation agreements with the Owner and Contractor and have confirmed in writing to the Parties that (i) the Owner has paid all payments due to date under and in accordance with the terms of the relevant Subcontract, (ii) all liens and rights of retention or equivalent in any jurisdictions in respect of the subject matter of the Pre-EPC Work Orders have been waived or released, and (iii) it has no claims for additional payment under the pre-EPC supply or services Orders other than those identified and quantified to the Contractor; 2.7.4 B&V has confirmed in writing to the Parties that all undisputed payment obligations under the PRICO® License Agreement have- been satisfied;

40 ©Copyright Golar LNG. All rights reserved. 2.7.5 B&V has confirmed in writing to the Contractor that all necessary direct security for payment has been provided to B&V by the Owner; and 2.7.6 Receipt by the Contractor of the Owner Parent Company Guarantee Status of the Contractor 2.8 The relationship between the Contractor and the Owner shall be that of independent parties. The Contractor shall have no right, power or authority to enter into any agreement or undertaking for, act on behalf of, or to act as or be an agent or representative of, or to otherwise bind or obligate the Owner, and the Owner shall have no right, power or authority to enter into any agreement or undertaking for, act on behalf of, or to act as or be an agent or representative of, or to otherwise bind or obligate the Contractor. Nothing contained herein shall be construed as creating a master-servant relationship or principal-agent relationship between the Owner and the Contractor or any of its Subcontractors and the Owner. Nevertheless, the Contractor shall strictly comply with all provisions, terms and conditions of this Agreement, and the fact that the Contractor is an independent Party does not relieve it from its responsibility to fully, completely, timely and safely execute the Works in strict compliance with this Agreement. Nothing herein limits or affects the authority of the Contractor Project Director to act for and on behalf of, and to bind, the Contractor on all matters pertaining to or connected with this Agreement. Responsibility for the Donor Vessel 2.9 The Owner shall source and deliver to the Conversion Yard the Donor Vessel with the LNG cargo tanks in a functional and operational condition. The Donor Vessel shall be delivered gas free and shall be delivered at [*****]. The Owner shall be responsible for customs clearance at the anchorage point for importation of the Donor Vessel into the People’s Republic of China. Subject to the Contractor complying with its obligations under this Article, any delays by the Owner in delivering the Donor Vessel in accordance with this Article 2.9 (such delays to be calculated from the day following the date on which customs clearance has been obtained) shall entitle the Contractor to an extension of the date of Contractual Ready for Sailaway Date for each Day of delay in delivery. The Contractor shall provide all assistance the Owner may reasonably require for the purposes of obtaining customs clearance in a timely manner to achieve the aforesaid date for delivery. 2.10 The Contractor carried out visual inspection of the Donor Vessel on 17 March 2024 and has also inspected the Donor Vessel Documents in respect thereof. 2.11 Upon Donor Vessel delivery, the Parties shall execute the Delivery Certificate in Exhibit L to evidence the delivery of the Donor Vessel and the date thereof, whereupon delivery shall have been accomplished.

41 ©Copyright Golar LNG. All rights reserved. 2.12 Notwithstanding any other provision of this Agreement, the Contractor represents and warrants that: 2.12.1 to the extent identifiable from the Contractor’s and/or the Contractor Group’s inspection (or which would have been identifiable if such inspection has been carried out to the Required Standard) of the Donor Vessel and the Donor Vessel Documents, the Donor Vessel is suitable for the Works (with any issues identified at such inspection, or in the Donor Vessel Documents, if applicable, having been raised by the Contractor with the Owner and, to the extent reasonably possible, resolved to the reasonable satisfaction of the Contractor prior to the Donor Vessel being delivered to the Conversion Yard in accordance with Article 2.9) and the Works can be completed in accordance with the Project Schedule, provided that as at the date of delivery of the Donor Vessel by the Owner to the Contractor, the Donor Vessel is in substantially the same condition as at the date of the inspection referred to in Article 2.10, fair wear and tear excepted. 2.12.2 To the extent that any issues referred to in Article 2.12.1 are not identifiable from the Contractor’s or the Contractor Group’s inspection (or which would have been identifiable if such inspection has been carried out to the Required Standard) of (i) the Donor Vessel; or (ii) the Donor Vessel Documents (including any issues arising from the inspection referred to in Article 2.14 below), the Contractor shall be entitled to a Variation Order in accordance with and subject to the terms of Article 10. To the extent that the Contractor is in breach of any of its representations and warranties in Article 2.12.1, the Contractor shall comply in full with its obligations under this Agreement, including in respect of the Works, the Key Contract Dates, the Project Schedule and the Guaranteed Performance and shall not be entitled to claim a Variation or any other adjustment of any terms of this Agreement. 2.13 To the extent that the Donor Vessel is not in substantially the same condition that it was as at the date of the inspection or is otherwise not in substantially the same condition as was identifiable from the Donor Vessel Documents (save to the extent that any inconsistency with the Donor Vessel Documents would have been reasonably apparent from the inspection and/or the Pre-Purchase Survey Report) referred to in Article 2.10, fair wear and tear excepted, the Parties recognise that the Contract Price may need to be adjusted. Any such adjustment to the Contract Price shall be in accordance with and subject to the terms of Article 10, except that it will only take into account increased or reduced material or equipment quantities as addressed in Exhibit B. The Contractor shall take all reasonable steps to minimise any adjustment to the Contract Price.

42 ©Copyright Golar LNG. All rights reserved. 2.14 Within two (2) months after delivery of the Donor Vessel, the Contractor shall arrange an inspection of the Donor Vessel tanks and any other areas of the Donor Vessel agreed by the Parties, such inspection to be attended by the Parties and the Classification Society. Following such inspection, the Parties shall agree in writing on the scope of any repair work required based on Owner’s provided RLE Work Packages and, if the Parties agree it is necessary, the Contractor shall engage a specialist third party to perform such work. Such work shall form part of the Works and the Contractor shall be entitled to claim a Variation Order in accordance with and subject to the terms of Article 10. To the extent that any delay is caused solely by the Owner by failure to comply with its obligation to provide RLE Work Packages under this sub-Article 2.14, such delay shall entitle the Contractor to an extension of the date of Contractual Ready for Sailaway Date for each Day of delay to the extent that such delay impacts the critical path.

43 ©Copyright Golar LNG. All rights reserved. ARTICLE 3 CONTRACT PRICE AND PAYMENT Contract Price 3.1 The total Contract Price for the Works shall be [*****], which shall be fixed, and shall not be subject to any adjustment except in the event of a Variation, adjustment of provisional quantities, including, without limitation, the adjustment of quantities for the demolition and Repair and Life Extension work pursuant to a Variation. 3.2 Subject to Articles 10 and Articles 3.3, 3.4, 3.5 and 3.6 below, the Contract Price shall be a lump sum price and the Contractor’s sole compensation and remuneration for the full and complete performance of all the Contractor’s obligations under or relating to this Agreement. Without limitation to the generality of the foregoing, the Contract Price includes: 3.2.1 the cost of the performance of the Works performed in accordance with the requirements of this Agreement, save that the Contract Price does not include the Pre-Contract Costs (save that the Pre-Contract Costs shall be included in the Contract Price for the purposes of calculating maximum liquidated damages amounts under Article 4, liability caps including under Article 25 and the Warranty Bond amount); 3.2.2 save for the Pre-Contract Costs, all costs, charges and expenses of whatever nature applicable to the Works, including the equipment, labour, transportation, services and intellectual Property Rights to be provided under this Agreement, and all Taxes (other than those Taxes for which the Contractor is expressly not responsible for pursuant to this Agreement); and 3.2.3 the cost of procuring the classification of the Vessel and of obtaining all certificates of the Classification Society and any other certificates required to be procured by the Contractor under this Agreement. 3.3 For the avoidance of doubt, save where expressly provided otherwise elsewhere in this Agreement or unless amended by way of a Variation in accordance with and subject to the provisions of Article 10, the Contract Price does not include: 3.3.1 the costs of compliance with the Applicable Laws of the Project Site, to the extent these result in requirements on the Contractor which exceed the requirements otherwise applicable under this Agreement unless specified in the Basis of Design; 3.3.2 the B&V cost of compliance with Flag State requirements for the engineering and procurement of the B&V Topsides Works;

44 ©Copyright Golar LNG. All rights reserved. 3.3.3 Owner’s Spares; 3.3.4 Save for training programs offered and/or to be provided by B&V (as stated in this Agreement and/or in the B&V EP Subcontract), training programs offered by Equipment vendors are to be arranged by the Owner and are outside Contractor’s scope of Works. Process training simulator is not included; 3.3.5 Refrigeration compressor string test (fully coupled compressor/driver performance test in the supplier factory) for the mixed refrigerant compressors; 3.3.6 Vendor technical assistance costs at Project Site; 3.3.7 The Pre-Contract Costs; 3.3.8 Any Repair and Life Extension work of the LNG cargo tanks; 3.3.9 Compliance with relevant requirements of International Finance Corporation (IFC) of World Bank Group referenced in the Basis of Design; 3.3.10 Cost of storage, maintenance and preservation of Materials and Equipment in respect of Novated Subcontracts equipment and B&V Novated Equipment due to early delivery to the Conversion Yard; 3.3.11 Any items listed in Article 3.6; and 3.3.12 Reasonable and documented Cost of B&V for compliance with Exhibit E10. 3.4 The following shall be priced on provisional sum and shall be compensated based on the agreed mark-up rates in Exhibit B: 3.4.1 Cost for in-house engineer from B&V for Project Site commissioning; 3.4.2 Cost of new components for the Repair and Life Extension scope; 3.4.3 Cost for Subcontractor technical assistance for the Repair and Life Extension scope; 3.4.4 Cost of B&V’s procurement of [*****]; and 3.4.5 Owner Nominated Equipment and Slot Reservation Agreement items which shall convert to lump sum price item upon mutual agreement by both Parties. 3.5 The following shall be priced on provisional sum and shall be compensated on the rates specified in Exhibit B (the “Remeasurable Scope”):

45 ©Copyright Golar LNG. All rights reserved. 3.5.1 Cost for procurement, fabrication and installation for topsides and topsides hook up and integration, which will be adjusted based on the final quantities; 3.5.2 Cost for demolition and Repair and Life Extension work, (other than work described in 3.4.2 and 3.3.8), which will be adjusted based on the final quantities; 3.5.3 Cost for procurement and modification of bow area, if any, which will be adjusted based on the final quantities; and 3.5.4 Cost of installation of OFE for shipboard equipment for mooring system and riser, which will be adjusted based on the final quantities. 3.6 The following shall be calculated based on a time and cost basis: 3.6.1 B&V’s vendor technical assistance services at the Conversion Yard as per Exhibit Q-44; 3.6.2 commissioning support of vendors of Equipment procured by the Contractor at the Project Site prior to Contractor Final Acceptance. Such sums shall be calculated on a time and cost basis by reference to the schedule of unit rates, prices and pricing principles set out in Exhibit B, except that under no circumstances shall the Contractor be entitled to claim time or costs in respect of work or services carried out by the Contractor or any Subcontractor as a result of a Non- Conformity or Warranty Defect, including any remedial work and the re-performance of any commissioning or test as a result of a Non- Conformity or Warranty Defect; and 3.6.3 any material purchased but not used for topsides based on incomplete MTO to meet the requirement of the Project Schedule, Owner shall compensate the Contractor based on unit rates in Exhibit B. For avoidance of doubt, the Contractor shall make reasonable efforts to utilize any wrongly purchased or excess materials in the remaining topside fabrication. 3.7 The Contractor is deemed to have satisfied itself as to the correctness and sufficiency of the Contract Price for the completion of the Works in accordance with the terms and conditions of this Agreement. Without limiting the generality of Article 3.2 (and without prejudice to Article 3.3 - 3.6) but subject to Article 10, the Contractor expressly acknowledges that it is not entitled to, and waives any right to seek, any adjustment to be made to the Contract Price due to increases in costs arising due to inflation or changes in China Taxes or any Taxes for which the Contractor is liable under this Agreement.

46 ©Copyright Golar LNG. All rights reserved. 3.8 Any and all payments by the Owner to the Contractor under this Agreement shall be made in three (3) currencies: US Dollars ($), Euro (EUR), and Chinese Yuan (CNY). 3.9 All surplus and scrap materials and equipment dismantled from the Donor Vessel shall belong to the Contractor. The Contractor shall be responsible for storing, handling, and safely disposing of such materials and equipment in accordance with the Owner’s sole direction and Applicable Law. For avoidance of doubt, any Tax and export/import costs in excessive of the sale value of the aforesaid surplus and scrap material and equipment shall be borne by the Owner. However, Contractor shall use reasonable efforts to minimize such cost impact. Payment of Instalments of the Contract Price 3.10 The Parties unconditionally and irrevocably agree that as of the Effective Date (but for the avoidance of doubt, excluding any payment of the Initial Payment), the Owner has paid an aggregate amount of (i) [*****]; and (ii) [*****] and (iii) [*****] ((i), (ii) and (iii), together, the “Pre-Contract Costs”). For the avoidance of doubt whilst such work forms part of the Works, the sums paid in respect of such work (namely, the Pre-Contract Costs) are not included in the Contract Price (save that the Pre-Contract Costs shall be included in the Contract Price for the purposes of calculating maximum liquidated damages amounts under Article 4, liability caps including under Article 25 and the Warranty Bond amount); 3.11 Subject to the Contractor Parent Company Guarantee being in full force and effect on the terms and conditions in this Agreement and subject to the remaining provisions in this Article 3, the Contract Price shall be paid by the Owner to the Contractor in Instalments in accordance with an Instalment payment schedule set out in Exhibit B in arrears against the full and complete achievement by the Contractor of the Milestones completed during the relevant preceding period and as set out in detail in Exhibit B. The portion of the Works attributable to each Instalment is as set out in Exhibit B. 3.12 Notwithstanding any provisions stated above to the contrary, the Contractor shall be entitled to be paid by the Owner for invoices submitted: (A) for Milestones achieved; and (B) for the progress pertaining to a Variation where the terms of the Variation provide that such Variation is to be paid for on a progress basis, in the preceding month. Such invoice shall be accompanied by a copy of (i) the relevant Milestone Certificate approved in accordance Article 3.13, and (ii) the relevant Variation Orders. 3.13 Upon completion of any of the Milestones, the Contractor shall submit to the Owner a Milestone Certificate with verifying documentation of the Milestone achievement and the Owner shall respond to the Contractor within nine (9) Days of receipt of same, either:

47 ©Copyright Golar LNG. All rights reserved. (a) approving the Milestone Certificate; or (b) in the event that all of the Works pertaining to the relevant Milestone has not been achieved, with a written list of items provided by the Owner’s Representative that the Owner considers to be incomplete or defective or missing supporting information, which shall be cross-referenced to the relevant requirements of this Agreement. The Contractor shall remedy such listed items and, once remedied, shall give the Owner notice in writing that it has achieved the relevant Milestone, whereupon the Parties shall re-implement the provisions of this Article 3.13 until the milestone is achieved. Milestone Certificates will be deemed approved should the Owner not provide a response under sub-Clause (a) or (b) within nine (9) Days of receipt of such certificates, following a written reminder from the Contractor to the Owner’s Representative to provide such response. 3.14 After the completion of each Milestone as certified by the Owner, the Contractor shall submit an invoice to the Owner duly prepared in the form set out in Exhibit L and, in order to demonstrate that the relevant Milestone has been achieved, the Contractor shall prepare, and provide to the Owner, an Instalment payment report in the form set out in Exhibit L. The Owner shall pay the relevant Instalment to the Contractor within forty-five (45) Days after receipt of a correct invoice and an Instalment payment report complying with Exhibit D and Exhibit L. If the due date for payment is not a Business Day, the payment shall be due on the next Business Day. 3.15 The Contractor shall from the NTP Date until Contractor Final Acceptance prepare and maintain a rolling forecast of the amounts of Payment Milestones due to the Contractor with a +/-20% accuracy for the upcoming (3) three month period and, not later than five (5) Business Days after the start of each month, shall provide the Owner with a written copy of such forecast for all Payment Milestones and other payments the Contractor reasonably expects to fall due (and the date on which they are expected to fall due). It is understood that the purpose of the forecast is to enable the Owner to prepare for the currency payments due from the Owner to the Contractor under this Agreement and to avoid unnecessary tie-up of capital by the Owner. 3.16 The Owner shall pay the Instalments to the Contractor by means of a wire transfer of funds to the Contractor bank account identified below, or to such other account as the Contractor shall advise the Owner in writing (“the Contractor’s Bank Account”). [*****] 3.17 A failure by the Owner to pay an Instalment in a timely manner when due and payable under the terms and conditions of this Agreement shall entitle the

48 ©Copyright Golar LNG. All rights reserved. Contractor to claim the Default Interest Rate, unless such Default Interest Rate is determined to be a penalty, in which case the Contractor shall be entitled to claim the maximum rate of interest allowable by Applicable Laws (up to a maximum amount equalling the Default Interest Rate) starting from the due date of the relevant Instalment until the outstanding payment is remitted into the Contractor’s Bank Account. Further, if the Contractor serves a default notice on the Owner in respect of non-payment of an Instalment that has become due and payable under this Agreement after forty-five (45) Days, and the Owner wrongfully and without justification (for the avoidance of doubt, if the Owner has set off sums in accordance with Article 4.19, withheld sums in accordance with Article 3.21.2 and/or or given notice in accordance with Article 3.21.3 such circumstances (or, as appropriate, any one of these) shall constitute good justification for the purposes of this Article 3.17)) fails to pay the instalment within thirty (30) Days of such default notice, then for each day of delay in payment after the expiry of such thirty (30) Day default notice period, the Contractor shall be entitled to claim Permissible Delay but only if and to the extent that such non- payment causes critical delay to the completion of the Works and the Contractor has taken all reasonable steps to mitigate such delay to the completion of the Works. 3.18 Payment of an Instalment shall not be considered a waiver of any claim or right that the Owner may have under this Agreement. No payment to the Contractor or any use of the Vessel by the Owner shall constitute an acceptance of any of the Works or shall relieve the Contractor of any of its obligations or liabilities with respect thereto. All payments shall be subject to correction and adjustment to be made in subsequent payments. Any payments made by the Owner in error shall be immediately returned by the Contractor to the Owner. Invoices 3.19 Invoices issued under Article 3.12 shall be prepared in accordance with the invoicing and accounting protocols set out in Exhibit D. 3.20 Invoices shall only be considered valid for payment if prepared and submitted with sufficient supporting documentation for the Owner to assess whether the invoiced amounts have been earned by the Contractor in accordance with this Agreement. If an invoice contains obvious errors in computations or is incomplete (including with respect to sufficient supporting documentation), the Owner shall endeavour to return comments on such invoice to the Contractor within ten (10) Days after receipt and the Contractor shall issue a credit note for the original invoice and a new invoice. Payment of an amended invoice shall, subject to Article 3.21-3.22, be made within forty-five (45) Days after the date of receipt of such amended invoice. Where the Owner has not commented on an invoice in accordance with this Article 3.20 that invoice shall, subject to Articles 3.21-3.22, be payable in accordance with Article 3.14.

49 ©Copyright Golar LNG. All rights reserved. Disputed Invoices 3.21 In the event of a disagreement concerning any invoice, the Owner shall: 3.21.1 make payment of the undisputed amount thereof in accordance with Article 3.14 and Article 3.20; 3.21.2 withhold payment of the disputed amount until such disagreement is resolved between the Parties or determined by reference to arbitration in accordance with the provisions of Article 29, whereupon any amount that has been agreed or determined to be payable shall be paid by the Owner within ten (10) Business Days (and the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10 if and to the extent the Owner fails to make payment in accordance with the terms of this Agreement); and 3.21.3 as soon as reasonably practicable and in any event on or before the due date for payment under Article 3.14, notify the Contractor of the reasons for such disagreement. 3.22 Neither the presentation, payment or non-payment of an individual invoice shall constitute a settlement of a dispute, an accord, satisfaction, a remedy of account stated, or otherwise waive or affect the rights of the Owner. In particular, the Owner may correct or modify any sum previously paid to the Contractor under this Agreement in any or all of the following circumstances: (i) any such sum was incorrect; and/or (ii) any such sum was not properly payable to the Contractor. 3.23 In addition to the provisions of Article 11 in respect of Liens, under no circumstances shall the Contractor be entitled to delay or prevent the Actual Ready for Sailaway Date and/or departure of the Vessel from the Conversion Yard and/or its transit to the Project Site as a result of any dispute whatsoever, including as to the amount of any Instalment.

50 ©Copyright Golar LNG. All rights reserved. ARTICLE 4 LIQUIDATED DAMAGES Liquidated Damages – Ready For Sailaway (Delay) 4.1 If Ready for Sailaway is delayed beyond the Contractual Ready for Sailaway Date as amended by Variation Orders or Permissible Delay: 4.1.1 from the first Day of delay up to and including the [*****] of such delay in Ready for Sailaway there shall be a grace period and no payment of liquidated damages shall be made by the Contractor to the Owner in respect of such delay; 4.1.2 from and including the [*****] of such delay in Ready for Sailaway up to and including the [*****] of such delay in Ready for Sailaway, the Contractor shall pay liquidated damages to the Owner in an amount of [*****]; 4.1.3 from and including the [*****] of such delay in Ready for Sailaway up to and including the [*****] of such delay in Ready for Sailaway, the Contractor shall pay liquidated damages to the Owner in an amount of [*****]; 4.1.4 from and including the [*****] of such delay in Ready for Sailaway until the liquidated damages payable by the Contractor to the Owner for such delay in Ready for Sailaway reach the total limit referred to in Article 4.2, the Contractor shall pay liquidated damages to the Owner in an amount of [*****]. 4.2 The liquidated damages referred to in Article 4.1 shall be cumulative. The total amount of liquidated damages payable by the Contractor to the Owner under Article 4.1 shall in no event exceed the greater of: 4.2.1 [*****]; and 4.2.2 [*****] Liquidated Damages – Minimum Performance (Delay) 4.3 If, following Ready for Sailaway, the Contractor fails to achieve Minimum Performance on or before the Guaranteed Minimum Performance Date (as amended by Variation Orders or Permissible Delay) the Contractor shall, subject to the Minimum Performance LD Cap, pay liquidated damages to the Owner as follows: 4.3.1 From the first (1st) Day of such delay in achieving Minimum Performance by the Guaranteed Minimum Performance Date up to and including the [*****] after the Guaranteed Minimum Performance

51 ©Copyright Golar LNG. All rights reserved. Date, the Contractor shall pay liquidated damages to the Owner in an amount of [*****] after the Guaranteed Minimum Performance Date. 4.3.2 From the [*****] of such delay in achieving Minimum Performance by the Guaranteed Minimum Performance Date up to and including the [*****] after the Guaranteed Minimum Performance Date, the Contractor shall pay liquidated damages to the Owner in an amount of [*****] after the Guaranteed Minimum Performance Date. 4.3.3 From the [*****] of such delay in achieving Minimum Performance by the Guaranteed Minimum Performance Date until the liquidated damages payable by the Contractor to the Owner for such delay in Minimum Performance reach the total limit referred to in this Article 4.3, the Contractor shall pay liquidated damages to the Owner in an amount of [*****] after the Guaranteed Minimum Performance Date. If the Contractor fails to achieve Minimum Performance on or before the Guaranteed Minimum Performance Date (as amended by Variation Orders or Permissible Delay), the Contractor shall be liable for liquidated damages payable in accordance with this Article 4.3. Notwithstanding the foregoing, the Contractor shall not be liable for delay liquidated damages under this Article 4.3 for (1) any Day during which there is a concurrent delay by the Owner or (2) where the failure is not due to the fault of Contractor. The liquidated damages referred to in Article 4.3 shall be cumulative. The total amount of liquidated damages payable by the Contractor to the Owner under Article 4.3 shall in no event exceed the greater of: [*****] (the “Minimum Performance LD Cap”). Bonus 4.4 If the Contractor achieves Actual Ready for Sailaway prior to the Contractual Ready for Sailaway Date, the Contractor shall be entitled to issue an invoice to the Owner, and the Owner shall pay to the Contractor, a bonus payment of [*****]. The invoice shall be paid within forty-five (45) Days of receipt by the Owner of such invoice for payment. The Owner may, at its own discretion, reserve and award an incentive amount, up to [*****] if the Contractor achieves Actual Ready for Sailaway prior to the Contractual Ready for Sailaway Date. Liquidated Damages – (Deficiencies in Performance) 4.5 The Contractor guarantees to the Owner that the B&V Topsides Works will achieve an output as defined in Exhibit Q-35 (Performance Guarantees) (the “Guaranteed LNG Output”), failing which the Contractor shall, in circumstances where Minimum Performance has been achieved but Guaranteed Performance

52 ©Copyright Golar LNG. All rights reserved. has not been achieved, subject to the limitation in Article 4.6, pay liquidated damages to the Owner as follows: 4.5.1 Where the actual output (as measured by the procedure in Exhibit Q- 36) is above [*****] of the Guaranteed LNG Output, the Contractor shall pay liquidated damages to the Owner in an amount of [*****] for each percentage point of shortfall below [*****]. 4.5.2 Where the actual output (as measured by the procedure in Exhibit Q- 36) is above [*****] of the Guaranteed LNG Output, the Contractor shall pay liquidated damages to the Owner in an amount of [*****] for each percentage point of shortfall below [*****]. 4.6 The liquidated damages referred to in Article 4.5 shall be cumulative. The total amount of liquidated damages payable by the Contractor to the Owner under Article 4.5 shall in no event exceed the greater of: [*****] . 4.7 The Contractor guarantees to the Owner that the fuel gas usage of the B&V Equipment shall be no more than as set forth in Exhibit Q-35 (Performance Guarantees) (the “Guaranteed Fuel Gas Usage”), failing which the Contractor shall in circumstances where Minimum Performance has been achieved but Guaranteed Performance has not been achieved, subject to the limitation in Article 4.8, pay liquidated damages to the Owner as follows: 4.7.1 Where the actual HP fuel gas usage (as measured by the procedure in Exhibit Q-36) exceeds [*****] of the Guaranteed Fuel Gas Usage, Contractor shall pay liquidated damages to the Owner in an amount of [*****]. 4.8 The total amount of liquidated damages payable by the Contractor to the Owner under Article 4.7 shall in no event exceed the greater of: [*****]. 4.9 The Contractor guarantees to the Owner that the electrical power consumption of the B&V Equipment shall be no more than as set forth in Exhibit Q-35 (Performance Guarantees) (the “Guaranteed Electrical Power Consumption”), failing which the Contractor shall, in circumstances where Minimum Performance has been achieved but Guaranteed Performance has not been achieved, subject to the limitation in Article 4.10 pay liquidated damages to the Owner as follows: 4.9.1 Where the actual electrical power consumption (as measured by the procedure in Exhibit Q-36) exceeds [*****] of the Guaranteed Electrical Power Consumption, Contractor shall pay liquidated damages to Owner in an amount of [*****]. 4.10 The total amount of liquidated damages payable by the Contractor to the Owner under Article 4.9 shall in no event exceed the greater of: [*****].

53 ©Copyright Golar LNG. All rights reserved. 4.11 Subject to Article 4.12 with regards to any agreed amendments to the Guaranteed Emissions Levels and/or the testing arrangements, the Contractor guarantees to the Owner that the emissions levels of the B&V Equipment shall be no more than as set forth in Exhibit Q-35 (Performance Guarantees) (the “Guaranteed Emissions Levels”), failing which the Contractor shall, in circumstances where Minimum Performance has been achieved but Guaranteed Performance has not been achieved, subject to the limitation in Article 4.13, pay liquidated damages to the Owner as follows: 4.11.1 Where actual emission levels (as measured by the procedure in Exhibit Q-36) exceed the Guaranteed Emissions Levels, Contractor shall pay liquidated damages to Owner in an amount of [*****]. 4.12 The provisional performance liquidated damages in respect of any failure to meet the Guaranteed Emissions Levels in Exhibit Q-35 (Performance Guarantees) are set out in Exhibit Q-37 (Performance LD Values). The Owner and the Contractor shall discuss in good faith any amendments to the Guaranteed Emissions Levels and/or the testing arrangements thereof that may be reasonably requested by either Party prior to Minimum Performance having been achieved. Any amendments to the Guaranteed Emissions Levels and/or the testing arrangements thereof shall be instructed as a Variation Order subject to and in accordance with the terms of Article 10. 4.13 The total amount of liquidated damages payable by the Contractor to the Owner under Article 4.11 shall in no event exceed the greater of: [*****]. General Limitations on Liability for liquidated damages 4.14 The liquidated damages referred to in this Article 4 shall be cumulative. 4.15 The liquidated damages referred to in Articles 4.5 to 4.13 (inclusive) shall be subject to the following additional limitations: 4.15.1 the total aggregate amount of the liquidated damages payable by the Contractor to the Owner under Articles 4.5 to 4.13 (inclusive) shall in no event exceed the greater of: [*****]. 4.15.2 without prejudice to Article 4.15.1, the total aggregate amount of the liquidated damages payable by the Contractor to the Owner under Articles 4.7 to 4.13 (inclusive) shall in no event exceed the greater of: [*****]. Miscellaneous liquidated damages provisions 4.16 Any amounts payable in respect of liquidated damages under this Article 4 shall be paid by the Contractor to the Owner in US Dollars.

54 ©Copyright Golar LNG. All rights reserved. 4.17 In circumstances where the Owner wishes to set off any amounts due and payable from the Contractor to the Owner against any amounts due and payable by the Owner to the Contractor and any part of the amount due and payable by the Owner to the Contractor is payable to the Contractor in a currency other than US Dollars, the amount the Owner may set off shall be calculated using the currency conversion rates in Exhibit B. 4.18 The Parties confirm and agree that the liquidated damages set out in this Article 4 are a genuine and reasonable pre-estimate of the losses which will be incurred by the Owner, and are in proportion with the legitimate interests of the Owner having regard to the nature of the obligations that are to be performed by the Contractor, and are not a penalty. Subject to and without prejudice to the Owner’s rights (i) relating to Non-Conformities; (ii) relating to Warranty Defects; and (iii) arising under or in connection with Article 22 (Suspension, Default and Termination), the liquidated damages provided in this Article 4 constitute the Owner’s sole remedies for delay in the achievement of Ready for Sailaway by the Contractual Ready for Sailaway Date, and for deficiencies in the performance of the Vessel after Contractor Final Acceptance. 4.19 The liquidated damages under Article 4.1 shall be a debt due and payable by the Contractor to the Owner when they accrue. Without prejudice to the Owner’s right to demand payment of liquidated damages from the Contractor when due and payable, the Owner may set off the due and payable liquidated damages against any sums due from the Owner to the Contractor (including sums due upon achievement of Ready for Sailaway, termination and/or in respect of any Instalment). 4.20 The liquidated damages for delay under Article 4.3 accrue for each Day of delay but shall not be a debt due and payable until the earlier of the Commercial Operations Date or the COD Longstop Date (as the case may be) at which time the accrued liquidated damages shall be payable for each Day of delay that the Owner is liable for delay to any counterpart under a Lease and Operate Agreement, in full and on-demand. To the extent the Owner is liable to its counterpart under a Lease and Operate Agreement, for delay liquidated damages for a total number of Days of delay which is less than the number of Days of delay for which the Contractor has a liability for liquidated damages pursuant to Article 4.3, the period of delay for which the Contractor is required to pay delay liquidated damages under this Agreement shall be reduced such that the number of Days for which the Contractor is liable for delay liquidated damages under Article 4.3 of this Agreement is commensurate with such shorter period of delay for which the Owner is liable to pay delay liquidated damages under any Lease and Operate Agreement and the Contractor shall be liable to pay a blended Daily rate of liquidated damages in respect of such shortened period calculated at the rate of the mean of the rates of delay liquidated damages for each Day which the Contractor would have been liable for delay pursuant to Article 4.3. Without prejudice to the Owner’s right to demand payment of liquidated damages from the Contractor when due and payable, the

55 ©Copyright Golar LNG. All rights reserved. Owner may set off the due and payable liquidated damages against any sums due from the Owner to the Contractor (including sums due upon achievement of Ready for Sailaway, termination and/or in respect of any Instalment). For the avoidance of doubt, the provisions of this Article 4.20 shall not affect the provisions of Article 4.22. 4.21 The liquidated damages under Articles 4.3, 4.5, 4.7, 4.9 and 4.11 shall be a debt due and payable by the Contractor to the Owner and are payable at the end of the cure period under Article 18.16 or 18.20 18.19 (as applicable) whereupon they shall be paid within fourteen (14) Days. Without prejudice to the Owner’s right to demand payment of liquidated damages from the Contractor when due and payable, the Owner may set off the due and payable liquidated damages against any sums due from the Owner to the Contractor (including sums due upon achievement of Ready for Sailaway, termination and/or in respect of any Instalment). 4.22 If this Agreement provides for the payment of liquidated damages but the obligation to pay liquidated damages is held to be unenforceable (as determined by a tribunal, arbitrator, court of competent jurisdiction or other judicial authority), the Contractor shall nevertheless be liable to pay unliquidated damages in respect thereof provided that such damages shall not exceed the maximum amount of liquidated damages which would have been recoverable under this Article if the liquidated damages had been enforceable.

56 ©Copyright Golar LNG. All rights reserved. ARTICLE 5 OBLIGATIONS OF THE CONTRACTOR General 5.1 The Contractor shall carry out the Works with due expedition and without delay so that the necessary Works are completed in order for each Milestone to be met and so that the Vessel achieves: 5.1.1 Ready for Sailaway by the Contractual Ready for Sailaway Date; 5.1.2 Guaranteed Minimum Performance by the Guaranteed Minimum Performance Date; and 5.1.3 Contractor Final Acceptance by the Guaranteed Performance Date in accordance with, and subject to, the requirements of this Agreement. 5.2 Before the Actual Ready for Sailaway Date, the Works shall only be carried out at the Conversion Yard or the Subcontractor Sites. 5.3 Without limiting any specific obligations or requirements in this Agreement, the Contractor shall execute the Works and perform its obligations and activities under this Agreement in accordance with: 5.3.1 Reasonable and Prudent Practice; 5.3.2 the Scope of Works and the Basis of Design; 5.3.3 Applicable Laws and the requirements of the Classification Society; and 5.3.4 all necessary practices and procedures to achieve and comply with the Performance Standards (including by repairing or reconstructing the Work in order to achieve the Performance Standards), (this Article 5.3 being the “Required Standard”). Design Responsibility 5.4 Prior to accepting the responsibility of Exhibit P (Pre-EPC Works Orders from B&V and BE), the Contractor shall perform the verification of the technical accuracy and consistency of Exhibit P (Pre-EPC Works Orders from B&V and BE) provided by the Owner and issue technical query form no later than [*****] and a final report showing all inconsistencies identified in the documentation provided by the Owner no later than (one hundred) 100 Days, both counted from the NTP Date. Subject to and without prejudice to Article 2.12, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance

57 ©Copyright Golar LNG. All rights reserved. with and subject to the terms of Article 10 in respect of any variation of the Contract Price, Schedule of Key Contract Dates, the Project Schedule or any other term of this Agreement arising from actual inconsistencies in Exhibit P. After which, Contractor warrants that such design and technical requirements as per Exhibit P will enable it to perform the Works and deliver the Vessel in accordance with this Agreement, and the Applicable Codes and Standards. Other than in relation to Exhibit O (Rely Upon Information), the Owner has no liability whatsoever, including in the event of negligence, for any design, engineering, analysis or calculations provided by or on behalf of the Owner to the Contractor, whether before or after the Effective Date. Any input on the Contactors’ design and engineering provided by or on behalf of the Owner by way of comments or otherwise shall under no circumstances result in the Owner assuming any design responsibility or liability whatsoever. 5.5 No requirement, request, approval, comment or expression of opinion by the Owner or by any Regulatory Authority (or by any of their respective representatives) of or in respect of any design, engineering, material, workmanship or any plan, drawing or other document shall diminish, impair or affect the obligations of the Contractor under this Agreement. Technical Assistance and Support 5.6 The Contractor shall provide (or as appropriate procure) technical assistance, training at Conversion Yard in Yantai of the Owner’s operational personnel, vendors’ technical assistance and all other items or tasks that are set forth in Exhibit Q-44 and Exhibit Q-46 and in accordance with the requirements of this Agreement. 5.7 The Contractor shall support the Owner’s operational personnel in the Owner’s commissioning, testing and start-up activities at the Project Site, provided that it does not interfere with completion of the Project Site Works, until Contractor Final Acceptance in accordance with Articles 16-19. Classification Society 5.8 In addition to the requirements set out elsewhere in this Agreement, the Contractor shall perform the Works in accordance with the rules and under special survey of the Classification Society (or “CLASS”) and the Vessel shall be constructed to achieve at Ready for Sailaway the notation “✠OI Ship-Shaped LNG Production and Storage Vessel, POSMOOR BIS HELDK ASP” with the B&V Equipment and B&V Topsides Works assessed and stated (by way of a written statement to the Owner from the Classification Society) by the Classification Society as complying with the requirements of design, fabrication and survey for the PROD(LNG) notation.

58 ©Copyright Golar LNG. All rights reserved. 5.9 The Contractor shall engage the Classification Society and be responsible for ensuring that the Classification Society discharges its role in accordance with the terms and conditions of this Agreement. Without prejudice to the foregoing, as soon as practical after the Contractor has entered into the contract with the Classification Society for the project, the Parties shall confirm in writing with the Classification Society that all communications between the Classification Society and either Party shall be shared with both Parties so that both Parties have full visibility of all communications (including attendance at meetings) between the Parties and the Classification Society in relation to the Works (save for any communications between the Contractor and the Classification Society relating to commercial matters between them concerning the supervision agreement between the Contractor and the Classification Society for the Works). 5.10 Decisions of the Classification Society as to compliance or non-compliance of the Works with the rules of the Classification Society shall be final and binding upon both Parties. 5.11 The Owner shall be entitled to attend the technical parts of progress and status meetings with site representatives from the Classification Society upon reasonable notice to the Contractor. 5.12 Save for the period prior to the NTP Date and during offshore works at the Project Site, all fees and charges incidental to the Classification Society and with respect to compliance with the Applicable Laws, rules, regulations and requirements in respect of the Works shall be for the account of the Contractor except where specified otherwise in this Agreement. 5.13 NOT USED. 5.14 The Contractor unconditionally acknowledges, represents and agrees that: 5.14.1 if the Contractor learns of any conflict, inconsistency or discrepancy between this Agreement, instructions, relevant governmental or industry codes or standards (on the one hand), and the requirements of DNV-OS-E201 or the Flag State (on the other hand), the Contractor shall notify the Owner at once and, unless instructed in writing by Owner otherwise, comply in a manner so as to satisfy the most stringent requirements as determined by the Contractor; 5.14.2 if there is any error or omission in the Rely Upon Information, or there is any material amendment to the Rely Upon Information introduced by the Owner and either Party notifies the other in writing of any change to the Scope of the Works reasonably required as a result of such amendment, the Owner shall issue instructions to the Contractor regarding the same and the Contractor shall forthwith comply with

59 ©Copyright Golar LNG. All rights reserved. any written instructions subject to and in accordance with the Contractor’s rights under Article 10 (Variation Orders). Localisation Plan 5.15 Not used. Performance of the Works 5.16 Without limiting the requirements of any other provision of this Agreement, the Contractor shall: 5.16.1 perform or procure that its Subcontractors shall promptly perform the Works subject to and in accordance with the terms and conditions of this Agreement and in accordance with Applicable Laws. Except as otherwise expressly provided in this Agreement or agreed between the Parties in writing, the Contractor shall provide all manpower, materials, consumables, equipment and other matters and things as are necessary to carry out the Works in the manner and to the standard required under this Agreement; 5.16.2 procure and provide, and shall ensure that its Subcontractors shall provide, sufficient suitably qualified and competent Personnel for the proper and timely performance of the Works. 5.16.3 perform (and procure that its Subcontractors shall perform) the Contractor’s obligations under this Agreement and carry out the Works with due skill, care, foresight and diligence in a good and workmanlike and safe manner and in accordance with the Applicable Codes and Standards and the Required Standard, without delays, and in conformity in all respects with the terms and conditions of this Agreement; 5.16.4 ensure that the Contractor and the Subcontractors shall have and utilise the skills, expertise, organisation, Personnel, equipment and all other necessary attributes to carry out the Works; 5.16.5 undertake that other projects of the Contractor will not be given a higher priority than the Works in respect of the allocation of resources; 5.16.6 not take on too much work for other clients such that the Contractor has insufficient resources to perform the Works in accordance with this Agreement; 5.16.7 perform and procure that its Subcontractors shall perform the Works in a manner that ensures the Vessel will meet the Design Life specified in the Basis of Design;

60 ©Copyright Golar LNG. All rights reserved. 5.16.8 implement and maintain during the term of this Agreement, a Contractor Project Execution Plan which documents and demonstrates how the Contractor will systemically execute the Works and includes, as a minimum, the following elements (all of which shall be in accordance with the requirements of this Agreement): 5.16.8.1 a description of the Contractor’s standard procedures, processes and systems used during the Works; 5.16.8.2 a description of the Contractor’s plans for its project organisation, administration and communications, management of data, technical interfaces, schedule, change and risk and opportunities, operations, information management, quality, HSE, engineering, procurement and material management, construction management and execution, and commissioning execution; and 5.16.8.3 a description of the Contractor’s plan to manage digital security during the Works. 5.16.9 carry out all Tests required to ensure compliance with the quality levels required for the fulfilment of this Agreement including the Project Quality Plan; 5.16.10 arrange for the inspections and Tests referred to in the Project Quality Plan to be carried out; 5.16.11 provide to the Owner, for the Owner’s approval: (A) the Project Quality Plan in accordance with Article 5.28; (B) the FAT Plan by six (6) months after the NTP Date; and (C) the Inspection and Test Plan (ITP) by three (3) months after the NTP Date. All of the above plans shall be in accordance with the principles set out in Exhibit E and the Applicable Codes and Standards. If there is unreasonable delay in the Owner approving the above plans, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10. 5.16.12 procure and maintain the insurances set forth in Article 26, and bear all expenses related to insurances contracted in accordance with Article 26; 5.16.13 (save for the Owner provided Donor Vessel) ensure that all Materials and Equipment supplied in the performance of its obligations under this Agreement shall be new and unused, originally manufactured with certificates of quality and as required by the Classification Society;

61 ©Copyright Golar LNG. All rights reserved. 5.16.14 handle all customs issues in China, including customs clearances and declarations, and be responsible for all duties in relation to the import of Equipment and Materials and if the Owner requests, assist the Owner with importing OFE and Donor Vessel into China (at the Owner’s cost); 5.16.15 promptly obtain and maintain all Contractor Permits required in connection with the Works; 5.16.16 to the extent reasonably practicable applying Reasonable and Prudent Practice, cooperate with any of the Owner’s other contractors and suppliers which are performing works or services in connection with the Vessel and avoid causing any unnecessary disruption to those other contractors or suppliers; 5.16.17 provide, at its own cost, all utilities necessary for the performance of its obligations under this Agreement except for the utilities to be provided by the Owner pursuant to Article 16.15.5. 5.16.18 Perform the Project Site Works. 5.16.19 supply to the Owner all documents and information necessary for the inspection of the Vessel (including the exercise by the Owner and the Inspection Parties of their inspection rights as set out in Article 7), grant full and unrestricted access to all the places where any portion of the Works are being executed, and promptly comply with the Owner’s requests and contractual requirements regarding the Works. For the avoidance of doubt, a Supplier Competitor shall be permitted to inspect Equipment manufactured and/or supplied by that Supplier Competitor but may not (without prior consent of the Contractor, which consent is not to be unreasonably withheld) inspect any Equipment manufactured and/or supplied by any other Supplier Competitor. 5.16.20 Upon written notice from the Owner, correct any errors, discrepancies or omissions in any documents prepared by the Contractor or Subcontractors in accordance with this Agreement. Standard of Work 5.17 The Contractor shall perform the Works and shall procure that the Subcontractors shall perform the Works, in accordance with the provisions of this Agreement, Applicable Law, Applicable Codes and Standards and the Required Standard. For the Work performed by the Contractor, current standards are specified in Exhibit F-3. Contractor will submit the project specific Quality Standards for review and approval within 60 days or such other mutually agreed period after the NTP Date.

62 ©Copyright Golar LNG. All rights reserved. The Contractor Equipment 5.18 The Contractor shall furnish all tools, machinery, structures, scaffolding, cranes, and other equipment necessary and appropriate for the timely and safe execution of the Works at the Worksite in compliance with this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Contractor shall be responsible for damage to or destruction or loss of, from any cause whatsoever, all such tools, machinery, structures, scaffolding, cranes and equipment owned, rented or leased by the Contractor or its Subcontractors for use in the Works. The Contractor shall not sell, rent out or remove infrastructure or major equipment required for performing the Works in accordance with the Contractor Project Execution Plan, including but not limited to shipyard cranes, before or during the Works. 5.19 The Contractor shall ensure that all machinery and Equipment for the Vessel is stored, protected and preserved in accordance with the manufacturer’s written procedures and so as to maintain intact all warranties related thereto. 5.20 Equipment to be supplied by the Contractor as part of the Works shall be provided with the relevant maintenance/operation manuals (in English, electronic format), drawings, standard maker’s tools and spare parts, and maker’s certificate of origin. 5.21 The Contractor shall use best endeavours to obtain from the respective manufacturers of the Equipment warranties for such Equipment which must remain valid until the end of the Guarantee Period or for the length of any warranties commercially available from the manufacturers as at the NTP Date, whichever is longer. However, the provision of any warranties by a manufacturer in accordance with this Article shall not limit or otherwise affect the warranties given by the Contractor under this Agreement. 5.22 Not Used Key Personnel 5.23 The Contractor’s organisational chart and the list of key Personnel (“Key Personnel” and each a “Key Person”) from the Contractor’s organisation who will be assigned key roles in the fulfilment of this Agreement shall be included in the Contractor Project Execution Plan. 5.24 Key Personnel shall be closely involved in the day-to-day performance of the Works and shall read, write and speak English fluently. The Contractor shall not appoint, withdraw or replace any Key Personnel without the Owner’s prior approval, which shall not be unreasonably withheld. 5.25 The Contractor shall at its own cost replace any Personnel (including Subcontractors’ Personnel) who in the Owner’s opinion conduct themselves in an improper manner or do not comply with safety or other regulations at the

63 ©Copyright Golar LNG. All rights reserved. Worksite or are unsuitable to perform their tasks. At the request of the Contractor, the Owner shall provide its reasons for requesting any such replacement of Personnel. 5.26 The Contractor shall ensure that all of its Personnel (including Subcontractors’ Personnel) are healthy, fit, competent, properly qualified and experienced and suitable in every respect to perform the Works. The Contractor shall ensure that all employees and Personnel of the Contractor and any Subcontractors engaged in the performance of the Works comply with Applicable Laws, including immigration laws, and where required are in possession of a valid work permit for the duration of this Agreement. When requested, details of such work permits shall be submitted to the Owner prior to the employee being engaged in the Works. Upon request, the Owner shall provide reasonable assistance to the Contractor to enable it to procure work visas and permits for Contractor’s Personnel (including Subcontractors’ Personnel) at the Project Site and, if the Owner fails to do so, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10. 5.27 The Contractor shall ensure that all its Personnel (including Subcontractors’ Personnel) understand safety related notices, verbal instructions, and public announcements. The Contractor shall also ensure that its and its Subcontractors’ supervisory Personnel have a good working knowledge of the English language. Project Quality Plan 5.28 The Contractor shall, within ninety (90) Days after the NTP Date, prepare and submit to the Owner for approval a detailed quality plan covering all aspects of quality in the execution of the Works and which complies with the Owner’s quality system requirements as specified in Exhibit E, the Basis of Design, Reasonable and Prudent Practice, International Standards such as ISO 10005:2018 Quality Management – Guideline for quality plans and Applicable Laws (“Project Quality Plan”). If there is unreasonable delay in the Owner approving the Project Quality Plan, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10. 5.29 The Project Quality Plan shall be revised from time to time in accordance with any comments from the Owner (to the extent such comments are consistent with Reasonable and Prudent Practice). 5.30 The Contractor shall, in the execution of the Works, and without prejudice to its other obligations under this Agreement, comply with the Project Quality Plan. 5.31 The Contractor shall provide, for the Conversion Yard, Subcontractors and vendors selected from the Approved Vendor List, a project quality manager to supervise the implementation of the Project Quality Plan, the Inspection and

64 ©Copyright Golar LNG. All rights reserved. Test Plan, and the inspection procedures at the Conversion Yard, Subcontractors’ and such vendors’ premises. 5.32 the Contractor shall submit to the Owner within the time prescribed for the same in Article 5.16.11 for its approval an Inspection and Test Plan according to Quality System Requirements as specified in Exhibit E. Reporting 5.33 The Contractor shall provide to the Owner all Plans and documents specified in Exhibit C, Exhibit D and Exhibit E on the dates therein indicated, together with progress reports and such other information as may be reasonably requested by the Owner, including the following: 5.33.1 Monthly HSE reports, which must cover at least the following matters; 5.33.1.1 the effectiveness of the HSE Plan; 5.33.1.2 an overview of all accidents and near-miss events as described in Exhibit E document PN028-GOL-000-Q-SA- 0002 HSE Requirements, Attachment 1 – Monthly HSE Report, and HSE root cause analysis for critical events, corrective actions taken, and any actions taken to prevent re-occurrence of this or similar events; 5.33.2 HSE targets and performance against HSE targets; 5.33.3 Safety incident reports according to Exhibit E. Without limitation to the requirements of the “HSE Requirements” in Exhibit E, the Contractor shall report any incidents involving Personnel injury, material release, fire or significant near misses to the Contractor within twelve (12) hours or as soon as practical and reasonable given the nature and impact of the incident. The Contractor shall lead all incident investigations but shall consult with the Owner to determine if the Owner would wish to participate in any such investigation. 5.33.4 Reports on damage if any portion of the Vessel or Equipment is materially damaged or is destroyed, as soon as reasonably practicable after the occurrence of such damage or destruction, detailing such occurrence, any required repairs or replacement and the estimated duration of such repairs or replacement, including any estimated impact on the Project Schedule. Without limiting the foregoing, such damage report shall be in a form acceptable to any insurance company against which a claim is made for coverage of such damage. 5.33.5 Reports outlining compliance by the Contractor and its Subcontractors and their Personnel with health, safety and

65 ©Copyright Golar LNG. All rights reserved. environmental standards and procedures (including the “HSE Requirements” in Exhibit E) required pursuant to this Agreement, in accordance with the contract specific HSE Plan and by Applicable Law, including any instances of non-compliance. 5.33.6 The Contractor shall immediately notify the Owner of any fatality or significant incident in the Conversion Yard whether or not it is related to the Vessel or this Agreement. Monthly Progress Reports 5.34 Without limitation to Article 5.33, the Contractor shall provide to the Owner monthly progress reports, in a form and substance acceptable to the Owner, in accordance with Exhibit D and which shall include monthly progress reports from key Subcontractors (“Monthly Progress Reports”). 5.35 The Contractor shall provide each Monthly Progress Report on or before the fifth (5th) Business Day of the ending of the relevant month from the NTP Date to the issuance of the Ready for Sailaway Certificate. Each Monthly Progress Report shall cover activities up to the end of the relevant month and contain information and details required for such Monthly Progress Report in accordance with Exhibit D. Training Programs 5.36 The Contractor shall provide and/or procure that B&V provides the Owner with training concerning the operation of the entire LNG-production facility from inlet gas to production of LNG. The training shall be in English and shall be in accordance with a training programme submitted to the Owner for approval no later than nine (9) months after the NTP Date, such approval not to be unreasonably withheld, in accordance Exhibit Q-46, such training provided shall be for up to [*****] people. The Contractor shall as a minimum establish the basic knowledge and skills to be possessed by an operator prior to attendance at such training, however such training shall not include the use of DCS/ICSS training simulators. The training provided by the Contractor shall be suitable for individuals who possess sufficient technical aptitude, knowledge and skills. For training programme that shall be provided by B&V, as procured by the Contractor, the following shall apply: i. following receipt of B&V's proposed training programme the Owner shall, as soon as reasonably practicable and in any event within one (1) month after receipt of such proposed training programme, review the training programme and, if it complies with the Owner's requirements, approve the proposed training programme. It is understood that B&V will discuss the proposed training program with the Owner;

66 ©Copyright Golar LNG. All rights reserved. ii. If the Owner, acting reasonably, rejects any part of B&V's proposed training programme, Contractor shall procure that B&V shall promptly make such amendments so that the training programme complies with the Owner's requirements; iii not later than six (6) months prior to the then-anticipated Ready for Sailaway Date, the Contractor shall procure that B&V shall commence training of the personnel referred to in Article 5.36in accordance with the programme approved by the Owner; and iv. In addition to the training specified in this Article5.36, the Contractor shall procure that B&V provides further on-the-job training during Startup by B&V Project Site Personnel. Such training shall be (a) provided in English; (b) designed to offer basic instruction and training to suitably-qualified personnel of the Owner who are fluent in spoken English and fully literate in written English; and (c) designed to provide such Owner personnel with a comprehensive understanding of operational aspects of the entire LNG-production facility from inlet gas to production of LNG and shall include instructions related to the major components of the Equipment. 5.37 The Contractor shall assist the Owner in obtaining the standard training offerings from the Subcontractors supplying Equipment, to include maintenance aspects, which shall be passed onto the Owner in order that this training can be procured by the Owner. 5.38 The Contractor shall provide to the Owner electronic copies in native format, in English, of appropriate manuals and other written materials as part of the training program. 5.39 All costs and expenses associated with the Contractor and/or as the case may be B&V documentation, preparation, management and revision of the Contractor training program, and on-the-job training at the Project Site by the Contractor Project Site Personnel shall be borne by the Contractor. The Contractor shall have no liability for the costs and expenses of the Owner in providing personnel for training, including wages, benefits, insurance, accommodation, living expenses, transportation to the city where training subject to the training program is to be held or, as the case may be, to the Vessel and other costs not specifically assumed by the Contractor. Site Security and Safety 5.40 Both Parties recognise and agree that safety is of paramount importance in this Agreement and that the Contractor is responsible for executing the Works in a safe manner and for providing a safe working environment for all Persons at the Conversion Yard. The Contractor agrees to implement the HSE Plan during the performance of the Works. The Contractor shall execute the Works in such a manner as to minimise adverse impacts upon human health and safety. 5.41 In carrying out the foregoing, the Contractor shall comply with the Required Standard, the HSE Plan and the “HSE Requirements” specified in Exhibit E.

67 ©Copyright Golar LNG. All rights reserved. 5.42 The Contractor shall, within ninety (90) Days after the NTP Date, submit to the Owner the Contractor’s proposed health, safety, security and environment plan (HSE plan) and procedures to be implemented during the conduct of the Works which shall outline the measures to be taken by the Contractor in order to comply with the HSE requirements of this Agreement and which shall address the requirements set out in Exhibit E. The Contractor shall address and implement any comments provided by the Owner in relation to the draft HSE plan. Once finalized, such plan shall be referred to as the “HSE Plan”. 5.43 The Contractor’s submission of the draft HSE Plan shall not be construed as imposing upon the Owner any responsibility to review the draft HSE Plan. Any review conducted or comments provided by the Owner in relation to the draft HSE Plan shall not represent or imply any acknowledgement by the Owner as to whether the Contractor is or would be in compliance with the requirements of this Agreement, and shall not alter, affect or limit in any manner the Contractor’s obligation to comply with the HSE requirements of this Agreement or to undertake all reasonable actions toward maintaining safe working conditions at the Conversion Yard and on the Vessel, nor for the adequacy of the health, safety and environment program at the Conversion Yard and in the Vessel. The Contractor shall assume all costs associated with compliance therewith. 5.44 The Contractor further agrees to provide necessary training to its employees, Subcontractors and Personnel to ensure their compliance with the HSE Plan and with all safety and health rules and standards and the HSE requirements of this Agreement. Should the Owner at any time observe the Contractor, or any of its Subcontractors or Personnel, executing the Works in an unsafe manner, or in a manner that may, if continued, become unsafe, then the Owner shall be entitled to notify the Contractor of the unsafe or potentially unsafe condition. The Owner’s notification shall establish a deadline for the Contractor to remedy or rectify such condition with which the Contractor shall comply. If the Owner reasonably requests, the Contractor shall halt work to remedy or rectify such condition and any delay arising from any halt requested by the Owner pursuant to this Article 5.44 shall be a Non-Permissible Delay. 5.45 The Contractor shall comply with the following obligations: 5.45.1 The Contractor shall be responsible for all security matters at the Conversion Yard at all times, and shall implement measures reasonably designed to prevent vandalism, sabotage, loss, theft, espionage, and danger to the Conversion Yard, any Equipment, the Vessel and any Personnel. 5.45.2 The Contractor shall coordinate entrance and exit from the Conversion Yard.

68 ©Copyright Golar LNG. All rights reserved. 5.45.3 The Contractor shall ensure the use of a documented process to plan work, execute work safely and capture learnings, including management of SIMOPS between different work parties. 5.45.4 The Contractor shall have a process for identifying and assessing risks, identifying control measures, verifying robustness of barriers and communicating risks to the workforce. The Contractor shall maintain a risk register which shall be reviewed with the Owner on a frequency to be agreed by the Parties. The Contractor shall include in its verification plan HSE checks on conformance with procedures and risk barriers, and any identified gaps from verification activities must be closed in a timely manner. The Owner may decide to participate in any of the identified and planned verifications. 5.45.5 The Contractor shall inspect all injuries to persons and damage to property arising during the execution of the Works to determine whether any unsafe conditions that exist at the Conversion Yard contributed to such injuries or damage and shall be responsible for the correction of such conditions. The Contractor shall immediately report any such injuries or damage to the Owner. 5.45.6 The Contractor shall not be entitled to any extension of time or compensation on account of the Contractor’s failure to exercise reasonable care to protect its or its Subcontractor’s Personnel, the Conversion Yard, the Vessel and all Equipment as described herein. 5.45.7 In the event of any non-compliance by the Contractor or any member of the Contractor Group with any Environmental Law, or the occurrence of any environmental condition (including any Pollution Event) at the Conversion Yard caused by any member of the Contractor Group, the Contractor shall notify the Owner thereof as soon as reasonably possible after having knowledge thereof, and in no event later than five (5) Business Days after such occurrence. The Contractor shall, at its sole cost and expense, be responsible for all fines and penalties associated with such non-compliance, and shall remediate the Pollution Event or other event in violation of this Article 5.45.7 as soon as reasonably practicable but in no event later than the time periods specified by the applicable Environmental Law and shall repair any damage caused thereby. Security and Safety at the Project Site 5.46 Whilst at the Project Site and when carrying out any Works at the Project Site, the Contractor shall, and shall procure that its Subcontractors and Personnel shall comply with Owner’s Project Site HSE requirements.

69 ©Copyright Golar LNG. All rights reserved. Rely Upon Information 5.47 Other than the Rely Upon Information, the Contractor shall not rely on (and shall not be entitled to rely on) any document prepared by or on behalf of the Owner regarding the design, engineering, procurement, construction, integration, commissioning or testing of the Vessel, or the condition or characteristics of the Donor Vessel and the Owner makes no representation or warranty as to the accuracy or completeness of any such document or for any representation or statement contained therein, whether made negligently or otherwise. Changes Arising from HAZOP Exercise 5.48 The Contractor shall be entitled to a Variation Order in accordance with and subject to the terms of Article 10 for all changes to the Works arising from a Hazard & Operability Analysis study (“HAZOP”) (except where such changes are due to Contractor faults) and where such changes are required to satisfy a Regulatory Authority. Such Variation Order shall take into account the impact of the changes on the Contract Price and Project Schedule.

70 ©Copyright Golar LNG. All rights reserved. ARTICLE 6 SUBCONTRACTING 6.1 Prior to the Effective Date, the Owner and its Affiliates entered into the Novated Subcontracts with the relevant Subcontractors. The Owner, Contractor and the relevant Subcontractors executed novation agreements under which the respective Novated Subcontracts are novated from the Owner or its Affiliates to Contractor, such novation to be effective upon the NTP Date. Notwithstanding any other provision of this Agreement, the Novated Subcontracts or the novation agreements, Article 6.5 shall apply in full to the Novated Subcontracts as if Contractor or B&V was the original party to the respective Novated Subcontracts, and irrespective of whether the relevant act or default of the Subcontractor or the relevant event or circumstance occurred before the novation of the respective Novated Subcontract. 6.2 References to Novated Subcontracts are to such subcontracts as they were at the date of novation and as further amended solely for the purposes of aligning the Novated Subcontracts with amendments to this Agreement. 6.3 Except as provided in this Article 6, the Contractor may not subcontract all or any part of the Works to any Third Party without the prior written consent of the Owner. 6.4 Subject to this Article 6, the Contractor shall nominate any Subcontractor from the Exhibit H-1 (Approved Vendor List Golar MK II) it intends to procure or for performing part of the Works. The Owner may within seven (7) Days after being notified by the Contractor in writing of such nomination require the Contractor to select a different Subcontractor from the list, in which case the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10 in respect of any cost difference or delay to any of the Key Contract Dates resulting from such change in Subcontractor. If the Contractor wishes to procure any Materials and Equipment that are not listed as a numbered item in the Approved Vendor List, the Contractor shall have its own discretion to procure such items from a vendor of Contractor’s own choice without obtaining prior written approval from the Owner, if such Materials and Equipment are in compliance with the terms of this Agreement, including Exhibit A and Exhibit E. 6.5 Subcontracting any part of its obligations under this Agreement (including by way of any Novated Subcontract) shall not relieve the Contractor from any of its obligations under this Agreement and the Contractor shall be responsible for the acts or defaults of any of its Subcontractors, their agents, Personnel or employees, as if they were the acts or defaults of the Contractor itself. 6.6 The Contractor shall procure that all Subcontractors shall be bound by and shall observe the requirements of this Agreement insofar as it relates to the scope of the Subcontract including, without limitation, provisions concerning performance

71 ©Copyright Golar LNG. All rights reserved. of the work. The Contractor shall further ensure that all Subcontracts contain provisions that are substantially similar to this Agreement so as to enable the Contractor to fulfil its obligations in accordance with this Agreement. Such provisions shall include but not be limited to: 6.6.1 provisions ensuring that the Subcontractor complies with Applicable Law; 6.6.2 provisions permitting the Inspection Parties to attend tests and to monitor the performance of the Works in accordance with Article 7.9 (subject to restrictions in respect of a Supplier Competitor); 6.6.3 provisions entitling the Owner to require the Subcontract and any security provided by or on behalf of the Subcontractor in respect of its obligations under the Subcontract to be novated to the Owner if this Agreement is terminated for any reason whatsoever or as set out in the Step-in Agreement if applicable and without requiring the prior consent of the Subcontractor or the provider of any security for the obligations of the Subcontractor; 6.6.4 provisions permitting the Subcontract and any security provided by or on behalf of the Subcontractor in respect of its obligations under the Subcontract to be freely assigned or novated by the Contractor to the Owner without the prior consent of the Subcontractor or the provider of any security for the obligations of the Subcontractor; 6.6.5 guarantees, warranties, delivery schedules, insurance requirements, IP rights and performance requirements on such terms that the Subcontract is consistent with this Agreement; 6.6.6 provisions mirroring the provisions of this Agreement relating to force majeure (including termination rights for excessive force majeure); 6.6.7 provisions requiring the Subcontractor to deliver up the work, materials, equipment of other services to be performed or supplied under the Subcontract or in the event of a dispute provided that the client under the Subcontract pays all undisputed amounts due to the Subcontractor and provides security for any disputed amounts claimed by the Subcontractor; 6.6.8 terms consistent with Article 11 and which shall in particular exclude any right of the Subcontractor to retain title to, or any proprietary interest in, or impose or assert any Liens on, any Materials and Equipment supplied to the Contractor following the appropriation of such Materials and Equipment for such purpose under the relevant Subcontract;

72 ©Copyright Golar LNG. All rights reserved. 6.6.9 a provision requiring the Subcontractor to keep and store all Materials and Equipment separately from all its other works at its premises and to clearly label all such Materials and Equipment as belonging to the Vessel; 6.6.10 anti-bribery and corruption and human rights obligations equivalent to those set out in Article 31 and Article 32; 6.6.11 rights for the Inspection Parties to audit the Subcontractor’s records to the same extent as the Owner is entitled to in accordance with Article 33; 6.6.12 obligations of confidentiality equivalent to those set out in Article 35, and the Contractor shall ensure that the provisions set out above in this Article are enforceable in accordance with their respective terms. 6.7 The Contractor shall, with respect to its employees, Personnel and Subcontractors: 6.7.1 ensure that any part of the Works subcontracted to Subcontractors shall meet all of the requirements of this Agreement; 6.7.2 be solely responsible for the supervision, technical and administrative guidance and labour required for the execution of the Works; 6.7.3 refrain from using, in all activities related to the performance of this Agreement, forced labour or work of minors and cause the above- mentioned requirement to be included in each Subcontract; 6.7.4 whenever required by the Owner issue a written statement representing that it has complied or is complying with the requirement contained in Article 6.7.3. 6.8 The Contractor shall provide regular updates and keep the Owner informed in relation to Equipment Subcontracts (including in relation to any disputes under or in connection with the same as well as any delays, cancellations, recissions and/or repudiations arising under or in connection with the same). 6.9 The Contractor shall provide to the Owner a copy of any Subcontract (with pricing information redacted) with a contract value in excess of [*****], such Subcontract to be provided no more than thirty (30) Business Days after entering into such Subcontract. The Contractor shall provide the Owner with a copy of any other signed Subcontract (with pricing redacted) if the Owner requests this. 6.10 The Contractor shall not terminate any Subcontract with a contract value in excess of [*****], without firstly notifying, and receiving consent from, the Owner in writing at least fourteen (14) Business Days prior to such termination. If there

73 ©Copyright Golar LNG. All rights reserved. is unreasonable delay in the Owner approving the consent required under this sub-Article 6.10, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10. 6.11 Where the Contractor has failed to pay any amounts due and payable to BVCOR, BVI or CCEDC within fifteen (15) Days of its due date, and irrespective of whether there is any dispute between the Contractor and BVCOR, BVI or CCEDC as to whether a default has occurred is ongoing between the parties under a Subcontract, in respect of the payment of such amounts, the Owner shall be entitled to pay any amounts to such subcontractor and shall be entitled to be promptly reimbursed by Contractor within ten Business Days of demand in respect of any amount so paid, and any other expenditure, cost or expenses, charges or fees incurred in the exercise of its rights. 6.12 The Owner has by separate agreement(s) with the Sub-Contactor(s) undertaken to upon specific terms and conditions to make certain payments to or for the benefit of the Sub-Contractor and in security of such payments to maintain an irrevocable on-demand standby letter of credit in accordance with specific terms of such agreements. In the event that the Owner fails to maintain an on-demand standby letter of credit in full force and effect or to reinstate the agreed total amount of the letter of credit in accordance with the terms of these separate agreement(s), and the Owner has not rectified such failure within 20 Business Days, the Owner has agreed that the Sub-Contractor shall be entitled to suspend all or any its obligations of the B&V Topsides Work. Accordingly, where Owner has agreed to allow the Sub-Contractor to suspend its obligations of the B&V Topsides Works in terms of these separate agreement(s), then the Contractor following a notice to the Owner, shall be allowed to suspend the delivery of any B&V Topsides Work under this Agreement until such time as the Sub-Contractor is no longer entitled to maintain such suspension of such obligations in terms of those agreements. For the avoidance of doubt, the Contractor shall be obliged to continue all of its obligations under this Agreement, except for the B&V Topsides Work. 6.13 Where performance by CCEDC of its obligations under the Chinese Supply and Services Agreement is suspended in accordance with article 48.14 of the Chinese Supply and Services Agreement, then the Contractor shall not be obliged to perform the relevant obligations of the B&V Topsides Work under this Agreement which arises from the Chinese Supply and Services Agreement. The Contractor shall be obliged to initiate its performance of the full B&V Topsides Work under this Agreement when and to the extent the Chinese Supply and Services Agreement can no longer be suspended in accordance with article 48.14 of the Chinese Supply and Services Agreement.

74 ©Copyright Golar LNG. All rights reserved. ARTICLE 7 SUPERVISION AND PLAN APPROVAL Supervision 7.1 The Owner may send to and maintain at the Conversion Yard, at the Owner’s cost and expense, any number of representatives (the “Owner’s Representatives”) who shall act on behalf of the Owner. The Owner shall notify the Contractor in writing from time to time of the names of each of the Owner’s Representatives, together with the scope of their authority. The Owner’s Representatives shall be authorised to attend and approve tests and trials on behalf of the Owner, unless otherwise advised by the Owner in writing. The rights of the Owner’s Representatives and the interface between the Owner’s Representatives and the Contractor shall be further set out in the Contractor Project Execution Plan, the Project Quality Plan and the HSE Plan. The Owner shall not engage or permit any Supplier Competitor to be the Owner’s Representatives or an Inspection Party for the purposes of Article 7.9.1 on B&V Topsides Works. 7.2 The Owner shall appoint from amongst the Owner’s Representatives a project manager (the “Owner’s Project Manager”) who shall have full authority to act for and on behalf of the Owner in all matters connected with this Agreement, including in relation to Variation Orders. 7.3 The Owner’s Representatives shall have full and free access at all reasonable times to inspect, check, request copies of calculations and samples of materials and attend tests of the Works as they are performed. For all such purposes, the Owner’s Representatives (and any other Person at the request of the Owner, Owner’s personnel, its subcontractors, any Lessee, any Lender, and any of their agents or representatives) shall be given full and free access to the Conversion Yard and any Subcontractor Site (subject to compliance with safety rules and other work regulations applicable to such places) and the Contractor shall ensure that such Subcontractors are informed of such rights of access to their premises. Non-Conformities 7.4 If the Owners’ Representatives discover any Non-Conformity: 7.4.1 The Owners’ Representatives may issue a Non-Conformity Notice within a reasonable time of the Owner’s Representatives becoming aware of such Non-Conformity. Upon receipt of any such notice, the Contractor shall correct such Non-Conformity and carry out all appropriate further tests and inspections at its own cost. 7.4.2 If the Contractor disagrees that there is a Non-Conformity or that any corrective work is required, the Contractor shall promptly advise the

75 ©Copyright Golar LNG. All rights reserved. Owner in writing, specifying in detail its reasons for disagreeing with the Owner’s Representatives. 7.5 The Owner’s Representatives, at their discretion, may refuse to inspect or attend tests where adequate safety measures have not been implemented in accordance with safety plans approved by the Owner, such tests or inspections shall be deemed not to have been completed in accordance with this Agreement and any delay arising therefrom shall be a Non-Permissible Delay. 7.6 The Contractor shall, promptly following the NTP Date, appoint (by written notice to the Owner) and maintain at the Conversion Yard at its own cost and expense at all times a properly qualified, competent and experienced representative, duly certified and in good standing at the relevant professional organisation (the “Contractor Project Director”) to whom all enquiries of the Owner’s Project Manager shall be directed. The Contractor Project Director shall have full authority to act for and on behalf of the Contractor in all matters connected with this Agreement, including in relation to Variation Orders. The Contractor Project Director shall be a Key Person and shall remain in this capacity and, so long as (s)he remains in the Contractor’s employ, shall not be relieved until completion of the Works except upon prior written consent of the Owner, which shall not be unreasonably withheld or delayed. 7.7 The Contractor Project Director shall meet at reasonable intervals with the Owner’s Project Manager to discuss the Works. Additionally, periodic progress meetings shall be held at a location and time mutually agreeable to the Parties. The frequency, composition, objectives and details of such meetings shall be in accordance with Exhibit D. All matters bearing on the progress and execution of the Works and the Project Schedule since the preceding progress meeting shall be discussed and resolved, including any previously unresolved matters, Non- Conformities or the methods being employed, and any problems, difficulties, or delays which may be encountered. The Contractor shall provide the Owner with minutes of all progress meetings. All decisions taken at such progress meetings shall be recorded in the minutes. The Owner shall initial and sign the minutes, noting any disagreements. 7.8 The Contractor shall, in relation to the Works which take place solely in the Conversion Yard, give the Owner’s Project Manager at least five (5) Business Day’s prior written notice of each inspection or test to be conducted at the Conversion Yard, and seven (7) Business Days’ prior written notice for any inspection or test which will take place at a Subcontractor Site. Provided such notice is given, the Contractor may proceed with any inspection or test which the Owner’s Representatives fail to attend. The Owner shall be bound in such circumstances to accept the result of any such inspection or test provided the same has been carried out in accordance with the requirements of this Agreement and is witnessed and approved by the Classification Society. 7.9 The Contractor shall:

76 ©Copyright Golar LNG. All rights reserved. 7.9.1 permit such representatives of the potential clients or co-venturers of the Owner or potential charterers of the Vessel, or any government representatives of a location where the Vessel may operate (the “Inspection Parties”), as may be notified by the Owner to the Contractor from time to time to inspect the Works and to attend and observe any tests and inspections conducted by the Contractor or its Subcontractors; and 7.9.2 provide access to the Conversion Yard and any Subcontractor Sites or premises for inspection or attendance at tests for the Inspection Parties upon reasonable advance notice from the Owner, provided that the representatives of the Inspection Parties have undertaken such health, safety and security training as may be reasonably required by the Contractor in connection with such inspection or attendance. If the representatives of the Inspection Parties have completed substantially similar health, safety and security training to that reasonably required by the Contractor and provide evidence of the same, such representatives shall be deemed to have completed the required training. 7.10 The Contractor shall provide to the Owner’s Representatives, free of charge, suitably sized and furnished, heated and air-conditioned office accommodation comprising an adequate number of rooms at the Conversion Yard to accommodate [*****] personnel from the NTP Date to Ready for Sailaway. Such accommodation shall include fully equipped office space, including working desks, filing cabinets, parking spaces, and such other reasonable facilities, a dedicated broadband internet connection, and the use of changing rooms, lavatory facilities and hot and cold running water. The Owner shall, however, be responsible for the costs of all international telephone communications. 7.11 The facilities so made available to the Owner shall be increased to accommodate: (i) [*****] senior officers of the Vessel during the last nine (9) months prior to the Contractual Ready for Sailaway Date as determined by the Project Schedule. 7.12 The Contractor shall assist the Owner to the maximum extent possible in: (i) obtaining accommodation, which shall be of a suitable Western standard in the vicinity of the Conversion Yard, for each of the Owner’s Representatives; and (ii) recommending a third party to obtain all necessary residence and work permits and visas for each of the Owner’s Representatives as required throughout the performance of the Works. 7.13 The Contractor shall use reasonable endeavours to assist the Owner to evaluate (a) the progress of the Works against the Project Schedule and (b) to respond to queries from LNG buyers or potential LNG buyers and their representatives.

77 ©Copyright Golar LNG. All rights reserved. Plans, Engineering Documents and Drawings Approval 7.14 All Plans, including but not limited to engineering documents and drawings required for the Works, shall be submitted by the Contractor to the Owner in electronic copy. Without prejudice to the generality of the foregoing, all as-built drawings shall be submitted to the Owner in electronic copy in native format in accordance with the dates outlined in the Master Document List which shall be submitted by the Contractor within thirty (30) days after the NTP Date. For the avoidance of doubt, B&V’s as-built drawings, data and information may be submitted in this form separate from the as-built drawings prepared by Contractor. 7.15 The Owner shall within fourteen (14) Days, or as otherwise agreed in writing on a case-by-case basis if required by the Owner or the Contractor, after receipt thereof, return to the Contractor such Plans with the Owner’s approval or with the Owner’s comments, remarks and amendments (if any). If no Owner comments or amendments are received within such period, the Contractor may continue on the basis that the Owner is deemed approved with no comments on the relevant Plans which have been submitted. 7.16 If the Owner provides comments or amendments under this Article, the Contractor shall review and resubmit such Plans as appropriate for further review by Owner until such approval is obtained. The period for such subsequent review of the later Plans shall not exceed ten (10) Days (or such other mutually agreed period) after receipt of the resubmitted Plans. If no Owner comments or amendments are received within such period, the Plans shall be deemed to be approved by Owner. 7.17 If the Owner makes any remarks or amendments in relation to the Plans, the Contractor shall either (at its discretion): 7.17.1 review and revise such Plans and resubmit a revised Plan as appropriate in one (1) copy for further review by the Owner within ten (10) Days after receipt of the Owner’s remarks or amendments, or such other period as may be mutually agreed in writing between the Parties; or 7.17.2 confirm to the Owner that its remarks and amendments have been accepted and commence or continue the Works in accordance with the corrected or amended Plans (and provide a corrected or amended official Plan to the Owner). 7.18 If the Contractor reasonably considers that the Owner’s remarks or amendments are not clearly specified or detailed or are inconsistent with the terms of this Agreement, the Contractor may seek clarification of the same from the Owner.

78 ©Copyright Golar LNG. All rights reserved. 7.19 If the Owner makes any remarks or amendments to Plans submitted by the Contractor which the Contractor considers amount to a variation to the Works, the Contractor shall as soon as possible issue a Contractor VOR in accordance with and subject to the terms of Article 10. 7.20 Any approval of or comments on (or any failure to comment on or approve) any Plans by the Owner shall not relieve the Contractor of its responsibilities under this Agreement. 7.21 If the Owner (unreasonably) fails to comply with any of its obligations under this Article 7, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10.

79 ©Copyright Golar LNG. All rights reserved. ARTICLE 8 PERMITS FOR THE WORKS Permits for the Works 8.1 The Contractor shall be responsible for obtaining the Permits and Consents which are required for the Contractor performance of the Works. Each Party shall cooperate with the other Party and shall provide all necessary information and data as requested by the other Party with respect to obtaining such Permits and Consents. 8.2 The Contractor shall obtain and maintain (and give all notices and pay all costs, fees and duties in respect of) all Contractor Permits. 8.3 The Contractor shall be responsible for obtaining all Contractor Permits in sufficient time to enable the Contractor to comply with its obligations under this Agreement. 8.4 Where any Contractor Permits are required to be in the name of the Owner, the Contractor shall, with reasonable assistance from the Owner where necessary, be responsible for obtaining and maintaining such Contractor Permits on the Owner’s behalf and shall pay all costs, fees and duties in respect of those Contractor Permits. 8.5 Without limiting the generality of Article 8.2, the Contractor shall, within thirty (30) Business Days after the NTP Date, prepare a list setting out the Contractor Permits, which the Contractor shall update at least on a monthly basis and shall provide such updated lists in its Monthly Progress Reports. 8.6 The Contractor shall provide to the Owner a copy of all: 8.6.1 applications for Contractor Permits, and any modifications, amendments or supplements thereto, at least fifteen (15) Business Days prior to making such applications (other than where such modifications, amendments or supplements are required urgently); and 8.6.2 Contractor Permits, and any approved modifications, amendments or supplements thereto, forthwith upon receipt by the Contractor (or any party acting on the Contractor behalf) from any Governmental Authority or other relevant authority. 8.7 If the Contractor’s performance of the Works is delayed as a result of any delay in obtaining the Permits and Consents, then: 8.7.1 If and to the extent that the relevant delay in obtaining the Permits and Consents was the fault of the Owner, the Contractor shall be

80 ©Copyright Golar LNG. All rights reserved. entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10; 8.7.2 If and to the extent that the relevant delay in obtaining the Permits and Consents was the fault of the Contractor, the Contractor shall be liable for all additional costs and shall not be entitled to a Variation, and any delay shall be Non-Permissible Delay. 8.8 If the relevant delay in obtaining the Permits and Consents was partly the fault of the Owner and partly the fault of the Contractor, then Articles 8.7.1 and 8.7.2 shall apply to the extent of the delay caused by the relevant Party. If the relevant delay in obtaining the Permits and Consents was concurrently caused by the Owner and the Contractor, then the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10 in respect of any delay to the Key Contract Dates (or any of them), but shall not be entitled to any adjustment to the Contract Price or any other terms of this Agreement.

81 ©Copyright Golar LNG. All rights reserved. ARTICLE 9 PROJECT SCHEDULE Project Schedule 9.1 The agreed Level 2 schedule for the design and engineering, procurement, construction, commissioning, testing, Ready for Sailaway of the Vessel by the Contractor (the “Project Schedule”) is set out in Exhibit C. 9.2 Within forty-five (45) Days after the NTP Date, the Contractor shall, without altering any of the Key Contract Dates or the start, finish or other activity dates set out in the Level 2 Project Schedule in Exhibit C, further develop the Project Schedule up to Ready for Sailaway to a Level 3 schedule and provide the same to the Owner for review and approval. Such schedule shall, after review and approval by the Owner, thereafter be deemed the Project Schedule. 9.3 Before the date falling one (1) year before the Contractual Ready for Sailaway Date, the Owner shall, without altering any of the Key Contract Dates or the start, finish or other activity dates set out in Exhibit C, further develop that part of the Project Schedule between Ready for Sailaway and Contractor Final Acceptance to a Level 3 schedule and provide the same to the Contractor. 9.4 The Project Schedule shall be the basis for determining the actual construction progress of the Vessel. The Contractor shall ensure that the Project Schedule shall: 9.4.1 be prepared in a programming software (for example, Primavera, MS Project or the software or program or methodology which the Contractor regularly utilises) and shows the whole of the design, procurement and construction work for the Vessel broken down into a sufficient level of detail; 9.4.2 contain logic linked activities and show the critical path for the Works; 9.4.3 show a realistic assessment of the time required to undertake and complete the Works, with an explanation as to how that assessment has been made by reference to quantitative data; 9.4.4 outline the activities in the Project Schedule in correlation with the quantitative progress data to be kept by the Contractor; and 9.4.5 be capable of being updated regularly by the Contractor, if required, for the Owner’s review and approval. Any proposed updates to the Project Schedule shall outline the proposed re-scheduling of the Works to show slippage or improvement to the expected completion of the Works on the basis of the progress reported against the activities shown in the Project Schedule. If requested by the Owner, the Contractor shall provide updates to the Project Schedule along

82 ©Copyright Golar LNG. All rights reserved. with summaries of the Project Schedule showing a narrative highlighting any areas of concern or changes to the logic in the Project Schedule and any other information reasonably requested by the Owner. For the avoidance of doubt, nothing in this Article entitles the Contractor to amend any of the Key Contract Dates. 9.5 The Contractor shall use best endeavours to execute the Works in accordance with the Project Schedule. If the Contractor is at any time unable to comply with the Project Schedule in any material respect, Article 9.7 shall apply. Resources 9.6 Before the NTP Date, the Contractor shall submit to the Owner a plan (the “Resources Plan”) showing how the Contractor intends to resource the Works to meet the Project Schedule, for the Owner’s review. The Resources Plan shall show the allocation of resources which will be allocated to each of the activities in the Project Schedule and the production rates utilised by the Contractor to determine the timeframe for the completion of the Works. The Contractor shall submit to the Owner regular updates to the Resources Plan showing the actual level of resources, which shall include daily records of, for each operative, the hours worked (split by day/night shift), the area and system worked, and the activities carried out, which shall be capable of being correlated against the Project Schedule and the Monthly Progress Reports. The Contractor shall also provide monthly Full Time Equivalent (FTE) reporting in respect of the Works. 9.7 Without prejudice to the Contractor’s other rights and obligations under this Agreement, if the Works are delayed due to the Contractor such that the Contractor will not be able to achieve any of the Key Contract Dates, the Contractor shall immediately notify the Owner and shall, within fourteen (14) Days thereof, provide to the Owner a schedule indicating the steps that the Contractor will take to recover the time so lost and the Contractor shall take all necessary and available steps to expedite the rate of progress of the Works, including but not limited to re-scheduling activities, adding additional shifts, overtime working and supplying additional manpower, tools, equipment, resources and facilities and amending the Resources Plan as may be required to achieve the relevant Key Contract Date(s) at no cost to the Owner. 9.8 If there is unreasonable delay by the Owner in fulfilling any of its obligations under this Article 9, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10.

83 ©Copyright Golar LNG. All rights reserved. ARTICLE 10 VARIATION ORDERS General Provisions 10.1 A Variation Order shall only be valid and binding when signed by the Owner’s Project Manager and the Contractor Project Director or deemed issued pursuant to Article 10.17. A Variation Order will not affect the rights or obligations of the Parties except as expressly provided therein. 10.2 A Variation can only be effected by a Variation Instrument. A Key Contract Date can only be amended by a Variation Instrument or Permissible Delay. Notwithstanding any other provision of this Agreement, it is expressly agreed and understood that the so-called “prevention principle” shall not apply to this Agreement and that the Contractor’s rights to seek any extension of time whatsoever or howsoever arising for the performance of its obligations hereunder shall be limited to such rights as are expressly provided in this Agreement (for the avoidance of doubt, this does not limit the Contractor’s rights under this Agreement to Permissible Delay). 10.3 If the Owner expressly requests engineering services from the Contractor in the preparation of a Variation and the Owner elects not to issue a Variation Order, then, subject to the Contractor’s compliance with Article10.8A, the Owner shall compensate Contractor for its documented and reasonable costs in the preparation and submittal of information and documents in response to Owner’s request at the rates set out in Exhibit B. 10.4 Any upwards or downwards adjustment to the Contract Price shall be calculated in accordance with Exhibit B. 10.5 If the Contract Price is adjusted upwards pursuant to this Article 10 to take into account an increase in the price of the B&V Topsides Works, the B&V Topsides Price (as defined in this Agreement) shall also be adjusted upwards by an amount in US Dollars equal to such upwards adjustment of the Contract Price (if the upwards adjustment in the Contract Price is in a currency or currencies other than US Dollars, the amount by which the B&V Topsides Price is increased in US Dollars shall be calculated using the conversion rates in Exhibit B). Owner Variation Order Request (“Owner VOR”) 10.6 The Owner may at any time issue an Owner VOR in the form set out in Exhibit L in respect of the Works or any part thereof (including a reduction in the scope of such Works or any part thereof where needed to satisfy project requirements relating to an update in the Basis of Design, requirements of the Lessee, requirements of Applicable Laws and matters such as local content requirements) and, shall do so if it wishes to instruct a Variation. The Owner shall not reduce the Contractor’s Scope of Work through an Owner VOR and then subsequently award that scope to a third party in order solely to achieve a

84 ©Copyright Golar LNG. All rights reserved. cost saving to the Owner while this Agreement is effective, unless mutually agreed between the Owner and the Contractor. 10.7 The Contractor shall no later than twenty-one (21) Days after receipt of the Owner VOR (or such other period as the Parties may agree acting reasonably) submit to the Owner a “Variation Order Proposal” setting out any proposed adjustments to the Works, the Contract Price, any Key Contract Dates, the Project Schedule, the Guaranteed Performance or any other term of this Agreement. The Variation Order Proposal shall in all circumstances be reasonable and shall be fully in accordance with the methodology, requirements and limitations set out in Article 10.18.1 - 10.18.4. Any proposed adjustment of the Project Schedule shall be supported by a revised draft Project Schedule. 10.8 Within [*****] (or such other period as the Parties may agree acting reasonably) after receipt of the Variation Order Proposal, the Owner shall elect to: 10.8.1 agree to the adjustments set out in the Variation Order Proposal by issuing a Variation Order incorporating the proposed adjustments set out in the Variation Order Proposal, after which the Contractor shall carry out the Works in accordance with the Variation Order; 10.8.2 issue a Disputed Variation Order; or 10.8.3 withdraw the Owner VOR so that there will be no Variation. 10.8A If the Contractor receives an Owner VOR and the Contractor determines, acting reasonably, that preparing a Variation Order Proposal will require the Contractor to incur costs of more than [*****], then: (i) the Contractor shall so notify the Owner before commencing work on preparing a Variation Order Proposal (and in any event within [*****] of receiving the Owner VOR); (ii) within [*****] of the notice under Article 10.8A(i) the Owner shall notify the Contractor to confirm whether the Owner requires the Contractor to prepare the Variation Order Proposal and whether the Owner will reimburse the Contractor for its documented and reasonable costs in doing so; and subject to the confirmation being provided under Article10.8A(ii), the Contractor shall commence work to prepare the Variation Order Proposal.

85 ©Copyright Golar LNG. All rights reserved. Contractor Variation Order Request (“Contractor VOR”) 10.9 Within ten (10) Days (or such other period as the Parties may agree acting reasonably) after: 10.9.1 receipt of a comment or other communication from the Owner, or the occurrence of any event or circumstance, which the Contractor believes entitles it to claim a Variation; or 10.9.2 the occurrence of an event or circumstance for which one of the provisions of this Agreement expressly provides that the Contractor is entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10, the Contractor may submit a “Contractor VOR” to the Owner in the form set out in Exhibit L. 10.10 The Contractor VOR shall identify the comment, communication or other event which the Contractor believes entitles it to a Variation and shall set out any proposed adjustments to the Contract Price, any Key Contract Dates, the Project Schedule, the Guaranteed Performance or any other term of this Agreement. The Contractor VOR shall in all circumstances be reasonable and shall be fully in accordance with the methodology, requirements and limitations set out in Articles 10.18.1 to 10.18.4. Any proposed adjustment of the Project Schedule shall be supported by a revised draft Project Schedule. 10.11 Upon receipt of a Contractor VOR, the Owner shall within [*****] (or such other period as the Parties may agree acting reasonably): 10.11.1 If the Owner accepts the Contractor VOR, the Owner shall issue a Variation Order incorporating the proposed adjustments set out in the Contractor VOR, in which case this Agreement shall be deemed varied as set out in the Variation Order; 10.11.2 issue a Disputed Variation Order; or 10.11.3 withdraw the Owner’s comment or other communication which gave rise to the Contractor VOR, whereupon the Contractor shall proceed with the Works without taking account of such comment or other communication. Time-bar 10.12 If:

86 ©Copyright Golar LNG. All rights reserved. 10.12.1 the Contractor does not issue a Contractor VOR within a reasonable time after the Contractor becoming aware, or within a reasonable time after the Contractor ought reasonably to have become aware, of the matters giving rise to the alleged Contractor VOR; or 10.12.2 the Contractor carries out any work or services without a Variation Instrument or a Contractor VOR having first been issued, Contractor shall not be entitled to a Variation, and Contractor shall have waived any claim for a Variation in respect of such work, services, facts or matters and any such claim shall be time-barred. Disputed Variation Orders 10.13 If there is a disagreement between the Parties as to: 10.13.1 whether the matters referred to in a Contractor VOR amount to a Variation; or 10.13.2 any appropriate adjustment to the Contract Price, any Key Contract Date, the Project Schedule, the Guaranteed Performance or any other term of this Agreement resulting from an Owner VOR or a Contractor VOR; the Owner shall be entitled to issue a “Disputed Variation Order” in the form set out in Exhibit L without prejudice to the Parties’ positions in respect of the disputed elements of the Disputed Variation Order and the Contractor shall thereupon proceed with the work detailed in the Disputed Variation Order save that, the Contractor shall not be required to proceed with work detailed in the Disputed Variation Order to the extent that the Contractor proceeding with such work would: - be illegal under the Applicable Laws in effect from time to time; - result in the Vessel ceasing to comply with the requirements of the Classification Society in effect from time to time; - jeopardise the technical, structural or operational integrity of the Vessel; - increase the Works beyond the intent of the original scope; and/or require the Contractor to establish a legal presence or obtain additional applicable Permits and Consents to perform the Project Site Works other than what is reasonably required to perform the Project Site Works; 10.13.3 the reasonably disputed element of the relevant Disputed Variation Order has a cumulated value in respect of any increase in the Contract Price as determined by reference to the relevant Variation Order Proposal, Owner VOR or Contractor VOR (as applicable) less than:

87 ©Copyright Golar LNG. All rights reserved. 10.13.3.1 [*****] in respect of Disputed Variation Order scope that is B&V Topsides Works; or 10.13.3.2 [*****] in respect of Disputed Variation Order scope that is not B&V Topsides Works. the Owner shall be entitled to issue a “Disputed Variation Order” as set out at Article 10.13. 10.14 If the Disputed Variation Order scope is B&V Topsides Works and the disputed element of the relevant Disputed Variation Orders has an accumulated value in respect of any increase in the Contract Price under Article 10.13.3.1 of: 10.14.1 less than [*****], the Contractor shall proceed with the work detailed in the Disputed Variation Order pending resolution of the disputed element of the Disputed Variation Orders through negotiation or determination in accordance with Article 10.17; 10.14.2 equal to or greater than [*****] but less than [*****], the Contractor shall proceed with the work detailed in the Disputed Variation Order and the Owner shall reimburse the Contractor on a time and material basis, payable monthly by the Owner on a without prejudice and interim basis (within 45 Days of invoice), at the rates set out in Exhibit B, pending resolution of the disputed element of the Disputed Variation Orders through negotiation or determination in accordance with Article 10.17. 10.15 If the requirements of Article 10.13.3, 10.15A and 16.1 are not satisfied: 10.15.1 if the Disputed Variation Order scope is B&V Topsides Works and the disputed element of the relevant B&V Topsides Works Disputed Variation Orders has an accumulated value in respect of any increase in the Contract Price equal to or greater than [*****], the Parties shall discuss (acting reasonably) whether to proceed with any Disputed Variation Order; 10.15.2 if the Disputed Variation Order scope is not B&V Topsides Works and the disputed element of the relevant non-B&V Topsides Works Disputed Variation Orders has an accumulated value in respect of any increase in the Contract Price equal to or greater than [*****], the Parties shall discuss (acting reasonably) whether to proceed with any such Disputed Variation Order. If they agree to do so, the Owner shall be entitled to issue a Disputed Variation Order in the form set out in Exhibit L and without prejudice

88 ©Copyright Golar LNG. All rights reserved. to the Parties’ positions in respect of the disputed elements of the Disputed Variation Order and the Owner shall on a without prejudice and interim basis reimburse the Contractor on a time and material basis, payable monthly (within 45 Days of invoice), at the rates set out in Exhibit B, pending the resolution of the disputed elements of the Disputed Variation Order through negotiation or determination in accordance with Article 10.17. 10.15A.1 Notwithstanding anything in this Agreement to the contrary, when there is a Owner Mandatory Variation Order, the Owner shall confirm the Owner VOR is a Owner Mandatory Variation Order, and the Contractor shall carry out such Owner Mandatory Variation Order and shall ensure that such Variation Order also comply with all applicable requirements of this Contract. 10.15A.2 Where there is no agreement to the cost of the Owner Mandatory Variation Order, the Owner shall pay to the Contractor [*****] of the proposed cost set out in the Variation Order Proposal prepared by the Contractor in accordance this Article 10. 10.15A.3 The Contractor shall account for its costs on a time-and-material basis, reported monthly, until the value accounted achieves the value paid under Article 10.15A.2, and thereafter the Contractor shall be entitled to invoice payment for the work and services provided under the Owner Mandatory Variation Order on a time-and-material basis monthly, at the rates set out in Exhibit B pending the resolution of any claim for extra costs through negotiation or determination in accordance with Article 10 or Article 29. 10.15A.4 In the event (a) that the value accounted for on a time-and-material basis under Article 10.15A.3 for undertaking the Contractor Mandatory Variation Order, or (b) the value agreed or determined in accordance with Article 10 or Article 29, in each case, is less than the payment made by the Owner under Article 10.15A.2, then the Contractor shall repay to the Owner such excess amount within thirty (30) Days of such amount being accounted for, agreed or determined, as the case may be. 10.15A.5 Contractor shall be entitled to an adjustment to the Project Schedule in respect of the Contractor Mandatory Variation in accordance with Article 10 or Article 29. 10.16 In the case of urgency, or if the Contractor refuses to comply with a comment or communication from the Owner Representatives in relation to the Works which the Owner believes is not a Variation, the Owner may issue a Disputed Variation Order without first issuing an Owner VOR. 10.17 Following the issue of a Disputed Variation Order, the Parties shall meet regularly during the following twenty one (21) Days to try to reach agreement in

89 ©Copyright Golar LNG. All rights reserved. respect of the disputed elements of the Disputed Variation Order. If the Parties cannot resolve the same by negotiation, the matter shall be resolved as follows: 10.17.1 If : (i) the value (as determined by reference to the relevant Variation Order Proposal, Owner VOR or Contractor VOR (as applicable) of the disputed element of the relevant Disputed Variation Order does not exceed [*****]; and/or (ii) the disputed period of adjustment of any Key Contract Date does not exceed sixty (60) days, then the dispute shall be resolved by the Expert Determination in accordance with the provisions of Article 29, and the Independent Expert shall have the power to determine the appropriate terms of the Variation Order in accordance with the methodology, requirements and limitations set out in Article 10.18, whereupon a valid and binding Variation Order will be deemed issued in those terms; 10.17.2 All other Disputed Variation Orders shall be determined by reference to arbitration in accordance with the provisions of Article 29 and the tribunal shall have the power to determine the appropriate terms of the Variation Order in accordance with the methodology, requirements and limitations set out in Article 10.18, whereupon a valid and binding Variation Order will be deemed issued in those terms. 10.18 When a Disputed Variation Order has been referred to it pursuant to Article 10.17, the Expert Determination or the arbitration tribunal (as the case may be) shall determine any appropriate adjustments to the Contract Price, any Key Contract Date, the Project Schedule, the Guaranteed Performance or any other term of this Agreement in accordance with the following methodology, requirements and limitations: 10.18.1 Any adjustments to this Agreement shall be based on a reasonable prospective estimate as at the date of the Disputed Variation Order taking into account all the relevant factors that were known or ought to have been known by the Contractor at that time; 10.18.2 Any upwards or downwards adjustment to the Contract Price shall be based on a fair and reasonable lump sum price for the Variation valued at the date of the Disputed Variation Order, based on any applicable rates and prices set out in the Variation Price Schedule, and in the absence of applicable rates or prices, based on reasonably estimated costs plus a profit margin as per Exhibit B; 10.18.3 Any extension or advancement of any Key Contract Date or any other adjustments to the Project Schedule shall be based on a reasonable assessment as at the date of the Disputed Variation Order of the impact on the critical path for the Works always on the basis that the

90 ©Copyright Golar LNG. All rights reserved. Contractor takes all reasonable steps to mitigate any delays to the Key Contract Dates attributable to the Variation; and 10.18.4 Any other adjustments to the Guaranteed Performance or any other term of this Agreement shall be a fair and reasonable prospective adjustment as at the date of the Disputed Variation Order and on the basis that the Contractor takes all reasonable steps to minimise the extent of any such adjustments. Statutory Variations and Change in Laws 10.19 If, after the Effective Date, there is a change in: 10.19.1 Any of the Applicable Codes and Standards; 10.19.2 any Applicable Law, rules, regulations or requirements of the Classification Society or the Governmental Authorities; 10.19.3 any permit, permission, licence or approval obtained or to be obtained by the Owner for the purpose of the Works; which affects the Contractor’s performance of the Works, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10. Either of the Parties, upon receipt of such information from the Classification Society or the relevant Governmental Authority, shall promptly transmit the same to the other in writing.

91 ©Copyright Golar LNG. All rights reserved. ARTICLE 11 TITLE TO THE DONOR VESSEL, THE WORKS AND INTELLECTUAL PROPERTY Title 11.1 Title to the Donor Vessel (including all hull, machinery, tanks and equipment of the Donor Vessel) and OFE shall at all times remain with the Owner. 11.2 Title to the Works shall continuously pass to the Owner upon the earlier of: 11.2.1 payment for the relevant Works by the Owner through payment of the associated Instalment; or 11.2.2 incorporation of the relevant Works, Materials and Equipment and/or material (including Commissioning Spares) onto the Vessel. 11.3 The Contractor warrants that title shall pass to the Owner free and clear of any Liens or Claims. 11.4 The Contractor shall mark all fully or partly fabricated Modules with the name of the Vessel and (as title to such fully or partly fabricated Modules transfers to the Owner in accordance with Article 11.2) evidence of the Owner’s title. 11.5 The Contractor shall do and execute all acts, matters, things and documents necessary or reasonably required by the Owner to perfect the Owner’s title to the Works pursuant to Article 11.1, and to protect the same against any claim by another Person (including creditors of the Contractor and Persons representing such creditors). 11.6 As further provided in Article 6, the Contractor shall contract with Subcontractors on terms giving full effect to the provisions of this Article 11. Liens 11.7 The Contractor warrants and covenants that the Owner’s legal title to, and ownership of, the Vessel and the Works shall at all times be free and clear of any and all Liens. 11.8 The Contractor shall not at any time impose or assert any Liens, or permit any Liens to be imposed by any Person (including any member of the Contractor’s Group), firm or Governmental Authority, upon the Vessel, the Equipment or any of the Owner’s property by reason of any Claim by or against the Contractor or any Subcontractor of any tier, and the Contractor shall defend, indemnify and hold harmless the Owner Group from and against the same.

92 ©Copyright Golar LNG. All rights reserved. 11.9 Without prejudice to the foregoing provisions of this Article 11, the Contractor shall notify the Owner immediately upon becoming aware of the filing of any Liens upon the Vessel, the Works, any Equipment (other than Equipment owned or leased by or procured for the Contractor and used in the execution of the Works) or any Owner’s property, and shall immediately secure the release or discharge of such Lien at its own expense, and shall promptly upon demand reimburse the Owner Group for all reasonable and properly incurred costs and expenses as a result of the imposition of the same. If the Contractor fails or refuses to remove or to secure the release or discharge of any such Lien within thirty (30) Days after the filing of such Lien, the Owner shall have the right (but not the obligation) to pay any sums necessary to obtain prompt release or discharge of such Lien. In such event, the Contractor shall reimburse the Owner for any sums so paid together with costs and expenses reasonably incurred by the Owner within forty-five (45) Days after the Owner’s demand. In addition, notwithstanding any other provision in this Agreement to the contrary, the Owner shall have the right to set off any amounts paid by the Owner to release or discharge a Lien in accordance with this Article against any payments due to from the Owner to the Contractor under or relating to this Agreement. 11.10 The Contractor undertakes not to take any steps to arrest the Vessel (whether by way of a provisional arrest or post-judgment arrest) or take any other steps or assert any rights or Claims in any jurisdiction against the Vessel or any part of the Works in respect of any Claim arising out of or relating to this Agreement. 11.11 The Contractor shall defend, indemnify and hold harmless the Owner and each member of the Owner Group for all direct losses, expenses and damages and Claims incurred by the Owner or any member of the Owner Group as a result of any breach by the Contractor of this Article 11. Marking Materials and Equipment 11.12 All items of Materials and Equipment received by the Contractor and allocated to the Vessel shall, until fitted or installed onto or within the Vessel, be marked with the Vessel identification. Risk of Loss 11.13 Notwithstanding Article 11.1, the Contractor shall bear full responsibility for, and shall have care, custody, control, and risk of physical loss and physical damage with respect to the Vessel, the OFE (once delivered in accordance with Article 15.6), the Works, the Materials and Equipment, spare parts (including Commissioning Spares and, if delivered to the Conversion Yard in accordance with Article 15.3, Owner’s Spares) and other physical property to be used for the Works or incorporated into the Vessel from the NTP Date until Actual Ready for Sailaway, and shall make good forthwith at its own cost any loss or damage that may occur to the Vessel, OFE (once delivered in accordance with Article 15.6), the Works, the Materials and Equipment, spare parts (including

93 ©Copyright Golar LNG. All rights reserved. Commissioning Spares and, if delivered to the Conversion Yard in accordance with Article 15.3, Owner’s Spares) or other physical property to be used for the Works or incorporated into the Vessel (or any part thereof) from any cause whatsoever during such period. 11.14 Where a Party has the care and custody of any Materials and Equipment, spare parts (including Owner’s Spare Parts and Commissioning Spares) and other physical property used in the performance of the Works during the period of the Project Site Works, that Party shall have responsibility for risk of loss or damage to those Materials and Equipment, spares or other physical property and that Party shall make good forthwith, at its own cost, any loss or damage that may occur from any cause whatsoever during such period, other than as a result of the Wilful Misconduct of: 11.14.1 in relation to the Owner: the Owner, its employees, the Owner’s Project Manager or the Owner’s other contractors or suppliers and their employees (other than any Owner employees seconded to the Contractor who is engaged in the performance of the Contractor’s obligations under this Agreement); 11.14.2 in relation to the Contractor: the Contractor, its employees (including any of the Owner’s employees who have been seconded to the Contractor and are engaged in the performance of the Contractor’s obligations under this Agreement), the Contractor Project Director, or any Subcontractor and its employees. Intellectual Property 11.15 This Agreement does not affect the ownership of any Intellectual Property Rights which are owned or controlled by the Owner Group or the Contractor Group prior to the Effective Date (“Background Intellectual Property Rights”) and the members of the Owner Group or the Contractor Group (as the case may be) shall retain all rights and title to their own Intellectual Property Rights existing prior to the Effective Date. No licence to use any Intellectual Property Rights, whether Background Intellectual Property Rights or not, owned or controlled by any member of the Owner Group or the Contractor Group is granted or implied by this Agreement except as expressly stated. 11.16 The Owner grants to the Contractor Group a non-transferrable fully paid up, non-exclusive, worldwide, royalty-free licence in any Intellectual Property Rights owned or controlled by any member of the Owner Group to use the Rely Upon Information and the engineering output from the B&V Work Orders and the BE Work Orders solely to the extent reasonably necessary for performing the Works and otherwise complying with the Contractor’s obligations under this Agreement. Such licence shall automatically expire on the Contractor Final Acceptance or termination of this Agreement (whichever is earlier).

94 ©Copyright Golar LNG. All rights reserved. 11.17 The Contractor grants to the Owner Group, and shall procure the direct grant to the Owner Group from all Subcontractors, a fully paid-up, non-exclusive, irrevocable, worldwide, royalty-free licence under any applicable Intellectual Property Rights, whether owned or controlled by the Contractor or any Subcontractor (including any Background Intellectual Property Rights owned or controlled by any member of the Contractor Group), for the purposes of the Works and the commissioning, operation, maintenance, modification, upgrade, decommissioning and demolition of the Vessel together with the right to export, sell and use the Vessel in any country. Such licence shall be fully assignable and transferable to any Person who acquires any interest in the Vessel, or who becomes the owner, the operator or the charterer of the Vessel. This Article 11.17 shall survive termination of this Agreement for any reason whatsoever, whether under the terms of this Agreement, at common law, or otherwise. 11.18 The Owner shall own all Intellectual Property Rights created on or after the Effective Date in relation to the Works and the Vessel. 11.19 Each Party may at any time provide the other Party with certain Project Information. The providing Party shall retain the Intellectual Property Rights in the Project Information it provides. Each Party shall upon written request return all the Project Information to the Party it received such Project Information from upon the earlier of (i) the completion of the Works; and (ii) termination of this Agreement; provided, however, that each Party may in any event retain for its own use only one record copy of such Project Information for the purpose of this Agreement and to enable the Vessel to be operated and repaired and modified subsequently to this Agreement (or completed in the event of termination of this Agreement), provided that such receiving Party of Project Information shall not use the Project Information for any other purpose. Subject to the Contractor complying fully with Article 11.17, if the receiving Party is the Owner, the Owner shall save, indemnify, defend and hold harmless the Contractor from all direct claims, losses, damages, costs (including legal costs), expenses, and liabilities of every kind and nature for, or arising out of, any infringement by the Owner of any valid and enforceable Intellectual Property Rights of the Contractor in the Project Information provided to the Owner by the Contractor. Subject to the Owner complying fully with Article 11.16, if the receiving Party is the Contractor, the Contractor shall save, indemnify, defend and hold harmless the Owner from all direct claims, losses, damages, costs (including legal costs), expenses, and liabilities of every kind and nature for, or arising out of, any alleged infringement or infringement by the Contractor of any valid and enforceable Intellectual Property Rights of the Owner in the Project Information provided to the Contractor by the Owner. 11.20 All Derivative Works developed or created by the Contractor or any member of the Contractor Group for the Project shall be owned by the Owner except where the ownership of such Derivative Works is otherwise expressly addressed in the PRICO Licence, in which case the Parties expressly agree that ownership of such Derivative Works shall be governed as expressly provided for in the PRICO

95 ©Copyright Golar LNG. All rights reserved. Licence. The Parties agree and acknowledge that as between the Contractor and the Owner, the Owner is the commissioning party of all Derivative Works and all Intellectual Property Rights in the Derivative Works will solely vest ab initio in the Owner, provided that if for any reason, whether by the operation of law or otherwise, the Contractor or any member of the Contractor Group still retains any rights, title, interests or benefits in the Derivative Works, the Contractor hereby agrees to assign (or, as the case may be, procure the assignment of), and hereby does assign, (including by way of present assignment of future rights) to the Owner all rights that the Contractor or any member of the Contractor Group may have in the Derivative Works. If, for whatever reason, any Derivative Works do not vest in the Owner by virtue of this Article, then the Contractor shall hold, or shall procure that the relevant member of the Contractor’s Group shall hold, such Derivative Works on trust for the Owner’s sole use and benefit and shall promptly assign (or shall procure that the relevant members of the Contractor’s Group shall promptly assign) such Derivative Works to the Owner upon the Owner’s request. If the Derivative Works cannot be assigned to the Owner by operation of Applicable Laws or otherwise of by the terms of this Agreement, the Contractor shall and hereby does grant to the Owner a world-wide, paid-up, royalty-free and irrevocable sole license to use, exploit, distribute, promote, sub-license to third parties, and to create further derivative works of all Derivative Works. 11.21 The Contractor may use the Derivative Works as may be necessary for the purposes of this Agreement only. The Contractor shall not use, disclose to or procure a Third Party to use or disclose any of the Derivative Works for any other purpose. Indemnity 11.22 The Owner and the Contractor warrant that they shall not breach any Intellectual Property Rights of any other Person in their performance of their obligations under this Agreement or otherwise in connection with this Agreement. 11.23 The Contractor shall defend, indemnify and hold harmless the Owner Group from and against any Claims arising out of or in connection with any infringement or alleged infringement of any Intellectual Property Rights of any other Person arising from or in connection with the performance of the Works or use of the Vessel. 11.24 The Owner shall defend, indemnify and hold harmless the Contractor Group from and against any Claims arising out of or in connection with any infringement or alleged infringement of any Intellectual Property Rights of any other Person arising from or in connection with the Owner’s and/or the Contractor’s use or possession, consistent with the intended purpose, of the Rely Upon Information.

96 ©Copyright Golar LNG. All rights reserved. ARTICLE 12 MECHANICAL COMPLETION AND PRE-SAILAWAY TESTING AND COMMISSIONING Pre-Sailaway Tests 12.1 The Contractor shall arrange and perform all Tests as set out in Exhibits A-7 and Q-58, including the Tests required to be carried out before Ready for Sailaway at the Conversion Yard or at anchorage in the vicinity of the Conversion Yard. 12.2 The Owner, the Owner’s Representatives and any entity designated by the Owner (including a reasonable number of the Owner’s invitees) shall be permitted to have their own personnel or representatives present to observe the performance of all Tests. 12.3 The Contractor shall provide the Owner notice of any Test as set out in Article 7.8. 12.4 The Contractor shall secure access both at places under its control (including the Conversion Yard) and at places under the control of Subcontractors (including the Subcontractor Sites) for the Owner, the Owner’s Representatives, the Flag State, the Classification Society and any other reasonable number of persons nominated in writing by the Owner at all reasonable times to have access to any place where the Works are being performed or will be performed, including workshops or places where Materials and Equipment are being manufactured or prepared, for the purpose of progress monitoring, investigating, inspecting and observing the execution of the Works, including the conduct of Tests. 12.5 The Contractor shall, at the request of the Owner, provide all reasonable assistance (including information with respect to transport and accommodation) required by the Owner, and the Owner’s nominees in connection with any inspection or examination under Article 7, and shall, following a written request by the Owner, provide the Owner or the Owner’s nominees with access to copies of any reasonably requested designs or Plans which the Owner or any of the Owner’s nominees may reasonably require in connection therewith. No such inspection or examination shall relieve the Contractor of its obligations under this Agreement or otherwise. 12.6 The Contractor shall conduct all Tests at the time and place so notified in accordance with Article 12.3 and shall promptly provide the Owner with one copy of the Test results in electronic form. 12.7 Unless otherwise specified in this Agreement, the Contractor shall provide all labour, Materials and Equipment and consumables necessary for the proper conduct of all Tests for which it is responsible under this Agreement.

97 ©Copyright Golar LNG. All rights reserved. 12.8 If any Materials and Equipment fail to pass any Test pursuant to this Article 12, the Contractor shall rectify or replace the same and, unless the Owner agrees in writing to dispense with repetition of the Test, shall repeat the Test. The cost and expense of any such re-test to ensure that the relevant part which failed has been remedied shall be borne by the Contractor. 12.9 The Contractor shall collect, prepare and supply at its sole cost and expense all samples of Materials and Equipment and other things as and when required to be provided by the Contractor in accordance with this Agreement. 12.10 Not used. 12.11 Within five (5) Business Days after the Works having, in the Contractor’s opinion, passed any Test, the Contractor shall provide the Owner with a report of such Test. Mechanical Completion 12.12 The Contractor shall be responsible for achieving Mechanical Completion and shall comply with all requirements for Mechanical Completion specified herein. Mechanical Completion of each Module and System shall be achieved when the applicable requirements for Mechanical Completion under this Agreement, including those set forth in the definition of Mechanical Completion, have been satisfied. It shall be a requirement of each Mechanical Completion that the applicable Module or System shall be ready for Pre-Sailaway Commissioning, in each case as specifically described in Exhibits A-7 and Q-58. 12.13 As soon as practicable after the Contractor considers that a Module or System has achieved Mechanical Completion, the Contractor shall notify the Owner in writing (such notification to be accompanied by supporting documentation confirming that the relevant Module or System has achieved all requirements for Mechanical Completion of that Module or System) and to include a statement to the Owner that all requirements for Mechanical Completion of the relevant Module or System, as the context indicates, have occurred, in compliance with all conditions defined in Exhibits A-7 and Q-58. 12.14 Within five (5) Days following the Owner’s receipt of the Contractor’s notice in accordance with Article 18.12.3, the Owner shall: 12.14.1 if the relevant Module or System has satisfied all requirements for the Mechanical Completion of that Module or System, issue a certificate to the Contractor confirming that the requirements for the Mechanical Completion of that Module or System have been achieved (“Element Completion Certificate”); or 12.14.2 if the relevant Module or System has not satisfied all requirements for the Mechanical Completion of that Module or System, notify the Contractor including with such notification the details in which the

98 ©Copyright Golar LNG. All rights reserved. relevant Module or System has not satisfied all requirements for its Mechanical Completion. 12.15 If the Owner gives the Contractor a notice pursuant to Article 12.14.2 the Contractor shall continue the Works so that the relevant Module or System satisfies all requirements for the Mechanical Completion of that Module or System at its own cost. 12.16 If the Owner fails to respond within the period specified in Article 12.14, the requirements for Mechanical Completion with respect to the relevant Module or System shall be deemed to have been achieved and the Element Completion Certificate for that Module or System shall be deemed issued. 12.17 Once an Element Completion Certificate has been issued or is deemed to have been issued for all Modules and Systems, the Owner shall issue to the Contractor a certificate confirming that the Vessel has achieved Mechanical Completion on the date stated by the Contractor to be the date that the last Module or System achieves Mechanical Completion (the “Mechanical Completion Certificate”). If the Owner fails to issue a Mechanical Completion Certificate within five (5) Business Days after the last Element Completion Certificate having been issued, this last Element Completion Certificate shall be deemed to be the Mechanical Completion Certificate. Pre-Sailaway Commissioning 12.18 The Contractor shall develop the detailed procedures and requirements for Pre- Sailaway Commissioning on the basis of Exhibit A and shall provide these to the Owner for approval no later than eighteen (18) months after the NTP Date. The Contractor shall amend such procedures and requirements to incorporate any comments and remarks received from the Owner. 12.19 The Contractor shall commence and carry out and be responsible for carrying out the Pre-Sailaway Commissioning in accordance with the Pre-Sailaway Commissioning Procedures. 12.20 It is a condition precedent to the commencement of the Pre-Sailaway Commissioning in respect of any Module or System, that the Element Completion Certificate for that Module or System has been issued or has been deemed to have been issued. 12.21 After the Contractor considers that each and every Module and System of the entire Vessel has satisfied the Pre-Sailaway Commissioning, the Contractor shall present a written report produced by the Contractor confirming this and the Owner shall, within five (5) Business Days after receipt of such report: 12.21.1 Give the Contractor a notice that it considers the report to be deficient in any way and that it directs the Contractor to correct and resubmit

99 ©Copyright Golar LNG. All rights reserved. the report and the Contractor shall, at the Contractor’s cost, resubmit the report; 12.21.2 give the Contractor a notice that it considers that the Contractor has failed to satisfy the relevant Pre-Sailaway Commissioning requirements, such notice setting out the reasons for such failure; or 12.21.3 if the relevant Pre-Sailaway Commissioning requirements have been satisfied, issue a certificate confirming that the Vessel has satisfied the Pre-Sailaway Commissioning Requirements (“Pre-Sailaway Commissioning Certificate”). 12.22 If the Owner fails to respond within the period specified in Article 12.21, the Pre- Sailaway Commissioning requirements shall be deemed to have been satisfied and the Owner shall be deemed to have issued the Pre-Sailaway Commissioning Certificate. 12.23 In the event that the Pre-Sailaway Commissioning Procedures do not permit the performance of Pre-Sailaway Commissioning activities as set out in this Article, then the Contractor shall make such necessary adjustments to the Pre-Sailaway Commissioning Procedures in accordance with the Required Standard at its own cost to rectify this.

100 ©Copyright Golar LNG. All rights reserved. ARTICLE 13 READY FOR SAILAWAY Contractual Ready for Sailaway Date 13.1 The Contractor shall achieve Ready for Sailaway in accordance with this Agreement by the Contractual Ready for Sailaway Date as may be amended by Variation Orders or Permissible Delay safely moored at a quay at the Conversion Yard in a seaworthy and clean condition, ready in all respects to depart the Conversion Yard and commence to transit to the Project Site. Pre-Conditions for Ready for Sailaway 13.2 Without limiting the requirements for the achievement of Mechanical Completion and Pre-Sailaway Commissioning in Article 12.2, all of the following shall be completed by the Contractor before, and are conditions precedent to, the Contractor being entitled to issue a Ready for Sailaway Certificate: 13.2.1 all Works to be carried out by the Contractor before Ready for Sailaway have been completed fully in accordance with this Agreement except for Punch List Items; 13.2.2 all Pre-Sailaway Tests and Pre-Sailaway Commissioning have been completed and the results of all such Pre-Sailaway Tests and Pre- Sailaway Commissioning demonstrate the Vessel and the Equipment to be fully in accordance with this Agreement except for Punch List Items; 13.2.3 the results of all Pre-Sailaway Tests and Pre-Sailaway Commissioning have been provided to the Owner by the Contractor; 13.2.4 the Contractor has provided to the Owner all the documents referred to in Article 13.8 below; 13.2.5 all Flag State requirements in respect of the Works to be finished at the Conversion Yard before Ready for Sailaway so as to enable the Vessel to leave the Conversion Yard and be towed under a manned tow to the Project Site have been completed, and a certificate has been issued by the Flag State certifying that such requirements have been satisfied; 13.2.6 all Classification Society requirements to enable the Vessel to leave the Conversion Yard and be towed under a manned tow to the Project Site have been completed and an interim certificate has been issued by the Classification Society certifying that such requirements have been satisfied, including verification from the Classification Society that the minimum safety requirements have been achieved;

101 ©Copyright Golar LNG. All rights reserved. 13.2.7 the Contractor has provided all assistance reasonably requested by the Owner to ensure that a marine warranty survey of the Vessel has been completed and a marine warranty certificate issued (the Owner to contract with and pay the fees of the marine warranty surveyor for all relevant operations); 13.2.8 a black start test has been performed whereby all relevant Systems on the Vessel are to be restarted after having been shut down; 13.2.9 the Contractor has provided all assistance necessary to ensure that all personnel have been trained according to the relevant marine operation requirement and that manning levels have been certified according to the minimum manning certificate; 13.2.10 the Contractor has provided any assistance reasonably requested by the Owner to enable valid insurance certificates to be put in place prior to the Vessel’s voyage to the Project Site (such insurance to be procured by the Owner); and 13.2.11 the Contractor has provided any assistance and documentation reasonably requested by the Owner to enable the Owner to develop the following procedures and plans: 13.2.11.1 marine procedures for the voyage of the Vessel to the Project Site and procedures for the Vessel’s operation to be implemented on board; 13.2.11.2 emergency response plans for the voyage of the Vessel to the Project Site, including the conducting of emergency response exercises; and 13.2.11.3 security plan for the voyage of the Vessel to the Project Site; . Ready for Sailaway Certificate 13.3 Upon achievement in full of all the items listed in Article 13.2 above, the Contractor shall issue a Ready for Sailaway Certificate for approval to the Owner in the form included in Exhibit L (Contract Forms). 13.4 If the Owner agrees that all the items listed in Article 13.2 above have been achieved in full, the Owner shall sign the Ready for Sailaway Certificate within two (2) Business Days after the same being issued to the Owner, and upon such signature by the Owner the Vessel will be deemed to be ready for sailaway (“Ready for Sailaway”).

102 ©Copyright Golar LNG. All rights reserved. 13.5 If the Owner disputes that all the items listed in Article 13.2 above have been achieved in full, the Owner may reject the Ready for Sailaway Certificate within two (2) Business Days after the same being issued to the Owner specifying the grounds for the Owner’s rejection. If the Contractor agrees with the Owner’s grounds for rejection, the Contractor shall implement the Owner’s comments and then issue a further Ready for Sailaway Certificate, and the provisions of Articles 13.3 to 13.5 shall apply to such further Ready for Sailaway Certificate. 13.6 Any dispute as to whether the items in Article 13.2 have been achieved, and therefore whether the Contractor has issued a valid Ready for Sailaway Certificate, shall be determined by reference to arbitration in accordance with the provisions of Article 29.13. 13.7 If the Owner rejects the Contractor Ready for Sailaway Certificate without justification or fails to respond and if and to the extent that such failure to respond causes critical delay to the completion of the Works, the Contractor shall be entitled to issue a Contractor VOR and to claim a Variation in accordance with and subject to the terms of Article 10. Documents to be delivered to the Owner 13.8 Concurrently with, and as a condition precedent of, the Contractor being entitled to issue a Ready for Sailaway Certificate, the Contractor shall deliver to the Owner originals of the following documents: 13.8.1 Protocol of Mechanical Completion as specified in Exhibit L; 13.8.2 Protocol of Inventory of the Equipment of the Vessel, including spare parts and the like, as specified in Exhibit L; 13.8.3 Protocol of bunkers, lubricating oils, greases and stores of consumable nature on board the Vessel at the time of issue of the Ready for Sailaway Certificate for the Vessel (including the original purchase price thereof); 13.8.4 All certificates to be furnished upon the Actual Ready for Sailaway Date pursuant to this Agreement, including but not limited to: 13.8.4.1 Flag State certificate in accordance with Article 13.2.5 (the Owner shall obtain the Flag State certificate, with the Contractor to provide any information or documentation reasonably requested by the Owner to do so, and in circumstances where the Owner fails to do so the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10) ; and

103 ©Copyright Golar LNG. All rights reserved. 13.8.4.2 Classification Certificate in accordance with Article 13.2.6, and all such certificates to be clean and free of all conditions, qualifications, reservations and recommendations whatsoever (unless the Owner has expressly agreed in writing to waive such requirement). It is, however, agreed that if, through no fault on the part of the Contractor, the final Classification Certificate is not available at the time of Ready for Sailaway, an interim Classification Certificate may be accepted by the Owner. The Owner shall then procure the final Classification Certificate. 13.8.5 Declaration of Warranty of the Contractor that the Vessel is free and clear of any and all Liens whatsoever upon the Owner’s title thereto, and in particular but without limitation, that the Vessel is absolutely free of all burdens in the nature of imposts, Taxes or charges imposed by the Governmental Authorities of China (local or central), as well as of all liabilities of the Contractor to its Subcontractors, employees, crew, Personnel and any other Person, and of all liabilities arising from the construction of and operation of the Vessel in trial runs, Pre- Sailaway Tests or otherwise. 13.8.6 Plans and operating manuals pertaining to the Vessel pursuant to this Agreement (in English, in electronic format), including but not limited to: complete “as-built” drawings, all instructions and operations manuals required under this Agreement, with all necessary data including sea preparation and any other data required by the Owner’s insurers, complete maintenance guide, test and commissioning reports, inclining reports, lightship weight, variable deck load and centre of gravity lightship weight calculations, major/minor equipment certifications, spare parts list and the Contractor’s vendor’s documentation, unless otherwise agreed in writing by the Parties. 13.8.7 Commercial Invoice. 13.8.8 Builder’s Certificate notarised and legalised as the Owner may notify the Contractor it requires, in favour of the Owner, or other relevant document that certifies that title to the Works has passed to the Owner and all other documentation required by the Owner in order to enable it to effect registration of the Vessel under the Flag State, in accordance with the requirements of the Flag State. 13.8.9 Not used. 13.8.10 Not used. 13.8.11 Copies of all purchase documents, vendor operating and maintenance information manuals, material and fabrication

104 ©Copyright Golar LNG. All rights reserved. certifications, as applicable, installation instructions, and specific guarantee and warranty information prior to Ready for Sailaway. 13.8.12 Not used. 13.8.13 All other information and documentation as may be reasonably requested by the Owner to the extent within the Contractor’s capacity to provide. Delivery of Record As-Built Drawings 13.9 The Contractor shall deliver to the Owner the as-built drawings required for the Works pursuant to this Agreement, promptly after Ready for Sailaway. Punch List Items 13.10 Any Punch List Items not rectified before Ready for Sailaway shall be rectified by the Contractor at the Contractor’s sole cost and expense (including in respect of all costs and expenses of transporting Personnel, equipment or materials to the Vessel) as soon as possible after Ready for Sailaway. Removal of the Vessel 13.11 Subject to Article 13.12 below, the Owner shall take possession of the Vessel immediately upon signature by the Owner of the Ready for Sailaway Certificate and shall remove the Vessel from the Conversion Yard within seven (7) days after the Actual Ready for Sailaway Date. 13.12 The Owner shall be entitled to moor the Vessel at the Conversion Yard after expiry of the 7 days period referred to Article 13.11 above and the Contractor shall provide all access, power and other utilities to the Vessel as requested by the Owner. However, the total mooring period shall not exceed forty-five (45) Days from the date of signature by the Owner of the Ready for Sailaway Certificate. The Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10 if the Owner exercises its rights under this Article 13.12. 13.13 The Owner shall be responsible for performing customs clearance and making customs declarations as required to export the Vessel from China. The Contractor shall provide all necessary assistance with the foregoing and otherwise assist on export matters.

105 ©Copyright Golar LNG. All rights reserved. ARTICLE 14 DEVELOPMENT OF PERFORMANCE TEST PROTOCOL AND PROJECT SITE COMMISSIONING PROTOCOL Nomination of the Project Site 14.1 Before the date falling six (6) months before the Contractual Ready for Sailaway Date, the Owner shall inform the Contractor of the location of the Project Site. The location shall be specified as a specific project development area. Performance Test Protocol 14.2 The Contractor shall cooperate to provide such assistance as may be reasonably requested by the Owner in connection with the preparation of the Performance Test Protocol. 14.3 The Owner shall provide a draft of the Performance Test Protocol to the Contractor no later than the date falling twelve (12) months prior to the Contractual Ready for Sailaway Date. The draft Performance Test Protocol shall be consistent with the Performance Test Procedures. 14.4 The Contractor shall, within forty five (45) Days after receipt of the draft Performance Test Protocol: 14.4.1 if the Contractor considers the draft Performance Test Protocol is consistent with the Performance Test Procedures, confirm in writing to the Owner that the draft Performance Test Protocol is accepted; or 14.4.2 if the Contractor considers the draft Performance Test Protocol is not consistent with the Performance Test Procedures, give written notice to the Owner that the draft Performance Test Protocol is not consistent with the Performance Test Procedures and set out in detail all inconsistencies. If the Contractor so notifies the Owner, and if the Owner agrees, the Owner shall amend the draft Performance Test Protocol within thirty (30) Days after receiving the Contractor notice. Following receipt of any amended Performance Test Protocol the Contractor shall, within fifteen (15) Days after receipt of such amended draft, either confirm in writing to the Owner that the amended draft Performance Test Protocol is accepted or notify the Owner in writing that it still does not consider the draft Performance Test Protocol to be consistent with the Performance Test Procedures, whereupon the Parties shall within ten (10) Days: (i) meet without undue delay and in good faith to discuss all outstanding issues concerning the draft Performance Test Protocol and (ii) seek to agree all outstanding issues concerning the draft Performance Test Protocol.

106 ©Copyright Golar LNG. All rights reserved. 14.4.3 If (i) the Owner does not agree with the Contractor notice given under Article 14.4.2 or (ii) the Parties fail to meet and/or to agree all issues concerning the draft Performance Protocol within ten (10) Days in accordance with Article 14.4.2, the dispute shall be determined by reference to Expert Determination in accordance with the provisions of Article 29.5 to 29.12. On a determination by an Independent Expert pursuant to this Article 14.4, an Independent Expert (and an arbitral tribunal if later relevant) may determine the terms of a reasonable and appropriate Performance Test Protocol which is consistent with the Performance Test Procedures. 14.5 If the Contractor fails to respond to the Owner within forty five (45) Days after receiving the draft Performance Test Protocol, the draft Performance Test Protocol shall be deemed to be the Performance Test Protocol for the purposes of this Agreement. Project Site Commissioning Protocol 14.6 The Contractor shall cooperate to provide such assistance as may be reasonably requested by the Owner in connection with the preparation of the Project Site Commissioning Protocol. 14.7 The Owner shall provide a draft of the Project Site Commissioning Protocol to the Contractor no later than the date falling twelve (12) months prior to the Contractual Ready for Sailaway Date. The draft Project Site Commissioning Protocol shall be consistent with the Project Schedule and Exhibits Q-29 and Q- 30. 14.8 The Contractor shall within forty five (45) Days after the date of receipt of the draft Project Site Commissioning Protocol: 14.8.1 if the Contractor considers the draft Project Site Commissioning Protocol is consistent with the Project Schedule and Exhibits Q-29 and Q-30, confirm in writing to the Owner that the draft Project Site Commissioning Protocol is accepted; or 14.8.2 if the Contractor considers the draft Project Site Commissioning Protocol is not consistent with the Project Schedule and Exhibits Q- 29 and Q-30, give written notice to the Owner that the draft Project Site Commissioning Protocol is not consistent with the Project Schedule and Exhibits Q-29 and Q-30 and set out in detail all inconsistencies and if the Contractor so notifies the Owner and if the Owner agrees, the Owner shall amend the draft Project Site Commissioning Protocol within thirty (30) Days after receiving the Contractor notice. Following receipt of any amended draft Project Site Commissioning Protocol the Contractor shall, within fifteen (15) Days after receipt of such amended draft, either confirm in writing to the

107 ©Copyright Golar LNG. All rights reserved. Owner that the amended draft Project Site Commissioning Protocol is accepted or notify the Owner in writing that it still does not consider the draft Project Site Commissioning Protocol to be consistent with the Project Schedule and Exhibits Q-29 and Q-30, whereupon the Parties shall within ten (10) Days: (i) meet without undue delay and in good faith to discuss all outstanding issues concerning the draft Project Site Commissioning Protocol and (ii) seek to agree all outstanding issues concerning the draft Project Site Commissioning Protocol. 14.8.3 If (i) the Owner does not agree with the Contractor notice given under Article 14.8.2 or (ii) the Parties fail to meet and/or to agree all issues concerning the draft Project Site Commissioning Protocol within ten (10) Days in accordance with Article 14.8.2, the dispute shall be determined by reference to Expert Determination in accordance with the provisions of Article29.5 to 29.13. On a determination by an Independent Expert pursuant to this Article 14.8, an Independent Expert (and an arbitral tribunal if later relevant) may determine the terms of a reasonable and appropriate Project Site Commissioning Protocol in accordance with the Project Schedule and Exhibits Q-29 and Q-30. 14.9 Any comments or amendments to the draft Project Site Commissioning Protocol proposed by the Contractor shall be incorporated by the Owner into the final Project Site Commissioning Protocol only to the extent that such comments or amendments: 14.9.1 are reasonably required to enable to the Vessel to achieve the Guaranteed Performance by the Guaranteed Performance Date; 14.9.2 do not conflict with the Required Standard or with the operations and maintenance manuals for the Equipment; and 14.9.3 are required to ensure the draft Project Site Commissioning Protocol is consistent with the Project Site Commissioning Schedule. 14.10 If the Contractor fails to respond to the Owner within forty five (45) Days after receiving the draft Project Site Commissioning Protocol, the draft Project Site Commissioning Protocol shall be deemed the Project Site Commissioning Protocol for the purposes of this Agreement. 14.11 In the event that the Owner fails to comply with its obligations under this Article 14, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10.

108 ©Copyright Golar LNG. All rights reserved. ARTICLE 15 COMMISSIONING SPARES AND OWNER’S SPARES 15.1 The Contractor shall be responsible for the provision at its own cost of the Commissioning Spares. 15.2 The Contractor shall deliver Commissioning Spares in appropriate packing before the commencement of Pre-Sailaway Commissioning. 15.3 The Contractor shall, as soon as practicable and in any event no later than twelve (12) months before the Contractual Ready for Sailaway Date, provide a list of “Owner’s Spares” along with, to the extent obtainable, itemised prices which shall be valid until the Actual Ready for Sailaway Date. The Owner shall be responsible for the provision of any Owner’s Spares. If the Owner desires Owner’s Spares to be provided by the Contractor, those spares shall be provided on a cost-reimbursable basis plus mark-up based on Exhibit B in accordance with the Agreement and loaded on the Vessel before Ready for Sailaway. If the Owner procures Owner’s Spares itself which are delivered to the Conversion Yard, the Contractor shall assist the Owner to load such Owner’s Spares on the Vessel before Ready for Sailaway. Once delivered in accordance with this Article, such Owner’s Spares will be at the Contractor’s risk, including the risk of transportation within the Conversion Yard and the risk of offloading, uncrating and storage of the Owner’s Spares. 15.4 Any Owner’s Spares on the Vessel may be utilised by the Contractor during Startup, Project Site Commissioning, Post-Commissioning Performance Tests and in support of warranty work at the sole risk of the Contractor and the Owner does not give any warranty in respect of the Owner’s Spares. 15.5 If the Owner’s Spares are used by the Contractor pursuant to this Agreement prior to the achievement of Contractor Final Acceptance, then the Contractor shall take immediate steps to replace, at its sole cost, the Owner’s Spares used except where such use by the Contractor arises out of or results from (i) any misuse, improper operation or maintenance by the Owner or (ii) normal wear and tear. In any event Contractor should take immediate steps to replace the Owner’s Spares but may file a written request to the Owner to reimburse the spares based on a root cause analysis explaining why the Contractor claims (i) misuse, improper operation or maintenance issues caused by the Owner or (ii) normal wear and tear. 15.6 The Owner shall at its own risk, cost and expense, supply and deliver to the Contractor all of the items to be furnished by the Owner as specified in Exhibit G (the “OFE” (Owner Furnished Equipment)) at the Conversion Yard, or such other place(s) as may be agreed between the Parties, (such place of delivery, the “OFE Delivery Location”) in the proper condition ready for installation in or on the Vessel, in accordance with the Project Schedule or such other time schedule as may be mutually agreed between the Parties.

109 ©Copyright Golar LNG. All rights reserved. 15.7 Once delivered in accordance with Article 15.6, OFE will be at the Contractor’s risk, including the risk of transportation from the OFE Delivery Location to and within the Conversion Yard and the risk of offloading, uncrating and storage of OFE upon arrival at the OFE Delivery Location and thereafter will be with the Contractor. 15.8 In order to facilitate installation by the Contractor of OFE in or on the Vessel, the Owner shall furnish the Contractor with customary specifications, plans, drawings, instruction books, manuals, test reports and certificates. The Owner, if so requested by the Contractor, shall without any charge to the Contractor, cause the representatives of the manufacturers of OFE to assist the Contractor in the installation in or on the Vessel. In the event that the Owner fails to comply with its obligations under this sub-Article 15.8, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10. 15.9 For the avoidance of doubt, the cost of and risk of installation, securing, integration and commissioning of OFE shall be for the account of the Contractor. 15.10 Should the Owner fail to deliver any OFE within the date scheduled for delivery of the relevant OFE in accordance with Article 15.6, and the Contractor notifies the Owner that such OFE is, in the Contractor’s view (acting reasonably), necessary for the normal continuation of the Works, the Owner will, at its option, be entitled to either instruct the Contractor to wait for the relevant OFE and the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10, or instruct the Contractor to proceed with construction of the Vessel without installation of the relevant OFE in or on the Vessel (in the case of such latter instruction, the Owner shall be obliged to accept and take delivery of the Vessel as so constructed (including all consequential impact on delivery condition, certification or performance characteristics of the Vessel, if any) unless the Parties agree otherwise), the Owner’s instruction to be given within five (5) days after the Owner’s receipt of such notification from the Contractor, failing which the Contractor shall proceed with construction without the relevant installation. If a Regulatory Authority requires additional works to be completed as a result of the Contractor continuing or completing the Works without the relevant installation, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10. 15.11 The Contractor shall store, unpack, handle and transport on-board the Vessel OFE. Without prejudice to the generality of the foregoing, all items of OFE shall, until fitted or installed onto or within the Vessel, be marked with the name of the Vessel and kept in a suitable storage place and conditions, which is proofed against the weather and with adequate physical security, and as otherwise approved by the Owner. Such storage shall meet any relevant requirements of the appropriate customs authorities.

110 ©Copyright Golar LNG. All rights reserved. 15.12 Without prejudice to the Contractor’s obligations under Article 28, the Contractor shall not be responsible for the quality, efficiency and/or performance of any of OFE, save in relation to their installation, securing, commissioning (if applicable) and integrating in accordance with this Agreement. Inspection of OFE 15.13 Upon arrival of each item of OFE at the OFE Delivery Location, OFE and status documents shall be jointly inspected visually by the Owner and the Contractor, and, thereafter, the Contractor shall be responsible for the safe custody and installation of that OFE on or in the Vessel. The Contractor (acting reasonably) is entitled to reject any OFE that is found at such visual inspection to be defective or unsuitable or not in a proper condition for its intended installation. In such case the Contractor shall notify the Owner promptly of such reason for rejection and, if the Owner agrees with the Contractor and requires the Contractor to take any consequential actions in respect of such OFE, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10, provided always that if the Owner considers that the Contractor has acted unreasonably in seeking to reject any OFE or the Owner does not consider the same to be defective, unsuitable or not in a proper condition, as aforesaid, the Owner may instruct the Contractor to install such Contractor rejected OFE by issuing a Disputed Variation Order. Extension of time and costs for delays associated with supply and delivery of OFE 15.14 If the Contractor suffers delay or incurs cost as a result of a delay in delivery of OFE or any defects in OFE existing at delivery to the OFE Delivery Location, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10.

111 ©Copyright Golar LNG. All rights reserved. ARTICLE 16 PROJECT SITE WORKS Arrival of the Vessel at the Project Site 16.1 The Contractor shall undertake the Project Site Works if the Owner has identified the Project Site and a Variation in this regard has been agreed and/or the Owner has issued a Disputed Variation Order in accordance with and subject to the terms of Article 10, The Contractor shall be entitled to object to the Variation Order if: 16.1.1 the Project Site is situated in a country subject to, or controlled by a person or entity subject to, Sanctions; and/or 16.1.2 The Owner is unable to satisfy the Contractor (acting reasonably) as to the arrangement for the safety and security of its staff, agents, and those of its vendors and/or Subcontractors at the Project Site; 16.2 The Contractor acknowledges that the Vessel will not be able to enter the Project Site until the Owner has confirmed it is able to do so. In the event that a Pre-Entry Review is required before the Vessel is able to enter the Project Site, the Contractor shall provide such support and cooperation as the Owner may reasonably require in connection with such Pre-Entry Review and shall cooperate with the Owner so that the Pre-Entry Review can be conducted efficiently and effectively in order to meet the Pre-Entry Review requirements. 16.3 The Owner shall be responsible at its own cost, expense and risk for mobilising the Vessel to the Project Site, hook up and all other activities required for the preparation for and carrying out of the Project Site Works, except for the correction of Non-Conformities which shall remain the responsibility of the Contractor. The Owner shall ensure that the Project Site is safe, accessible and compliant with Applicable Laws in order that the Contractor can perform the Project Site Works. 16.4 The Contractor shall perform the Project Site Works in accordance with the requirements of this Agreement and consistent with the Project Site Commissioning Protocol Exhibit A-7 (Golar FLNG Commissioning Requirement Matrix) and Exhibit Q-58 (Appendix Z – Mechanical Completion and Startup Responsibilities). The Owner shall provide such Owner’s Project Site Personnel as reasonably necessary to assist the Contractor to perform the Project Site Works. 16.5 The Contractor shall be provided with written notices at 90, 45, 21 and 3 Days prior to the date or dates when, and the location where, the Project Site Works are to commence. The 3 Days’ notice shall be accompanied by a written confirmation from the Owner that the pre-conditions set out in Article 16.8 have been fulfilled. (“Owner’s Project Site Works Readiness Notice”).

112 ©Copyright Golar LNG. All rights reserved. 16.6 The Contractor shall ensure that the necessary Contractor’s Project Site Personnel for the Project Site Works are present and ready for the Project Site Works to be carried out on the required date or dates in accordance with this Agreement. Ready for First Gas Certificate 16.7 Project Site Commissioning will commence when the Owner has issued the Ready for First Gas Certificate. 16.8 The Ready for First Gas Certificate shall be issued by the Owner to the Contractor when all of the following have occurred: 16.8.1 Feed Gas may be safely introduced into the liquefaction system in accordance with Exhibit Q-29; 16.8.2 the Project Site Commissioning Protocol has been agreed or deemed agreed pursuant to Articles 14.6-14.10; 16.8.3 the hook up of the gas transmission line has been accomplished; 16.8.4 all Permits and Consents necessary for Project Site Commissioning to commence have been obtained; 16.8.5 the Vessel is free from any damage to equipment or systems that may have occurred in transit to the Project Site, and which would affect the operation of the Vessel; 16.8.6 all Non-Conformities affecting Project Site Commissioning or the safe operation of the Vessel have been rectified by the Contractor; 16.8.7 the Upstream Facilities required to introduce gas onto the Vessel are operational as required under the Project Site Commissioning Protocol; 16.8.8 all “dried” systems have maintained dryness during transit or have been dried at the Project Site; 16.8.9 all infrastructure required to support Project Site Commissioning, the warranty work and rectification efforts (e.g. crew vessels, craft labour, spare parts, etc.) are ready and available; 16.8.10 any Pre-Start Up Review required by the Owner has been completed by or on behalf of the Owner with the participation of the Contractor in accordance with Article 16.9;

113 ©Copyright Golar LNG. All rights reserved. 16.8.11 operator training has been completed and a sufficient number of trained operation and maintenance personnel are on board to support Startup and Project Site Commissioning; 16.8.12 all safety management and issuance of any subsequent work permits or hot work permits which may be required to support the commissioning schedule have been obtained and copies delivered to the Contractor; 16.8.13 the Contractor has been provided with the Project Site Commissioning Protocol in accordance with Article 14.6-14.9; 16.8.14 all Owner’s Spares are present at the Project Site; and 16.8.15 any other items identified for the Owner to satisfy with respect to issuance of the Ready for First Gas Certificate as set out in Exhibit Q-29 have been satisfied. 16.9 With respect to the Pre-Start Up Review requirement at Article 16.8.10 above, the Contractor shall provide such support and cooperation as the Owner may reasonably require in connection with such Pre-Start Up Review and shall cooperate with the Owner so that the Pre-Start Up Review can be conducted efficiently and effectively in order to meet the Pre-Start Up Review requirements. 16.10 If the requirements of Article 16.8 have been met in full but the Owner has not issued the Ready for First Gas Certificate other than due to any period of delay caused by an FM Event affecting the Owners, the Contractor may issue a notice requesting the Owner to issue the Ready for First Gas Certificate and the Owner shall issue the Ready for First Gas Certificate within 14 Days thereafter. If the Owner does not issue the Ready for First Gas Certificate within such period without justification, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation for its reasonable increased costs arising from such delay in accordance with and subject to the terms of Article 10. 16.11 Not used 16.12 If any of the requirements listed in Article 16.8 are not fulfilled, causing the Ready for First Gas Certificate not to be issued (and Project Site Commissioning not to commence) (or any repetition thereof in the event of prior failure), the Owner shall, at its own cost (or to the extent a requirement listed in Article 16.8 is not fulfilled due to the fault of the Contractor, at the Contractor’s own cost, utilising the Owner’s rate sheet containing labour rates on a non-profit basis), make all appropriate adjustments and modifications with all reasonable speed. If the Ready for First Gas Certificate has not been issued to the Contractor within 28 Days from the receipt by the Contractor of the Owner’s Project Site Works Readiness Notice referred to in Article 16.5 for reasons which are not the Contractor’s responsibility, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation for its reasonable and documented increased costs

114 ©Copyright Golar LNG. All rights reserved. arising from such delay in accordance with and subject to the terms of Article 10 to the extent the Contractor is not at fault. Personnel for the Project Site Works 16.13 For the purposes of the Project Site Works, the Contractor shall ensure that the necessary Contractor Project Site Personnel for the Project Site Works (including any required Subcontractor Personnel) are present and ready for the Project Site Works to be carried out on the date or dates as notified by the Owner. The Contractor shall be entitled to issue a Contractor VOR and claim a Variation in respect of such services and assistance in accordance with and subject to the terms of Article 10 except for the costs of travel and related expenses of the Contractor Project Site Personnel for which the Contractor shall be entitled to issue a separate Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10. 16.14 The Owner shall ensure that the necessary Owner’s Project Site Personnel are present and ready for the Project Site Works to be carried out on the date or dates as notified by the Owner. 16.15 For the purposes of the Project Site Works, the Contractor (including any required Subcontractor Personnel) shall be provided by the Owner with the following prior to commencement of the Project Site Works: 16.15.1 access to the Vessel and the Project Site from the date of commencement of the Project Site Works until Contractor Final Acceptance, insofar as is necessary to enable the Contractor to perform the Project Site Works; 16.15.2 transport for the Contractor’s Project Site Personnel (including any required Subcontractor Personnel) and materials between the nearest commercial international airport within the country in which the Project Site is located and the Project Site; 16.15.3 suitable accommodation and catering for the Contractor’s Project Site Personnel while they are required to be on the Vessel or on or near to the Project Site; subject to the Contractor acceptance (acting reasonably) of the health, safety and security arrangements for the accommodation and catering; 16.15.4 adequate Project Site office space necessary for the Project Site Works; 16.15.5 subject to Article 18.4 below, sufficient feed stock and utilities (including fuel, air, power, water) and consumables (including reagents, chemicals, grease and lubricants complete with SDS data) for the Project Site Works. The Contractor shall, six months prior to

115 ©Copyright Golar LNG. All rights reserved. the Contractual Ready for Sailaway Date, provide the Owner with a list identifying the foregoing items and quantities thereof; 16.15.6 first fills including but not limited to lubricants, refrigerants, catalyst, perlite insulation and chemicals following delivery of the Vessel to the Project Site at the times and to the specification reasonably requested by the Contractor in order to complete Project Site Works. The Contractor shall, six (6) months prior to the Contractual Ready for Sailaway Date, provide the Owner with a list identifying the foregoing items and quantities thereof. First fills at the Conversion Yard shall not form part of this Agreement and the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in respect of first fills at the Conversion Yard in accordance with and subject to the terms of Article 10. First fills at the Project Site to be procured and performed by the Owner; 16.15.7 an adequate number of qualified and properly trained operators and maintenance personnel in a timely manner to support the Project Site Works; 16.15.8 reasonable assistance for the Contractor to obtain Permits and Consents as required by Applicable Laws at the Project Site for the Contractor to perform the Project Site Works; 16.15.9 sufficient storage for LNG product produced by the Vessel during the Project Site Works to support continuous, steady state operation necessary to achieve Contractor Final Acceptance in accordance with the Project Schedule; 16.15.10 evidence that the Owner has obtained all necessary insurances for which the Owner is responsible for effecting and maintaining coverage of for the Project Site Works performed at the Project Site. 16.15.11 the safe, secure and stable mooring of the Vessel at the Project Site. 16.15.12 the applicable health, safety and security arrangements at the Project Site, such arrangements to be acceptable to the Contractor (acting reasonably); and 16.15.13 the adequate infrastructure support and Project Site Personnel for the Contractor's use at the Project Site for the purposes of the Project Site Work, adequate construction craft labour as may be required to support the activities of the Contractor at the Project Site including all supervision, labour and skilled mechanics with necessary small tools and consumables and all other material in preparation for the project for Project Site Work until Contractor Final Acceptance, all to be provided in accordance with the Owner's rate sheet containing labour rates on a non-profit basis, that shall be provided to the Contractor

116 ©Copyright Golar LNG. All rights reserved. no later than thirty (30) Days prior to the scheduled Contractual Ready for Sailaway Date. 16.16 Each Party shall obtain the necessary Permits and Consents for the Project Site Works prior to commencement of the Project Site Works. 16.17 If and to the extent that the Contractor suffers delay or incurs cost as a result of a failure by the Owner to comply with its obligations in this Article, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10.

117 ©Copyright Golar LNG. All rights reserved. ARTICLE 17 PROJECT SITE COMMISSIONING 17.1 Promptly upon the issue of the Ready for First Gas Certificate, the Owner shall perform the Project Site Commissioning in accordance with the Project Site Commissioning Protocol. The Owner shall have the right to delay the start of the Project Site Commissioning by any period of delay caused by an FM Event (including an FM Event affecting the Owner or Lessee’s ability to pre- commission or commission the Upstream Facilities under the Lease and Operate Agreement). 17.2 During the Project Site Commissioning, the Contractor (and, where applicable, its Subcontractors) shall provide the services and comply with its obligations as set out in the Performance Test Procedures, the Performance Test Protocol and the Project Site Commissioning Protocol. 17.3 If a Party considers that damage to the Vessel or other property or personal injury is likely to result from any aspect of the Project Site Commissioning, it shall advise the other Party as soon as practicable and the Parties shall discuss whether to suspend the Project Site Commissioning while they consider how to resolve the situation in accordance with Reasonable and Prudent Practice. In any case, Owner, or Contractor (on B&V advice), shall be entitled to order the cessation/suspension of any aspect of Project Site Commissioning if damage to the Vessel or other property or personal injury is likely to result from continuation. 17.4 If and to the extent that the Contractor suffers delay or incurs cost as a result of a failure by the Owner to comply with its obligations in this Article, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10. 17.5 Within five (5) Days of the completion of each component of Project Site Commissioning the Owner shall provide a written report to the Contractor in respect of those Project Site Commissioning activities. The form and content of the report(s) will be agreed between Owner and the Contractor prior to Actual Ready for Sailaway Date but shall be consistent with the Project Site Commissioning Protocol. 17.6 The Contractor may, acting reasonably, within five (5) Days of receipt of a report produced in accordance with Article 17.5, give the Owner a notice that it considers: 17.6.1 the report to be deficient in some respect (providing the Owner with detail of why it considers such report to be deficient) and that it requests the report to be corrected and resubmitted at no cost to the Contractor;

118 ©Copyright Golar LNG. All rights reserved. 17.6.2 the part of Project Site Commissioning that is the subject of the report has not been achieved, such notice setting out the reasons why the Contractor considers this to be the case; or 17.6.3 that aspect of Project Site Commissioning has been successfully performed. 17.7 If any part of the Project Site Commissioning fails (or any repetition thereof in the event of prior failure) or if Project Site Commissioning (or any part thereof) is stopped before completion, the Owner must make all appropriate adjustments and modifications with all reasonable speed and at its own expense and Project Site Commissioning (or the relevant part thereof) must be repeated or re-started (as applicable) as soon as practicable thereafter, and the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10. 17.8 Where Project Site Commissioning has been completed such that the Contractor has issued a notice pursuant to Article 17.6.3 that the last aspect of Project Site Commissioning has been successfully performed, and all other Project Site Commissioning requirements have been satisfied, the Owner shall proceed to Startup.

119 ©Copyright Golar LNG. All rights reserved. ARTICLE 18 START UP AND PERFORMANCE TESTS 18.1 The Owner shall perform Startup and the Performance Tests, subject to the performance by the Contractor (and, where applicable, its Subcontractors) of its obligations under this Article 18, in accordance with the Performance Test Procedures. 18.2 The Contractor shall provide technical services in accordance with this Agreement concerning Startup and the carrying out of the Performance Tests in accordance with the procedures and requirements for the Performance Tests set out in this Article 18. 18.3 Minimum performance (“Minimum Performance”) shall be achieved when the B&V Equipment onboard the Vessel has achieved, in the aggregate (and, for the avoidance of doubt, not on an individual train basis), an average LNG output (as measured by the procedure described in Exhibit Q-36) of at least [*****] of the Guaranteed LNG Output over a period of [*****] consecutive hours at the Project Site. 18.4 Notwithstanding anything in Article 18.3 to the contrary, the Parties recognise that there may be circumstances during Project Site Commissioning, Startup and Performance Tests where there is enough Feed Gas to only operate one or more, but less than all, of the trains. If there is insufficient Feed Gas to operate all trains simultaneously during Commissioning, Startup and Performance Tests, then during such periods of insufficient Feed Gas the manner in which Minimum Performance and Guaranteed Performance will be determined shall be in accordance with Exhibit Q-35 and Q-36. 18.5 The Owner, or the Contractor (on B&V advice), shall be entitled to order the cessation of any Performance Tests if damage to the Works or other property or personal injury is likely to result from continuation. 18.6 The results of the Performance Tests shall be collected and presented in accordance with Exhibit Q-36. 18.7 If the Owner believes in good faith that the Works have not passed the Performance Tests despite being notified to the contrary by the Contractor (on B&V advice), then, without prejudice to the other provisions of this Article 18: 18.7.1 the Owner shall provide notice in writing to the Contractor promptly (and in any event within five (5) Business Days of the completion of the Performance Tests, or such other period as may be agreed by the Parties acting reasonably) as to the reasons why it has formed the good faith belief that the Works have not passed the Performance Tests; and

120 ©Copyright Golar LNG. All rights reserved. 18.7.2 duly authorised representatives of the Contractor, the Owner and B&V (the Contractor shall be responsible for procuring the attendance of B&V representatives) shall meet promptly (and in any event within a further five (5) Business Days, or such other period as may be agreed by the Parties acting reasonably, of such notice being received by the Contractor under Article 18.7.1) to discuss. 18.8 Where all the requirements for Minimum Performance have been satisfied in the opinion of the Contractor, the Contractor shall issue a written notice (in the form set out in Exhibit L) to the Owner that Minimum Performance has been achieved. Upon the Owner’s verification and signing-off, such notice shall become the Minimum Performance Certificate, effective as of the date of notice by the Contractor (“Minimum Performance Certificate”). In the event that the Owner objects to the foregoing Contractor’s notice under this Article 18.8, the Owner must provide written notice to the Contractor of the reasons for such objection. In the event that the Owner fails to sign off on or object to the Contractor’s notice within five (5) Days, Minimum Performance shall be deemed to have been achieved on the date of the Contractor’s notice. 18.9 Where all the requirements for Guaranteed Performance have been satisfied in the opinion of the Contractor, the Contractor shall issue a notice (in the form set out in Exhibit L) to the Owner that Guaranteed Performance has been achieved. Upon the Owner’s verification and signing off, such notice shall become the Guaranteed Performance Certificate, effective as of the date of notice by the Contractor (“Guaranteed Performance Certificate”). 18.10 In the event that the Owner objects to the Contractor’s notice under Article 18.9, the Owner must provide written notice to the Contractor of the reasons for such objection. In the event that the Owner fails to sign off on or object to the Contractor’s notice within seven (7) Days, Guaranteed Performance shall be deemed to have been achieved on the date of the Contractor’s notice. 18.11 If: (i) the Contractor fails to achieve Minimum Performance on or before the Guaranteed Minimum Performance Date (as amended by Variation Orders or Permissible Delay); and (ii) the total amount of liquidated damages accrued under Article 4.3(or which would have accrued but for the operation of any liability cap) is equal to or greater than the Minimum Performance LD Cap under Article 4.3, the maximum amount of liquidated damages due and payable by the Contractor to the Owner under Articles 4.5-4.13 (subject always to Article 4.15) shall be deemed to have accrued in full and shall be due and payable on demand by the Contractor to the Owner. 18.12 If 18.12.1 the Owner objects to the Contractor’s notice to the Owner pursuant to Article 18.8 that Minimum Performance has (in the opinion of the Contractor) been achieved following a Performance Test (or any

121 ©Copyright Golar LNG. All rights reserved. repetition thereof in the event of prior failure), the Contractor (and, where applicable, its Subcontractors) shall: 18.12.1.1 proceed with rectification efforts as soon as is practicable and thereafter continue to expeditiously (subject to having unimpeded access to the Works) make all appropriate adjustments and modifications with all reasonable speed. The Owner shall provide, on a timely basis in support of the Contractor’s plan for rectification, all labour, tools, spare parts and all other resources for making such adjustments and modifications as required and notified in reasonable time by the Contractor at the Contractor’s expense all in accordance with the Owner’s rate sheet containing labour rates on a non-profit basis, that shall be provided by the Owner to the Contractor no later than thirty (30) Days prior to the Contractual Ready for Sailaway Date. The Contractor shall give the Owner one Day’s prior notice that the B&V Topsides Works is ready for the re-performance of the Performance Tests (or the relevant part thereof). 18.12.2 If by the Minimum Performance Longstop Date, the Contractor has failed to achieve Minimum Performance, the Owner may: 18.12.2.1 instruct the Contractor to perform such remedial or rectification works or services as may be necessary for the Contractor to achieve Minimum Performance. In such circumstances, any remedial or rectification works or services shall be performed by the Contractor at its own cost and, without prejudice to the Owner’s right to claim liquidated damages pursuant to Articles 4.3 and/or any of 4.5-4.13 that may be payable by the Contractor subject to the overall limitation of liability, the Contractor’s overall limitation of liability set out under Article 25.5 shall be reduced by such amount of costs incurred in the performance of any such remedial or rectification works or services (on a documented cost-only basis without any profit element or mark-up); or 18.12.2.2 give the Contractor a written notice stating that it is of the view that no further commercially reasonable efforts will improve the performance of the Works. On receipt of such Owner’s written notice, the Contractor shall be deemed to be in default of its obligations under this Agreement and such default shall be deemed a Contractor Default and the Owner shall be entitled to terminate this Agreement pursuant to Article 22.8, and upon such termination may

122 ©Copyright Golar LNG. All rights reserved. carry out any remedial or rectification works or services itself or by others (the costs and expenses of which shall be used to calculate the ‘Owner Termination Costs’ for the purposes of Article 22.10.1 in such event) in order to achieve Minimum Performance. In such circumstances the cost and expense of any remedial or rectification works or services shall be borne by the Contractor and Article 22.8 - 22.11 shall apply, save that any provisions addressing the costs of removal of the Vessel from the Conversion Yard shall be disregarded in the event that Vessel has left the Conversion Yard. In the event of a termination pursuant to this Article 18.12.2.2, the Owner shall also be entitled to recover liquidated damages from the Contractor pursuant to Articles 4.3 and 4.5-4.13 subject to the caps on the Contractor’s liability under Article 25.5.The actual documented cost and expense as aforesaid properly incurred by the Owner in achieving Minimum Performance and Guaranteed Performance, as applicable, shall be paid by the Contractor forthwith following receipt by the Contractor of a written demand (accompanied by relevant supporting documentation) from Owner or, at the Owner`s election, may be deducted from any amounts due to the Contractor from the Owner (after providing the relevant supporting documentation), subject to the caps on Contractor’s liability under Article 25.5. 18.12.3 If a notice is given by Owner stating the Works have achieved Minimum Performance but failed to achieve Guaranteed Performance following a Performance Test (or any repetition thereof in the event of prior failure), the Contractor shall, within five (5) Days after the date of issue of the notice under Article18.10, provide the Owner with a schedule detailing the work to be performed to effect rectification as soon as practicable. Within three (3) Days of receipt of such schedule, the Owner, acting reasonably, shall approve the schedule or advise the Contractor of any reasonable amendments required (giving reasons for such amendments). The Contractor shall continue to resubmit amendments to the schedule until approved by Owner. If Owner fails to advise under this sub-article 18.12.3 within three (3) Days then the schedule provided shall be deemed to be approved with no amendments. The Contractor shall (subject to having unimpeded access to the Works) make all appropriate adjustments and modifications in accordance with the schedule approved by the Owner. The Owner shall provide, on a timely basis in support of the Contractor's plan for rectification, all labour, tools, spare parts and all other resources for making such adjustments and modifications as required and notified in reasonable time by the

123 ©Copyright Golar LNG. All rights reserved. Contractor at Contractor's expense all in accordance with the Owner's rate sheet provided under Article 18. The Contractor shall give Owner one Day's prior notice that the Works are ready for the re-performance of the Performance Tests or the relevant part thereof. 18.12.4 If by the Guaranteed Performance Date, the Contractor has failed to achieve Guaranteed Performance, the Owner may: 18.12.4.1 instruct the Contractor to perform such remedial or rectification works or services as may be necessary for the Contractor to achieve Guaranteed Performance. In such circumstances, any remedial or rectification works or services shall be performed by the Contractor at its own cost and, without prejudice to the Owner’s right to claim liquidated damages pursuant to Articles 4.3 and/or any of 4.5-4.13 that may be payable by the Contractor subject to the overall limitation of liability, the Contractor’s overall limitation of liability set out under Article 25.5 shall be reduced by such amount of costs incurred in the performance of any such remedial or rectification works or services (on a documented cost-only basis without any profit element or mark-up); or 18.12.4.2 give the Contractor a written notice stating that it is of the view that no further commercially reasonable efforts will improve the performance of the Works. On receipt of such Owner’s written notice, the Contractor shall be deemed to be in default of its obligations under this Agreement and such default shall be deemed a Contractor Default and the Owner shall be entitled to terminate this Agreement pursuant to Article 22.8, and upon such termination may carry out any remedial or rectification works or services itself or by others (the costs and expenses of which shall be used to calculate the ‘Owner Termination Costs’ for the purposes of Article 22.10.1 in such event),, in order to achieve Guaranteed Performance. In such circumstances the cost and expense of any remedial or rectification works or services shall be borne by the Contractor and the provisions of Articles 22.8 – 22.11 shall apply, save that any provisions addressing the costs of removal of the Vessel from the Conversion Yard, shall be disregarded in the event that the Vessel has left the Conversion Yard. In the event of a termination pursuant to this Article 18.12.4.2 the Owner shall also be entitled to recover liquidated damages from the Contractor pursuant to Articles 4.3 and 4.5-4.13 subject to the caps on the Contractor's liability under Article 25.5. The actual

124 ©Copyright Golar LNG. All rights reserved. documented cost and expense as aforesaid properly incurred by the Owner in achieving Guaranteed Performance, shall be paid by the Contractor forthwith following receipt by the Contractor of a written demand (accompanied by relevant supporting documentation) from Owner or, at the Owner`s election, may be deducted from any amounts due to the Contractor from the Owner (after providing the relevant supporting documentation), subject to the caps on Contractor’s liability under Article 25.5. 18.13 Not used 18.14 If after the Actual Ready for Sailaway Date, the Contractor becomes aware of a delay to the project which impacts the achievement of Minimum Performance by the Guaranteed Minimum Performance Date and/or the Minimum Performance Longstop date not solely attributable to the Contractor, the Contractor shall provide written notice to the Owner of the same and shall update the Owner on such delay on a daily basis. To the extent that the achievement of Minimum Performance by the Guaranteed Minimum Performance Date and/or the Minimum Performance Longstop Date is delayed for reasons other than those solely attributable to the Contractor (for the avoidance of doubt, delays by Subcontractors shall be delays attributable to the Contractor), the Contractor shall be entitled to issue a Contractor VOR for the documented impacts arising from such delay and claim a Variation in accordance with and subject to the terms of Article 10. 18.15 For the purposes of the Contractor carrying out the Project Site Works, and any work to be done by the Contractor in order to achieve Minimum Performance, Guaranteed Performance and/or Contractor Final Acceptance (including during the Post-Commissioning Performance Test Period), the Owner shall arrange for the Owner’s Spares to be readily available. Any Owner’s Spares used by the Contractor shall promptly (by a reasonable standard) and at the Contractor’s own cost and expense be replaced by it and delivered to such location as the Owner may direct in writing. To the extent the Owner’s Spares are not available for any of the activities listed in the first sentence of this Article 18.15, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10 to the extent its costs or Project Schedule are adversely impacted. 18.16 If Minimum Performance is achieved but Guaranteed Performance has not been achieved and the Owner has not confirmed that the Commercial Operations Date has occurred in accordance with Article 18.19 and the Contractor is not given access to the Work pursuant to Article Error! Reference source not found..3 for at least six periods each of access sufficient for the performance of rectification activities by the Contractor within a period of one hundred and eighty (180) Days from the date when Minimum Performance is achieved as

125 ©Copyright Golar LNG. All rights reserved. provided for in the plan and schedule referred to in Article 18.12.3 above, then, the Contractor shall be deemed to have achieved Guaranteed Performance on the date which is one hundred and eighty (180) Days from the date when Minimum Performance is achieved. 18.17 To the extent the completion of the Performance Tests is delayed for reasons not attributable to the Contractor, (for the avoidance of doubt, delays by Subcontractors shall be delays attributable to the Contractor) the Contractor shall be entitled to relief from its obligation to achieve the Performance Standards to the extent that such failure to achieve the Performance Standards was caused by a defect in the Works in respect of which the Guarantee Period has expired because of delay for which the Contractor is not responsible, and also provided that the Owner did not serve a timely warranty notice pursuant to Article 21.7. 18.18 In the event that the FLNG cargo tanks are not cooled down using LNG from an LNG carrier, the Owner shall ensure (with the assistance of the Contractor) the cooling down of the LNG cargo tanks by use of LNG produced from the liquefaction trains within ten (10) Days. Such cool down period shall commence at the point when LNG is introduced through the LNG spray valves of the first cargo tank and shall be deemed complete when the cargo tank temperatures are such that the cargo tanks are ready to load LNG. In the event that the LNG cargo tanks are not cooled down within such ten (10) day period, then the Contractor shall be entitled to an adjustment to the Project Schedule on a day to day basis from the expiry of the ten (10) day period until such date as the cooldown of cargo tanks is complete. 18.19 If Minimum Performance has been achieved, and the Owner has confirmed that Commercial Operations Date has occurred, then the provisions of this Article 18.19 and Article 18.20 shall apply to the exclusion of Article 18.16. In such circumstances, the Post-Commissioning Performance Tests shall be performed during the Post-Commissioning Performance Test Period. The Owner shall perform each of the Post-Commissioning Performance Tests: 18.19.1 up to three times (or more if the Owner and the Contractor agree acting reasonably) during the Post-Commissioning Performance Test Period to the extent the Contractor requires; 18.19.2 at such times and during such windows as the Owner decides (acting reasonably) balancing the competing requirements of minimising any disruption to the operations on the Vessel (each Party recognising that commercial operations will need to continue during the Post- Commissioning Performance Test Period) and the Contractor’s legitimate interest in having a reasonable period to have the Post- Commissioning Performance Tests undertaken in accordance with Article 18.19 and any recommendations to optimise the performance of the Equipment performed within Post-Commissioning

126 ©Copyright Golar LNG. All rights reserved. Performance Test Period provided that the Owner shall provide no less than five (5) Days’ notice to the Contractor prior to performance of any Post-Commissioning Performance Tests; 18.19.3 subject to Article 18.19.2, in accordance with the Performance Tests Procedures, the Performance Test Protocol and any reasonable instructions and recommendations provided in a timely manner by the Contractor; 18.19.4 subject always to providing to the Contractor free and unrestricted access to performance data and maintenance activity logs of the B&V Equipment through remote access or as otherwise agreed by the Contractor and the Owner (both acting reasonably); and 18.19.5 making reasonable adjustment to the Post-Commissioning Performance Tests for any part of the Equipment that the Owner has not installed or utilised in the carrying out of the Post-Commissioning Performance Tests. 18.20 Owner shall pay to the Contractor on a cost reimbursable basis the reasonable and documented costs incurred for the Contractor’s staff attending the Post- Commissioning Performance Test Period where the Contractor has requested remedial or rectification works in accordance with Article 18.12.3 and/or a repeated Post-Commissioning Performance Test (but subject to Article 18.19.2) and such rectification works are not allowed to be performed and/or Post- Commissioning Performance Test are not carried out within five (5) Days of such request, save where not conducted due to a failure by the Contractor (for the avoidance of doubt, failure by Subcontractors (including B&V) shall be ‘failure by the Contractor). 18.21 On any failure of any Post-Commissioning Performance Test then, to the extent allowed by the Owner, the provisions of Article 18.12.3 shall apply. On expiry of the Post-Commissioning Performance Test Period, if: 18.21.1 the Owner does not allow at least three Post-Commissioning Performance Tests to have taken place in accordance with Article 18.19; 18.21.2 the Owner has not followed the reasonable instructions and/or recommendations of the Contractor; 18.21.3 the Owner has not allowed the Contractor to undertake reasonable remedial or rectification works in accordance any schedule agreed pursuant to Article 18.12.3; then the Post-Commissioning Performance Test shall be passed on the basis that the Guaranteed Performance shall be deemed to have been achieved unless in relation to Articles 18.21.2 and 18.21.3 such instructions,

127 ©Copyright Golar LNG. All rights reserved. recommendations, remedial and/or rectification works would have achieved a lower performance level than Guaranteed Performance, and in such circumstances, the lower performance levels shall be deemed to have been achieved – and any liquidated damages payable shall be assessed on the basis of the lower performance level. 18.22 If the Contractor is, at any time following commencement of the Post- Commissioning Performance Tests, of the view that no further commercially reasonable efforts will improve the performance of the Works (including during the Post-Commissioning Performance Test Period), the Contractor shall give the Owner notice of such held view (provided always that such notice shall not constitute an abandonment of this Agreement by the Contractor). Notwithstanding anything in this Agreement to the contrary, the actual costs of the Contractor’s rectification efforts to achieve Guaranteed Performance shall count towards the Contractor’s overall limit of liability herein.

128 ©Copyright Golar LNG. All rights reserved. ARTICLE 19 CONTRACTOR FINAL ACCEPTANCE 19.1 The Contractor shall achieve Contractor Final Acceptance on or before the Guaranteed Performance Date. 19.2 “Contractor Final Acceptance” will be achieved upon: 19.2.1 completion in full of the Works by the Contractor to the Owner’s satisfaction (‘Works’ for the purposes of this Article 19.2.1 shall not include Contractor Works related to rectifying Warranty Defects); 19.2.2 completion of Performance Tests, or such tests being deemed completed in accordance with Article 18, and issuance (or deemed issuance in accordance with Article 18) of the Minimum Performance Certificate and the Guaranteed Performance Certificate save that, at any time after the date falling one hundred and eighty (180) Days after achieving Minimum Performance the Contractor shall have the right to pay Performance Liquidated Damages based on the results of the last Performance Test, and as at the date of the Owner’s receipt of such payment, the Performance Tests will thereby be deemed complete for the purposes of this Article. Where the Performance Liquidated Damages based on the results of the last Performance Test having achieved Minimum Performance but result in no payment of Performance Liquidated Damages, the Contractor shall be deemed to have achieved Guaranteed Performance; 19.2.3 the Owner’s receipt of the Warranty Bond (which shall be issued by a first-class international bank), duly executed by the Warranty Guarantor; and 19.2.4 completion of any Punch List items. 19.3 Once the Contractor considers that the matters set out in Article 19.2 have been satisfied, the Contractor shall provide a notice to the Owner in the form set out in Exhibit L confirming that the Contractor considers Contractor Final Acceptance to have been achieved. The Owner shall, within seven (7) Days after receipt of such notice, either sign the Contractor Final Acceptance Certificate in the form set out in Exhibit L, or otherwise provide the Contractor with a notice that specifies those items that the Owner considers to be outstanding. Such notice shall be cross-referenced to relevant requirements under or pursuant to this Agreement that the Owner considers have not been satisfied. Duly authorised representatives of the Owner and the Contractor (if required by the Owner) shall meet promptly (and in any event within five (5) Days after the date of the Owner’s notice, or such longer period as may be agreed by the Parties acting reasonably) to discuss the outstanding items.

129 ©Copyright Golar LNG. All rights reserved. 19.4 The Contractor shall remedy all outstanding items notified by the Owner to the Contractor and shall perform (or re-perform) any appropriate tests to demonstrate that Contractor Final Acceptance has been achieved. The Contractor shall give the Owner notice in writing when it considers that Contractor Final Acceptance has been achieved, whereupon the Parties shall again follow the procedure in Article 19.3, and, if necessary, shall repeat the process until all the requirements for Contractor Final Acceptance have been achieved, when the Owner shall notify its agreement by signing the Contractor Final Acceptance form as set out in Exhibit L. 19.5 The date of Contractor Final Acceptance shall occur on the date when the Owner signs the Contractor Final Acceptance Certificate. If the Owner fails without justification to sign the Contractor Final Acceptance Certificate in accordance with this Article, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10. 19.6 In the event that First Gas has not been achieved by the Owner within [*****] of Ready for Sailaway other than due to the sole fault of the Contractor and/or any FM Event or series of FM Events, then Contractor Final Acceptance shall be deemed to be achieved, and the Contractor shall submit to the Owner the Contractor Final Acceptance Certificate, and within ten (10) Days of receipt, the Owner shall sign and return to the Contractor the Contractor Final Acceptance Certificate confirming the deemed achievement of Contractor Final Acceptance.

130 ©Copyright Golar LNG. All rights reserved. ARTICLE 20 FORCE MAJEURE FM Events 20.1 A “FM Event” means: 20.1.1 act of God, flood, earthquake, lightning or other natural physical disaster, hurricanes or cyclones which is at the relevant time Category 1 on the Saffir-Simpson scale, fire, explosion or navigational or maritime perils; 20.1.2 act of war (declared or not declared), invasion, armed conflict, act of foreign enemies, hostilities, civil war, insurrection of military or usurped power (whether war be declared or not), confiscation or expropriation on orders of any Governmental Authority; 20.1.3 embargo, revolution, riot, insurrection, civil commotion, sabotage, act of terrorism, rebellion or civil unrest (but not including any strike or slow down or obstructive or disruptive conduct or other labour disturbances restricted to any entity or entities within that Party’s Group); 20.1.4 ionising radiations or contamination by radioactivity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel, radioactive toxic explosive or other hazardous properties of any explosive nuclear assembly or nuclear component thereof; 20.1.5 any lapse of authorisation issued by Governmental Authority; 20.1.6 a change of Applicable Law of any of the Countries that is enacted after the Effective Date, other than any change of Applicable Law that should have been in the reasonable contemplation of the Parties at the time of entering into this Agreement; 20.1.7 epidemic, pandemic, plague, biological contamination or other unknown pathogen, but excluding in each case Coronavirus save to the extent that Coronavirus directly causes and unpreventable delay, disruption or suspension of the performance of the Works as a result of compulsory governmental quarantines, work at home orders or closures; 20.1.8 any other circumstances beyond the control of the Party claiming that there has been an FM Event, which prevent or hinder performance of that Party’s obligations under this Agreement; 20.1.9 under exclusion of Sanctions, sanctions or suspension (imposed by Governmental Authorities) of activities, and changes in Applicable

131 ©Copyright Golar LNG. All rights reserved. Laws that prevent or impede the performance of certain subcontracted obligations by BVI, BVCOR or CCEDC under the relevant subcontract, and where a BVI, BVCOR or CCEDC subcontractor under its applicable purchase order has the right to claim an FM Event under the abovementioned circumstances. For the avoidance of doubt, Contractor shall not have the right to claim an FM Event solely based on this Article 20.1.9 unless the BVI, BVCOR or CCEDC subcontractor has claimed and been granted such right under the relevant purchase order; 20.1.10 war between any NATO member state, Russia and China after the Effective Date (whether or not foreseeable) and such FM Event start date shall be the first (1st) Day of such event or circumstance (the “FM Event Start Date”), but only if and to the extent that each such circumstance, despite the exercise of due diligence and the adoption of precautions in accordance with Reasonable and Prudent Practice (for the avoidance of doubt, in respect of any precaution to be adopted by the affected Party hereunder, this shall not in any way include the Owner assuming any obligation of the Contractor under this Agreement), cannot be prevented or overcome by the affected Party. 20.2 Notwithstanding Article 20.1 above, an FM Event shall not include any of the following: 20.2.1 breakdown or other failure of a Party’s Group’s equipment or tools unless that failure was itself due to an FM Event; 20.2.2 breakdown or other failure of any transportation used by any entity or entities within a Party’s Group unless that failure was itself due to an FM Event; 20.2.3 other commitments of a Party limiting its ability to perform its obligations under this Agreement; 20.2.4 any failure by a subcontractor or supplier of any tier of a Party and, in the case of the Owner the Lessee under the Lease and Operate Agreement, to perform its obligations, unless that failure was itself due to an FM Event (and, for the avoidance of doubt a claim for force majeure under a Subcontract shall not be deemed to be an FM Event under this Agreement if it does not meet the criteria for an FM Event); 20.2.5 rough sea or adverse weather conditions that are normal occurrences in the region and could reasonably have been expected (and, in respect of an assertion of the existence of an FM Event by the Contractor, rough sea or adverse weather conditions that were specified in the Basis of Design);

132 ©Copyright Golar LNG. All rights reserved. 20.2.6 lack of finances, lack of funds or access to funds, or inability to borrow funds of a Party; 20.2.7 lack of valid certificates, visas, permits, licences or any other documents of a Party resulting from a failure by the affected Party to comply with the requirements of this Agreement; 20.2.8 shortage of labour or equipment, unless caused by events or circumstances that are themselves an FM Event; and 20.2.9 failure of the LNG facilities to deliver Feed Gas for any reason other than an FM Event; 20.2.10 any events or circumstances to the extent they were caused or contributed to by error, neglect, act or omission of the Party claiming the FM Event or its employees, suppliers, agents or subcontractors. 20.3 If the Contractor suffers delay to the performance of its obligations by reason of an FM Event, the Contractor shall be entitled to claim Permissible Delay for the actual delay caused to the critical path for the Contractual Ready for Sailaway Date and/or the Guaranteed Minimum Performance Date and/or the Guaranteed Performance Date as a result of the FM Event provided always that: 20.3.1 the delay in respect of which the Contractor is claiming relief was beyond its reasonable control or that of its employees or Subcontractors; and 20.3.2 the Contractor has taken all reasonable steps to mitigate the effect of the FM Event upon the Works. 20.4 If the Owner is unable to perform, or is delayed in performing, any of its obligations under this Agreement by reason of an FM Event: 20.4.1 the Owner shall be excused from its obligations under this Agreement to the extent that the FM Event affects the performance of such obligations and shall not be in breach of this Agreement in respect of such failure; and 20.4.2 the Contractor shall be entitled to claim Permissible Delay for the actual delay caused to the critical path for the Contractual Ready for Sailaway Date and/or the Guaranteed Minimum Performance Date and/or the Guaranteed Performance Date provided always that the Contractor has taken all reasonable steps to mitigate the effect of the FM Event upon the Works.

133 ©Copyright Golar LNG. All rights reserved. Notice of FM Event 20.5 As soon as reasonably practicable, and in any event within ten (10) Days after the reasonably becoming aware of, (i) any delay for which the Contractor claims Permissible Delay by reason of an FM Event, or (ii) any period during which the Owner claims to be excused from its obligations by reason of an FM Event, the affected Party claiming that there has been an FM Event shall notify the other Party in writing of the date such cause of delay occurred, an estimate of the expected duration of the FM Event, the obligations of the Party under this Agreement which are impacted by the FM Event, and specifying as far as possible the nature and cause of the event or circumstance, the effect on the item involved, the likely effect on the Project Schedule and the steps that the affected Party is taking or intends to take to prevent, mitigate, rectify or overcome the effects of the FM Event. 20.6 Within seven (7) Days after the end of the FM Event, the affected Party claiming that there has been an FM Event shall notify the other Party in writing of the date such event or circumstance ended. The Party claiming Force Majeure shall then notify the other Party of the adjustment required to the Project Schedule as soon as practicable. 20.7 If the affected Party does not provide notice under Article 20.5within such ten (10) day period under Article 20.5then it shall be entitled to the reliefs pursuant to this Article 20in respect of the FM Event from the time it actually gives such notice. 20.8 During the continuation of the FM Event, the affected Party shall provide regular written reports no less frequently than every ten (10) Days (except where otherwise agreed) updating the information required by Article 20.5 and providing any other information that the other Party may reasonably request. 20.9 Throughout the period during which a Party is prevented from performing its obligations under this Agreement: 20.9.1 the affected Party shall allow the other Party (at such other Party’s risk and cost) to have access to such information, facilities, sites and personnel in the possession, control or employment of the affected Party as the other Party may reasonably request in connection with such FM Event; 20.9.2 the Parties shall discuss any reasonable courses of action which may be taken to mitigate the economic effect of an FM Event on the Parties. Consequences of FM 20.10 If the Contractor is unable to undertake the B&V Topsides Works because of an FM Event then, subject to Article 20.13and 20.14below:

134 ©Copyright Golar LNG. All rights reserved. 20.10.1 The Contractor shall be entitled to invoice the Owner on a pass- through basis where it has received a valid claim for cost relief from B&V under the B&V EP Subcontract. Before the Contractor may invoice the Owner, the Contractor shall procure that B&V demonstrates that the aggregate direct costs incurred by B&V as a result of the FM Event (or all FM Events in aggregate) exceeds [*****]. 20.10.2 Where the Contractor receives valid and payable claims for cost relief under Article 20.10.1, then the Contractor shall be entitled to invoice monthly for such direct costs in excess of [*****] until the earliest of a) this Agreement is terminated by a Party under Article 20.11, b) the Party affected recommences performance in accordance with Article 20.14.2 below. Owner shall pay all undisputed amounts of such invoices within forty-five (45) Days of receipt. 20.10.3 For the avoidance of doubt, the Contractor shall not be entitled to terminate this Agreement at any time following an FM Event for the impacts of the FM Event provided that the Owner shall make payments required pursuant to Article 20.10.1 and 20.10.2 above. Termination for excessive Force Majeure 20.11 If an FM Event or a series of FM Events (whether connected or not) affecting the Owner and/or the Contractor: 20.11.1 result in Permissible Delay of [*****] or more and such Permissible Delay is continuous and without interruption; or 20.11.2 causes total Permissible Delay by reason of FM Events of [*****] or more, then the Owner may terminate this Agreement by providing not less than [*****] notice in writing to the Contractor and the provisions of Article 20.12shall apply. 20.12 Upon a termination of this Agreement by the Owner pursuant to Article 20.11: 20.12.1 the Owner shall pay the Contractor (i) an amount equal to the total costs set out in Articles 22.10.4.1- 22.10.4.4plus (ii) an amount equal to [*****] at the time of termination. plus.; 20.12.2 the provisions of Articles 22.8.1-22.8.10shall apply notwithstanding that termination pursuant to Article 20.11 is not for Contractor Default;

135 ©Copyright Golar LNG. All rights reserved. 20.12.3 the Contractor shall not be entitled to any further payment from the Owner, including without limitation in respect of further Instalments or in respect of any other costs and expenses of the Contractor arising out of or relating to this Agreement, the FM Event or Events or the termination of this Agreement by the Owner; and 20.12.4 the Parties shall have no further liability to each other, other than with respect to the Surviving Obligations and any rights and obligations that have accrued prior to termination (including in relation to Non- Conformities) Obligations following an FM Event 20.13 To the extent either Party is entitled to relief from its obligations under this Agreement as a result of an FM Event, the affected Party shall, as soon as reasonably practicable, implement measures in accordance with Reasonable and Prudent Practice (for the avoidance of doubt, in respect of any precaution to be adopted by the affected Party hereunder, this shall not in any way include the Owner assuming any obligation of the Contractor under this Agreement) to attempt to bring the FM Event to an end and to overcome or (if not possible) minimise the effects which prevent, impede or delay such affected Party’s ability to resume performance under this Agreement. An affected Party shall not be entitled to relief, and an FM Event shall cease to be treated as an FM Event, to the extent that the affected Party claiming the FM Event relief fails to comply with this Article 20.13, unless such failure is itself caused by the FM Event. 20.14 As soon as an affected Party ceases to be so affected by an FM Event and is no longer prevented from performing its obligations under this Agreement, such affected Party shall: 20.14.1 notify the other Party accordingly, in writing; and 20.14.2 recommence performance of such obligations as soon as reasonably practicable.

136 ©Copyright Golar LNG. All rights reserved. ARTICLE 21 WARRANTY OF QUALITY Guarantee 21.1 The “Guarantee Period” for the Vessel and the Works (excluding (i) B&V Novated Equipment and Works undertaken under B&V Novated Equipment Subcontracts and (ii) all existing machinery, LNG cargo tanks and equipment of the Donor Vessel which are to be remained on the Vessel save for those parts which were being replaced or modified by the Contractor, for which the Contractor shall provide the reasonable warranty period from the respective vendor), shall commence on Contractor Final Acceptance and shall expire on the earlier of: 21.1.1 the date falling [*****] after the Actual Ready for Sailaway Date; and 21.1.2 the date falling [*****] after either (i) the original planned date of First Gas as set forth in Exhibit C; or (ii) from the date of First Gas, whichever of (i) or (ii) occurs later. The warranty period in respect of the B&V Novated Equipment Subcontract and Novated Subcontracts are in accordance with Article 21.4. 21.2 The Contractor guarantees that the Vessel and the Works will be free from all Warranty Defects until expiry of the Guarantee Period (in the case of B&V Novated Equipment and Works undertaken under B&V Novated Equipment Subcontracts the Guarantee Period expiry shall be as per Article 21.4). Up until expiry of the relevant Guarantee Period, the Contractor undertakes to remedy, free of charge to the Owner, any Warranty Defect in the Vessel or the Works (or any element of part thereof). 21.3 The Contractor further guarantees any repairs or replacements to the Vessel or the Works (or any element or part thereof but not including B&V Novated Equipment and Works undertaken under B&V Novated Equipment Subcontracts) made pursuant this Article 21 for a further period of [*****] from the date of completion of such repair or replacement, provided always that in no event shall such warranty period for warranty work re-performed exceed a total of [*****] after the Actual Ready for Sailaway Date. 21.4 The Contractor warrants that the B&V Novated Equipment and the Works undertaken under B&V Novated Equipment Subcontracts shall be free from any defects in design, material and/or workmanship for a period commencing from Contractor Final Acceptance and expiring as identified in respect of the relevant identified B&V Novated Equipment and Novated Subcontracts as set out in Exhibit M and Exhibit Q-8 (“the Novated Subcontract Warranty Period”). Provided always that the Novated Subcontract Warranty Period provided for in this Article 21.4 may be extended in accordance with Article 21.5.

137 ©Copyright Golar LNG. All rights reserved. 21.5 In the event that any repair or replacements or remedial work are provided by the Contractor during the Novated Subcontract Warranty Period in respect of such work, the warranty period shall extend until the date set out against such B&V Novated Equipment and Contractor’s Novated Subcontracts set out in Exhibit Q-8, Exhibit Q-11 and Exhibit M. Notification of Warranty Defects and Procedure for Remedy and Repair 21.6 With regard to this Article 21, the terms “defect” and “defective” and the like shall not include defects arising from (i) the Owner Group’s misuse or negligence, (ii) the Owner Group’s failure to properly operate and maintain the Works, (iii) the Owner’s Group unauthorised modification or repair of the Works, or (iv) normal wear and tear. 21.7 The Owner shall notify the Contractor of any Warranty Defect for which a claim is made under this Article 21 without undue delay after discovery by the Owner thereof. Such notice shall describe in reasonable detail the nature and extent of the Warranty Defect, the date of discovery and the place (which place may, at the Owner’s discretion, be the Project Site), at which the Vessel can be made available for earliest inspection for and on behalf of the Contractor. Subject to any provision to the contrary in this Article 21, the Contractor shall have no obligation for any Warranty Defect (or damage arising therefrom) unless the Warranty Defect is discovered prior to the expiry of the Guarantee Period or, in the case of B&V novated Equipment and Works undertaken under B&V Novated Equipment Subcontracts, the Novated Subcontractor Warranty Period (as the case may be) and notified to the Contractor within ten (10) Business Days after the expiry of the Guarantee Period or, in the case of B&V novated Equipment and Works undertaken under B&V Novated Equipment Subcontracts, the Novated Subcontractor Warranty Period (as the case may be). 21.8 The Contractor shall promptly undertake an inspection of the Vessel. The Contractor shall promptly remedy, at its expense, any Warranty Defects against which the Vessel and/or the Works is guaranteed under this Article (and repair any damage to the Vessel resulting therefrom) by making all necessary repairs and/or replacements on board the Vessel or, if that is not practicable, and subject to Article 21.9, at the Conversion Yard. For the purposes of this Article, the Contractor’s responsibility shall include all costs of labour, the cost of making any repairs or replacements as the case may be, dry docking (if applicable), the costs of all materials, equipment and supplies necessary, including the costs of shipping and transporting the same to the Vessel if applicable, and the costs of any necessary testing or re-testing. Facilities on the Vessel shall be made available to the Contractor free of cost with prior arrangement with the Owner. 21.9 If the repairs or replacements cannot be undertaken on board the Vessel and the Owner deems it impractical to return the Vessel to the Conversion Yard, the Owner may cause the necessary repairs or replacements to be made at any other shipyard or place than the Conversion Yard which the Owner deems

138 ©Copyright Golar LNG. All rights reserved. suitable for the purpose. In such event, the Owner shall first, but in all events as soon as possible, give the Contractor notice in writing of the time and place such repairs will be made. The Contractor shall in such circumstances reimburse to the Owner the cost of such Third Party repairs and/or replacements provided that the Contractor shall not pay such Third Party repair and/or replacement costs to the extent they exceed what the Conversion Yard (acting reasonably) would have charged a Third Party client to carry out the repairs or replacement at the Conversion Yard. 21.10 In any case, the Vessel shall be taken at the Owner risk, responsibility and cost to the place of repair or replacement, ready in all respects for such repairs and replacements. In the event however that the Vessel is dry-docked or otherwise taken out of service for the sole purpose of rectifying a Warranty Defect (or repairing damage arising therefrom) under this Article, the Contractor shall bear all costs of (i) the voyage to the dry-dock yard or other repair facilities, (ii) towage, dockage, wharfage, port charges, inspection and underwater survey costs, and (iii) dry-docking the Vessel. 21.11 With regard to B&V Topsides Works and B&V Equipment, the Contractor may request the Owner’s assistance to provide labour for performance of such making good at the Contractor’s cost. In the event the Contractor fails or is unable, except for reasons beyond its reasonable control, to rectify or remedy any Warranty Defect, damage, error, inadequacy, imperfection, omission, non- performance, deficiency or fault to the reasonable satisfaction of the Owner within thirty (30) Days of written notice thereof, provided that the Contractor has received the Owner’s timely support in the exercise of such warranty work, the Owner shall be entitled to rectify or engage a third party for the same. The costs and expenses incurred by the Owner for such repair, rectification, replacement and/or remedial work shall be for the account of the Contractor. 21.12 For the avoidance of doubt, the Contractor’s warranty shall not extend to any work done by others not engaged by Contractor. 21.13 Except as provided in this Article 21, and otherwise provided for in this Agreement, there are, from Contractor Final Acceptance, no warranties or guarantees, express or implied, relating to the Works, and Contractor disclaims any implied warranties or warranties imposed by law (including warranties of merchantability or fitness for a particular purpose and other than warranties of title). Assignment of Guarantees and Warranties 21.14 The Contractor agrees upon the expiry of the applicable Guarantee Period for any part of the Vessel, or in the case of B&V novated Equipment and Works undertaken under B&V Novated Equipment Subcontracts, the Novated Subcontractor Warranty Period, to assign (to the extent which it may validly do so) to the Owner, or as the Owner may direct, all the rights, titles and interests

139 ©Copyright Golar LNG. All rights reserved. of the Contractor in and to all guarantees and warranties given by any Subcontractor supplying any Materials and Equipment. 21.15 The Contractor shall use all reasonable endeavours to ensure all manufacturers’ or other warranties shall be capable of assignment to the Owner and shall be assigned to the Owner on the earlier of: 21.15.1 the termination of this Agreement; or 21.15.2 the expiry of the Guarantee Period. 21.16 The provision of any warranties by a manufacturer in accordance with this Article shall not limit or otherwise affect the warranties given by the Contractor under this Agreement. Exclusive Remedy 21.17 From Contractor Final Acceptance, the provisions of this Article 21 and the benefits provided to the Owner hereunder shall be the sole and exclusive remedy of the Owner Group for all Warranty Defects found on the Vessel after Contractor Final Acceptance. For the avoidance of doubt, nothing in this Article limits or in any way affects the Contractor’s liabilities and obligations in relation to Non-Conformities or the Performance Tests. 21.18 In furtherance of the foregoing and except as otherwise provided for in this Agreement or in the Owner Direct Agreement, after Final Acceptance each Party hereby waives, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action (statutory, implied or otherwise) it may have against the Party with respect to Warranty Defects discovered after the expiry of the Guarantee Period and the Novated Subcontract Warranty Period.

140 ©Copyright Golar LNG. All rights reserved. ARTICLE 22 SUSPENSION, DEFAULT AND TERMINATION Suspension by the Owner 22.1 The Owner shall have the right to suspend the Works or any part thereof (the “Suspended Works”), for any safety reason or for its own convenience from the date, for the period and to the extent detailed in a written notice. 22.2 Upon receipt of any such notice, the Contractor shall, unless instructed in writing by the Owner otherwise: 22.2.1 discontinue the Suspended Works detailed in the notice, on the date, for the period and to the extent specified; 22.2.2 properly protect and secure the Vessel and the Works, including any action reasonably required by the Owner, and including taking necessary measures for the preservation of the Vessel and the Works already executed (if any); 22.2.3 take all reasonable measures to minimise the resulting costs, expenses and losses, including placing no further orders and making no further subcontracts with its suppliers with respect to the Suspended Works other than as specified in the Owner’s notice; 22.2.4 promptly take all reasonable measures to obtain suspension of all outstanding orders and subcontracts to the extent they relate to the execution of the portion of the Suspended Works; and 22.2.5 continue to perform all unsuspended parts of the Works. 22.3 The Owner may, by further notice, instruct the Contractor to resume the Suspended Works to the extent specified. The Contractor shall resume the Suspended Works as soon as practicable. 22.4 During any suspension of the Works or any part thereof, the Owner and the Contractor shall meet at not more than seven (7) Day intervals with a view to agreeing a mutually acceptable course of action during the suspension. 22.5 As a result of any such suspension, the Contract Price and Project Schedule shall be adjusted as relevant in accordance with and subject to the terms of Article 10, except where the suspension for safety reasons is solely caused by the Contractor and/or a member of the Contractor Group and, provided further, that the Contractor’s costs resulting directly from a suspension shall be paid monthly on a time and materials basis in accordance with Exhibit B. Where any period of suspension occurs for a continuous period of 30 Days or more, the Contractor shall be entitled to invoice for payment in accordance with this Agreement for the Works performed up to the date of the suspension,

141 ©Copyright Golar LNG. All rights reserved. notwithstanding that the relevant Milestone in the Milestone Payment Schedule in Exhibit B has not been achieved (less any amounts previously paid for or in relation to the Works). 22.6 If the period of any suspension pursuant to Article 22.1 (except where the suspension for safety reasons is solely caused by the Contractor and/or a member of the Contractor Group or occurs following the Actual Ready for Sailaway Date) exceeds 30 consecutive Days per occurrence or one hundred and twenty (120) Days in aggregate, the Contractor may serve a written notice on Owner requiring permission within twenty one (21) Days from the receipt by the Owner of such notice to proceed with the Works or that part thereof subject to suspension. If within such twenty-one (21) Day period Owner does not grant such permission the Contractor, by a further notice, may at its option treat the suspension as either: 22.6.1 where it affects part only of the Works, a deletion of such part under Article 10; or 22.6.2 where it affects the whole of the Works, termination in accordance with Article 22.12. Termination for Contractor Default 22.7 The Contractor shall be deemed to be in default of the performance of its obligations under this Agreement in the event of the following (each a “Contractor Default”): 22.7.1 if Ready for Sailaway is delayed to the extent that the delay liquidated damages under Article 4.1 have accrued to the maximum amount (or would have accrued but for the operation of any liability cap), unless, by mutual agreement in writing, the Parties have agreed to increase the cap on liquidated damages in Article 4.1; 22.7.2 if Minimum Performance is delayed to the extent that the delay liquidated damages under Article 4.3 have accrued to the maximum amount (or would have accrued but for the operation of any liability cap), unless, by mutual agreement in writing, the Parties have agreed to increase the cap on liquidated damages in Article 4.3; 22.7.3 if Minimum Performance is not achieved on or before the Guaranteed Minimum Performance Longstop Date pursuant to Article 18.12.2.2; 22.7.4 if Guaranteed Performance is not achieved on or before the Guaranteed Performance Date pursuant to Article 18.12.4.2, and the Owner is of the view that no further commercially reasonable efforts will improve the performance of the Works and the Contractor has received a written notice from the Owner stating the same;

142 ©Copyright Golar LNG. All rights reserved. 22.7.5 if the Contractor has substantially ceased to perform the Works without any contractual right to do so under the terms of this Agreement, or has abandoned or repudiated this Agreement and the Contractor has failed to remedy within fourteen (14) Days of notice from the Owner intimating such breach; 22.7.6 if the Contractor is in repudiatory or renunciatory breach of this Agreement at common law and the Contractor has failed to remedy within fourteen (14) Days of notice from the Owner intimating such breach; 22.7.7 Not Used 22.7.8 if an Insolvency Event occurs (or, is reasonably likely to occur) in respect of the Contractor or B&V or the Contractor Parent Company Guarantor; 22.7.9 if (i) the Contractor Parent Company Guarantee is or becomes invalid or unenforceable for any reason whatsoever, or (ii) the Contractor Parent Company Guarantee will expire within fourteen (14) Days and the Contractor has not provided the Owner with an equivalent guarantee in a form reasonably satisfactory to the Owner and from an entity reasonably satisfactory to the Owner; 22.7.10 Not Used 22.7.11 if: (i) the Warranty Bond is or becomes invalid or unenforceable for any reason whatsoever; (ii) the Warranty Bond will expire within fourteen (14) Days and the Contractor has not provided the Owner with an equivalent bond in a form reasonably satisfactory to the Owner from a financial institution of the same or better financial standing as the original bond provider, or (iii) the credit rating of the Warranty Guarantor falls below BBB- as evaluated by Standard & Poor’s, or equivalent and the Contractor fail to provide an replacement Warranty Bond from another Warranty Guarantor which meet the credit rating requirement within thirty (30) Days; 22.7.12 if a Change of Control occurs in respect of the Contractor without the prior written consent of the Owner (for the purposes of this Article 22.7.1222.7.12, the Owner shall be deemed to have consented to any change in the China government shareholding in the Contractor); 22.7.13 if the Contractor fails to effect or maintain any of the insurances required to be effected and maintained by the Contractor under Article 26 (for the avoidance of doubt, this shall include failure to comply with Article 26.11);

143 ©Copyright Golar LNG. All rights reserved. 22.7.14 if the Contractor breaches any of its representations, warranties or obligations under Articles 31 or 32, or 22.7.15 if the Contractor is in Material Breach of this Agreement, and the Contractor fails to remedy such breach within 30 Days of the date of a notice, or other period agreed in writing by both Parties, from the Owner to the Contractor notifying the Contractor of such default (save that no such 30 Day cure period (nor any cure period) shall apply in respect of Material Breach: (i) in circumstances where the Material Breach is not reasonably capable of being cured; or (ii) is any Material Breach that falls under any of sub-Articles 22.7.1-22.7.14, in which case only any cure period expressly provided for under the relevant sub-Article of this Article 22.7 shall apply). 22.8 Upon the occurrence of a Contractor Default, the Owner may at any time terminate this Agreement by giving seven (7) Days notice in writing, whereupon the following provisions shall apply: 22.8.1 The Owner shall be entitled (without prejudice to its right to call upon the Contractor Parent Company Guarantee before such termination) to call upon the Contractor Parent Company Guarantee. 22.8.2 The Contractor shall, if and to the extent requested by the Owner in writing, novate or assign its Subcontracts to the Owner. For such novated or assigned Subcontracts, the Contractor shall as soon as practicable pay the relevant Subcontractor for all work performed by, and all equipment and materials provided by, the Subcontractor up to the date of termination of this Agreement and the Contractor shall take all other necessary steps to ensure that the Subcontractor does not stop work or exercise or assert a Lien on the Vessel or any part of the Works as a result of any claims for non-payment for work performed by the Subcontractor before the date of termination of this Agreement. 22.8.3 In respect of Subcontracts that the Owner does not request to be assigned or novated to the Owner, the Contractor shall terminate the Subcontract and settle any claims of the Subcontractor and take all necessary steps to ensure that the Subcontractor does not exercise or assert a Lien on the Vessel or any part of the Works. 22.8.4 the Contractor undertakes not to take any steps to arrest the Vessel (whether by way of a provisional arrest or post-judgment arrest), or exercise or assert a Lien on the Vessel or any part of the Works, or in any way prevent the Vessel from departing the Conversion Yard or the territorial waters of China or take any other steps or assert any rights or Claims in any jurisdiction against the Vessel or any part of the Works in respect of any Claim arising out of or relating to this

144 ©Copyright Golar LNG. All rights reserved. Agreement. The Contractor shall defend, indemnify and hold harmless the Owner Group for any losses, expenses and damages whatsoever incurred by the Owner or any member of the Owner Group as a result of any breach by the Contractor of this Article 22.8.4. 22.8.5 The Contractor shall provide all reasonable assistance to the Owner to enable the Vessel safely to depart the Conversion Yard. This shall include carrying out any work required to make the Vessel safely afloat and seaworthy and to obtain the applicable Classification Certificate and other certificates for obtaining approval by the Chinese MSA (Maritime Safety Administration) for safe departure from the Conversion Yard and China, and authorisations required for the Vessel to leave the Conversion Yard and loading any part of the Works not installed on the Vessel and otherwise assisting the Owner to load any part of the Works onto transport to enable it to depart the Conversion Yard as soon as practicable. 22.8.6 The Contractor shall provide access to the Conversion Yard to all persons the Owner may reasonably require to facilitate the removal of the Vessel and the Works from the Conversion Yard as soon as practicable. 22.8.7 The Contractor shall fully co-operate with Owner in all other respects to enable the removal of the Vessel and the Works from the Conversion Yard as soon as practicable. 22.8.8 The above assistance shall include the Contractor operating the Contractor equipment, including cranes, to enable the Vessel and the Works to depart the Conversion Yard. 22.8.9 The Contractor shall provide all documentation relating to the Works carried out before termination required by the Owner, the Classification Society, or any other Regulatory Body. 22.8.10 If and to the extent requested by the Owner, the Contractor shall provide and execute all documentation, and take all other actions, necessary to document or perfect the licence granted by the Contractor to the Owner pursuant to Article 11.17. 22.8.11 If an Insolvency Event occurs (or, in the reasonable opinion of the Owner, is reasonably likely to occur) in respect of the Contractor, the Contractor shall, upon the Owner’s request, meet with the Owner to discuss in good faith the development of a remedial action plan in response to such Insolvency Event or likely Insolvency Event, and shall cooperate with the Owner, including by providing information

145 ©Copyright Golar LNG. All rights reserved. reasonably requested by the Owner, in relation to such remedial action plan. The Termination Account 22.9 Upon termination by the Owner pursuant to Article 22.7, the Owner shall not make further payments to the Contractor until completion of the Termination Account as defined in Article 22.10 below. 22.10 If following termination by the Owner for Contractor Default under Article 22.7, the Owner decides to complete the Works, the Owner shall obtain a quotation from another contractor acceptable to the Owner (without prejudice to Articles 18.12.2.2 and 18.12.4.2 where, in such scenario, any quotation obtained from another contractor shall be obtained from a contractor acceptable to the Contractor (the Contractor acting both reasonably and on reasonable B&V advice)) for this purpose (the “Replacement Contractor”) for the cost of completing the Works including rectifying all defects and Non-Conformities and making such modifications as are necessary so that the Vessel achieves the Guaranteed Performance, and purchasing warranty insurance to provide the same level of protection for Warranty Defects as set out in Article 21 and prepare a termination account in accordance with this Article 22.10 (the “Termination Account”) to determine and agree the final payment between the Owner and the Contractor, within two (2) months from the date of termination notice as follows: 22.10.1 The Owner shall calculate its total costs relating to the completion of the Works by others (the “Owner Termination Costs”), which shall include: 22.10.1.1 All costs and expenses incurred by or on behalf of the Owner arising out of or relating to the termination of this Agreement; preparing for removal, and removing, the Vessel and the Works from the Conversion Yard or other site(s) where the Works are located or from the Project Site; and preparing for transportation, and transporting, the Vessel and the Works to a replacement yard; 22.10.1.2 All costs and expenses pursuant to the quotation obtained by the Owner for completion of the Works from the Replacement Contractor. 22.10.2 The Owner shall calculate the amount of the unpaid balance of the Contract Price minus all liquidated damages that accrued under this Agreement prior to the date of termination (such calculated amount, the “Net Unpaid Balance of the Contract Price”).

146 ©Copyright Golar LNG. All rights reserved. 22.10.3 If the Owner Termination Costs exceed the Net Unpaid Balance of the Contract Price, the Contractor shall forthwith pay the amount of such excess to the Owner. 22.10.4 If the Owner Termination Costs are less than the Net Unpaid Balance of the Contract Price, the Owner shall pay to the Contractor for the following up to an amount equal to but not exceeding such shortfall: 22.10.4.1 any costs incurred by the Contractor terminating Subcontracts in accordance with Article 22.8.3, excluding any sums paid by the Contractor to Subcontractors for work performed by the Subcontractors prior to the date of termination; 22.10.4.2 any work or services performed by the Contractor after termination to enable the Vessel and the Works to depart the Conversion Yard on a reasonable cost reimbursable basis; 22.10.4.3 any Milestones achieved by the Contractor but not paid for prior to termination; 22.10.4.4 any work satisfactorily performed by the Contractor prior to termination towards the next Instalment in the Instalment Schedule to be achieved by the Contractor, calculated by assessing the cost to the Contractor of the work carried out by the Contractor at the date of termination of this Agreement as a percentage of the total cost to the Contractor of the work required to achieve the next Instalment, and applying that percentage to the amount of the next Instalment. The Contractor shall not be entitled to payment in respect of or towards any further Instalments. 22.11 If, after termination of this Agreement for Contractor Default, the Owner does not notify the Contractor within twenty (20) Days of such termination of its intention to complete the Works elsewhere pursuant to Article 22.10 above, the Contractor shall be liable to the Owner in damages for the Owner’s costs, losses, expenses and other damages arising out or relating to the Contractor’s breach or breaches of this Agreement and the termination of this Agreement. The Contractor shall be entitled to claim sums referred to in Articles 22.10.4 above, subject to the Owner’s right: 22.11.1 to set off its Claims for damages as set out in this Article against any such further payments to the Contractor (for the avoidance of doubt, to the extent that any such Owner’s Claim would be subject to an express cap on the liability of the Contractor under this Agreement in

147 ©Copyright Golar LNG. All rights reserved. relation to that Claim the Owner may not purport to set off pursuant to this Article an amount that would exceed such cap in respect of such claims); and/or 22.11.2 to run a defence of abatement in respect of any such sums claimed by the Contractor. Notwithstanding any other provision of this Agreement, in the event that this Agreement is terminated for Contractor Default, Contractor’s liability under Article 22.7 to 22.11 shall not in aggregate exceed (i) [*****] or (ii) [*****], whichever is lesser, calculated by aggregating the total costs of the Owner to rectify the default, except that this shall not apply in the event the Contractor Default is due to the Contractor`s wilful negligence. Termination for the Owner Default 22.12 The Owner shall be deemed to be in default of the performance of its obligations under this Agreement in the event of the following (each an “Owner Default”): 22.12.1 The Owner wrongfully and without justification fails to pay the Contractor one or more undisputed Instalments that has become due and payable under this Agreement within thirty (30) Days after the Contractor has served a written default notice on the Owner in respect of such non-payment. As an alternative to termination, in addition to being entitled to receive Default Interest from the date that such payment was due to the Contractor until the date that such payment is made to the Contractor, the Contractor shall be entitled to suspend the performance of the Works after the Owner’s failure to pay any undisputed amount due and payable under the provisions of this Agreement within thirty (30) Days after a written default notice from the Contractor of such failure by Owner to pay on the due date; 22.12.2 if the Owner Parent Company Guarantee is or becomes invalid or unenforceable for any reason whatsoever, and the Owner has not provided the Contractor with an equivalent letter of guarantee in a form reasonably satisfactory to the Contractor within thirty (30) Days; 22.12.3 if an Insolvency Event occurs in respect of the Owner; 22.12.4 if the Owner fails to take delivery of the Vessel within thirty (30) Days from the date of presentation of a valid Ready for Sailaway Certificate; or 22.12.5 if the Owner breaches any of its representations, warranties or obligations under Articles 31 or 32.

148 ©Copyright Golar LNG. All rights reserved. 22.13 Upon the occurrence of an Owner Default, the Contractor may terminate this Agreement by giving seven (7) Days notice in writing, whereupon: 22.13.1 the Owner shall pay the Contractor: 22.13.1.1 an amount in respect of the sums set out in Articles 22.10.4.1 - 22.10.4.4 above; plus 22.13.1.2 the amount of any other losses and damages suffered by the Contractor as a result of this termination (excluding Consequential Loss pursuant to Articles 25.3-25.4 below and any loss of income or profit or other benefits or advantages of any kind whatsoever as a result of the termination under this Agreement); and 22.13.1.3 [*****] of unpaid balance of the Contract Price 22.13.2 Articles 22.8.2 to 22.8.11shall apply in the event of termination pursuant to 22.13 notwithstanding termination pursuant to Article 22.13 is not for Contractor Default.

149 ©Copyright Golar LNG. All rights reserved. Termination for Convenience 22.14 The Owner may in any event terminate this Agreement for any reason or for its own convenience by giving not less than seven (7) Days’ notice in writing to the Contractor prior to the NTP Date and upon thirty (30) Days’ notice in writing to the Contractor on and after the NTP Date, whereupon: 22.14.1 the Contractor shall immediately cease carrying out the Works and placing orders for any equipment or materials for the Works and shall take all reasonable steps to cancel any such orders and take all other reasonable steps to minimise the costs and losses arising out of the termination; 22.14.2 Articles 22.8.2 to 22.8.11 shall apply

150 ©Copyright Golar LNG. All rights reserved. 22.15 If the Owner terminates this Agreement pursuant to Article 22.14, the Owner shall pay to the Contractor an amount equal to the following: 22.15.1 An amount in respect of the sums set out in Articles 22.10.4.1 to 22.10.4.4 above; plus 22.15.2 [*****] 22.16 The payments set out in Article 22.13and Article 22.15 above shall be payable by the Owner to the Contractor within forty-five (45) Days after the Contractor has provided its final account setting out its calculation of the above sums, with reasonable supporting documentation. 22.17 Payment of the sums set out in Article 22.13and Article 22.15 by the Owner to the Contractor shall be in full and final settlement of all actual or potential Claims of the Contractor arising out of or relating to this Agreement and the termination of this Agreement and the Contractor shall not be entitled to any further payment by the Owner for any reason save in each case in respect of any claims under or in connection with Article 25.2, 25.3.3, 26.5, 26.8.2, Article 30, Article 31, Article 32 and Article 35, always excluding any Claims whatsoever for Consequential Loss. 22.18 The Contractor shall deliver to the Owner the Works in its then stage of fabrication, including any uninstalled Materials and Equipment as well as all completed Plans, and all completed other documentation pertaining to the Works and B&V Equipment forthwith upon payment by the Owner of the amounts due pursuant to Articles 22.12 and 22.15 or if any such amount is disputed by the Owner forthwith upon the tender by the Owner of security in such an amount (to the extent that the Contractor’s claim is reasonable) and form reasonably satisfactory to the Contractor (acting reasonably). 22.19 Owner may not terminate all or any portion of the Works pursuant to Article 22.14 and, within six (6) months of such termination, self-perform, or award to others any part of the terminated Works.

151 ©Copyright Golar LNG. All rights reserved. ARTICLE 23 ASSIGNMENT AND NOVATION No Assignment or Security Interest by the Contractor 23.1 This Agreement and any rights or obligations under it shall not be assigned, novated or transferred by the Contractor in whole or in part. Any such purported assignment shall be null and void and of no force and effect. The Contractor may not establish nor authorize the establishment of any security interest, including any collateral assignment, over any of its rights, title or interest in, to and/or under this Agreement, nor agree with legal acts to the same effect. Assignment, novation or transfer by the Owner 23.2 The Owner may assign this Agreement in whole or in part to Lenders in its absolute discretion without Contractor’s consent, and to other Third Parties, subject to obtaining Contractor’s consent, which shall not be unreasonably withheld. Upon assignment, the Owner shall remain liable and responsible for its obligations under this Agreement. 23.3 The Owner may novate or transfer in whole or in part this Agreement with the Contractor’s prior written consent which shall not to be unreasonably withheld, provided, in the case of a novation or transfer, that the proposed novatee or transferee provides a replacement Owner Parent Company Guarantee and passes any Know Your Customer (KYC）and Third Party integrity due diligence checks as reasonably requested by the Contractor. Security Interest in favour of the Lender 23.4 The Owner may establish and authorize the establishment of any security interest, including any collateral assignment or mortgage, over any or all of its rights, title and interest in, to and under this Agreement and/or the Vessel and/or the Works and its insurances, in favour of any Person providing finance to the Owner, subject to direct agreements between such Person and the Contractor which are reasonably acceptable to the Contractor and such Person being put in place.

152 ©Copyright Golar LNG. All rights reserved. ARTICLE 24 STEP-IN AGREEMENT 24.1 The Contractor shall, upon the Owner’s request, enter into and deliver to the Owner the step-in agreement with the Lessee, the Lessee credit providers and the Lender (“Step-In Agreement”). The Step-in Agreement shall be in the form contained in Exhibit N but subject to any reasonable amendments which the Contractor, the Lessee, the Lessee’s credit providers and the Lender require. 24.2 Following a request by the Lessee, the Contractor shall enter into a novation of this Agreement to the Lessee on termination of the Lease and Operate Agreement or as set out in the Step-in Agreement. 24.3 In the event of the novation of this Agreement to the Lessee, the Contractor shall promptly on request and at its own cost make available to the Lessee such FLNG Facility Information as is reasonably required to complete the construction and commissioning of the Vessel in accordance with this Agreement.

153 ©Copyright Golar LNG. All rights reserved. ARTICLE 25 INDEMNITIES; LIMITATIONS OF LIABILITY Contractor Indemnities 25.1 The Contractor is liable for, and shall defend, indemnify and hold harmless the Owner and each member of the Owner Group from and against any Claims arising out of or in connection with the performance or non-performance of this Agreement in respect of: 25.1.1 any loss of or damage to property of any member of the Contractor Group, or any injury to or ill health, disease or death of any members of the Contractor Group, howsoever caused and even if caused by any act, omission, fault, negligence or breach of duty (statutory or otherwise) of any member of the Owner Group; 25.1.2 injury to, ill health, disease or death of, or loss of or damage to the property of, any Third Party to the extent that such injury, ill health, disease, death, loss or damage is caused by the act, omission, fault, negligence or breach of duty (statutory or otherwise) of any member of the Contractor Group; 25.1.3 any loss of or damage to the Vessel or the Works, spare parts (including Owner’s Spare Parts and Commissioning Spares), Materials and Equipment, OFE that has been delivered to the Conversion Yard and other physical property to be used for the Works or incorporated into the Vessel, while such items are within the care and custody of the Contractor pursuant to Article 11.13 or Article 11.14, howsoever caused and even if caused by any act, omission, fault, negligence or breach of duty (statutory or otherwise) of any member of the Owner Group; 25.1.4 any pollution, contamination, environmental damage, spills, leaks or discharge having escaped, been released or discharged from any equipment, materials or other property in the care, custody, possession or control of any member of the Contractor Group arising out of or in connection with an act, omission, fault or breach of duty (statutory or otherwise) of any member of the Contractor Group where such act, omission, fault or breach of duty (statutory or otherwise) occurs: 25.1.4.1 prior to the date on which the Vessel leaves the Conversion Yard; or 25.1.4.2 in the performance or non-performance of the Project Site Works by the Contractor,

154 ©Copyright Golar LNG. All rights reserved. regardless whether the Claim was caused by or resulted from the Wilful Misconduct of the Senior Supervisory Personnel of a member of the Owner Group. Owner’s Indemnities 25.2 The Owner is liable for and shall defend, indemnify and hold harmless the Contractor and each member of the Contractor Group from any Claims arising out of or in connection with the performance or non-performance of this Agreement in respect of: 25.2.1 any loss of or damage to property of any member of the Owner Group (excluding the Works, the Vessel, spare parts (including Owner’s Spare Parts and Commissioning Spares), Materials and Equipment, OFE that has been delivered to the Conversion Yard and other physical property to be used for the Works or incorporated into the Vessel) or any injury to, or ill health, disease or death of any members of the Owner Group, howsoever caused and even if caused by any act, omission, fault, negligence or breach of duty (statutory or otherwise) of any member of the Contractor Group; 25.2.2 injury to, ill health, disease or death of, or loss of or damage to the property of, any Third Party to the extent that such injury, ill health, disease, death, loss or damage is caused by the act, omission, fault, negligence or breach of duty (statutory or otherwise) of any member of the Owner Group; and 25.2.3 any pollution, contamination, environmental damage, spills, leaks or discharge having escaped, been released or discharged from any equipment, materials or other property in the care, custody, possession or control of any member of the Owner Group arising out of or in connection with an act, omission, fault or breach of duty (statutory or otherwise) of any member of the Owner Group, where such act, omission, fault or breach of duty (statutory or otherwise) occurs after the date on which the Vessel leaves the Conversion Yard and in the performance or non-performance of the Project Site Works, regardless whether the Claim was caused by or resulted from the Wilful Misconduct of the Senior Supervisory Personnel of a member of the Contractor Group. Consequential Loss 25.3 Except where amounts are expressly payable under this Agreement, to the maximum extent permitted by law: 25.3.1 No Party shall be liable to the other for any Consequential Loss suffered in connection with or arising out of this Agreement; and

155 ©Copyright Golar LNG. All rights reserved. 25.3.2 The Contractor shall indemnify and hold harmless the Owner and each member of the Owner Group from and against any and all Consequential Loss that the Contractor and any member of the Contractor Group may suffer in connection with or arising out of or in connection with the performance or non-performance of this Agreement, whether such liability arises under contract or in tort or otherwise at law, irrespective of cause and notwithstanding any negligence, fault, act, omission, breach of duty (statutory or otherwise), Wilful Misconduct or other failure on the part of the Owner or any member of the Owner Group; and 25.3.3 The Owner shall defend, indemnify and hold harmless the Contractor and each member of the Contractor Group from and against any and all Consequential Loss that the Owner and any member of the Owner Group may suffer in connection with or arising out of or in connection with the performance or non-performance of this Agreement, whether such liability arises under contract or in tort or otherwise at law, irrespective of cause and notwithstanding any negligence, fault, act, omission, breach of duty (statutory or otherwise), Wilful Misconduct or other failure on the part of the Contractor or any member of the Contractor Group. 25.3.4 The provisions of Article 25.3 shall not apply to and shall not in any way affect or reduce the liabilities of the Contractor under Article 25.1.2 or the liabilities of the Owner under Article 25.2.2 or the liabilities of the Contractor under Article 4.21, Article 11.11 and Article 22.8.3. 25.4 For the purposes of this Agreement, “Consequential Loss” means: 25.4.1 indirect or consequential loss under English law; and 25.4.2 loss of profits or revenue or anticipated profits or revenue, loss of business and business interruption, loss of hire, loss of production and loss of contracts, in each case whether direct, indirect or consequential, whether or not foreseeable. Limitations of Liability 25.5 Subject always to Article 25.6, but otherwise notwithstanding any other provision herein to the contrary or inconsistent herewith, it is expressly agreed that the Contractor’s liability under this Agreement, howsoever arising, including but not limited to liquidated and unliquidated damages and/or termination and/or repudiation and/or breach of contract and/or negligence of the Contractor, irrespective of whether such liability arises under this Agreement and/or in tort and/or under statute and/or pursuant to any other cause whatsoever shall not in the aggregate exceed (as the case may be):

156 ©Copyright Golar LNG. All rights reserved. 25.5.1 [*****]; 25.5.2 [*****]; or 25.5.3 [*****], In the event that either or both Parties hold the view that the Contractor’s liability results from one or more of Articles 25.5.1, 25.5.2 and/or 25.5.3, or there is disagreement between the Parties as to which of Articles 25.5.1, 25.5.2 and/or 25.5.3 shall apply, the Article that results in the greatest liability of the Contractor to the Owner shall apply (and in the event that the amount in question is in a currency other than US Dollars, the amount in US Dollars shall be calculated using the currency conversion rate in Exhibit B). 25.6 The limitations and Contractual Cap contained in Article 25.5 do not apply to: 25.6.1 any breach of the Contractor’s obligations under Article 11 (Title to the Donor Vessel, the Works and Intellectual Property); 25.6.2 any Claims under this Article 25 (Indemnities; limitations of liability); 25.6.3 the extent the Contractor recovers insurance proceeds from policies required under Article 26 (Insurances) in respect of the liability, or would have recovered insurance proceeds if it had complied with this Agreement and the insurance policy and taken all reasonable steps to do so; 25.6.4 the Contractor abandoning or repudiating or renunciating this Agreement; 25.6.5 any Claims under Article 22.8.4; 25.6.6 any breach of Article 22.8.5; 25.6.7 any Claims under Article 31 (Sanctions, Compliance and Human Rights); 25.6.8 any Claims under Article 32 (Anti-bribery); 25.6.9 any breach of the Contractor’s obligations under Article 35 (Confidentiality); 25.6.10 unless expressly stated otherwise in this Agreement, the Contractor’s costs for re-performance by the Contractor’s Group of any of the Works prior to Contractor Final Acceptance; 25.6.11 any claim for fraud; and 25.6.12 any Claim made by the Owner in accordance with Article 6.11.

157 ©Copyright Golar LNG. All rights reserved. ARTICLE 26 INSURANCE Builder’s All Risk (BAR) Insurance 26.1 From the Donor Vessel delivery date or the date of any Material or Equipment delivery to the Conversion Yard, whichever is earlier, to the Actual Ready for Sailaway Date, the Contractor shall keep the Vessel, the Works, the Materials and Equipment, and all other machinery, materials, equipment, appurtenances and outfit and OFE delivered to the Conversion Yard or built into or installed in or upon the Vessel, insured against all risks under coverage corresponding to the Institute of London Underwriters’ Institute Clauses for Builders’ Risks (1/6/88) (hereafter referred to as the “BAR”). 26.2 The amount of such BAR insurance coverage shall, up to the Actual Ready for Sailaway Date, be an amount at least equal to the aggregate of: 26.2.1 the aggregate of the payments made by the Owner to the Contractor; 26.2.2 the value of the Donor Vessel (USD 77.5 million); 26.2.3 the value of OFE as and when any of them are delivered to the Contractor at the Conversion Yard; 26.2.4 [*****]; and 26.2.5 Pre-Contract Costs 26.3 The BAR shall include from the Donor Vessel delivery date or the date of any Material or Equipment delivery to the Conversion Yard, whichever is earlier, to the Actual Ready for Sailaway Date all Subcontractors of any tier for all risks of loss or damage in respect of the Vessel, the Works and all Materials and Equipment and all other machinery, materials, equipment, appurtenances, outfit and any OFE within the Subcontractors’ custody and control, including at the Conversion Yard or the Subcontractor Sites (unless such risk at Subcontractor Sites and during transportation is covered to an equivalent extent by the Subcontractors’ own insurance). 26.4 In the event the Vessel is damaged by any insured cause whatsoever and: 26.4.1 such damage is not determined by the underwriters to be an actual or a constructive total loss of the Vessel, the Contractor and the Owner shall apply the amount recovered under the BAR policy to the repair of such damage to the reasonable satisfaction of the Owner and the Classification Society, and the Owner shall accept the Vessel if completed in accordance with this Agreement, subject to the Contractor being entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10 in

158 ©Copyright Golar LNG. All rights reserved. respect of any critical delay caused by the damage or the repair thereof, unless such damage was caused by fraud, illegal act, wilful default or Wilful Misconduct of the Contractor and/or any member of the Contractor Group. The Contractor shall not in any event be entitled to any adjustment to the Contract Price; or 26.4.2 Such damage is determined by the underwriters to be an actual or constructive total loss of the Vessel, the Contractor shall either: 26.4.2.1 subject to agreement by the Parties in writing, proceed in accordance with the terms of this Agreement, in which case the amount recovered under the insurance policy shall be applied to the reconstruction of the Vessel, provided the Parties shall have first agreed in writing as to such reasonable postponement of any Key Contract Dates that have not yet been achieved and adjustment of the Project Schedule and other terms of this Agreement including the Contract Price as may be necessary for the completion of such reconstruction; or 26.4.2.2 pay the insurance proceeds under the BAR insurance policy to the Owner promptly upon receipt thereof less the value of any Works performed by the Contractor up to the date the damage occurred which has not been paid for by the Owner, whereupon this Agreement shall be deemed to be terminated and all rights, duties, liabilities and obligations of each of the Parties to the other shall terminate forthwith. If the Parties fail to reach agreement pursuant to Article 26.4.2.1 within two (2) months after the Vessel is determined to be an actual or constructive total loss, the provisions of Article 26.4.2.2 shall apply Hull & Machinery and P&I 26.5 From the Actual Ready for Sailaway Date until Contractor Final Acceptance, the Owner shall maintain comprehensive hull and machinery, protection and indemnity insurance with a Protection and Indemnity Club which is a member of the International Group of Protection and Indemnity Clubs and any operational insurance policies over the Vessel covering at least the declared value of the Vessel. Co-assurance & Waiver of Subrogation 26.6 The insurance required to be taken out by the Contractor shall name the Owner as an additional insured and the Contractor shall ensure each relevant underwriter waives any right of recourse against the Owner Group, including in particular subrogation rights against the Owner Group, in each case in respect

159 ©Copyright Golar LNG. All rights reserved. of each insurance policy, irrespective of the negligence or breach of duty of any member of the Owner Group. 26.7 The insurance required to be taken out by the Owner shall name the Contractor as an additional insured and the Owner shall ensure each relevant underwriter waives any right of recourse against the Contractor Group, including in particular subrogation rights against the Contractor Group, in each case in respect of each insurance policy, irrespective of the negligence or breach of duty of any member of the Contractor Group. Other Insurance 26.8 The Parties shall, at their respective cost and expense, effect and maintain the following insurances during the periods set out: 26.8.1 In the case of the Contractor: 26.8.1.1 Workmen’s Compensation and Employer’s Liability Insurance as prescribed by applicable laws of China; 26.8.1.2 Commercial General Liability Insurance with limits of not less than [*****] per occurrence and [*****] in aggregate; 26.8.1.3 additional insurance required by any Applicable Law; and 26.8.1.4 such other additional insurance as the Parties agree is reasonably necessary and available on reasonable commercial terms; 26.8.2 In the case of the Owner: 26.8.2.1 Insurances (coverage shall include the Contractor and all Subcontractors of any tier) against all risks of loss or damage in respect of the Vessel, the Project Site Works and all Equipment and Materials and appurtenances at the Project Site from the date of Actual Ready for Sailaway; 26.8.2.2 Any Workmen’s Compensation and Employer’s Liability Insurance or the equivalent thereof covering its employees as prescribed by the states or countries of residence of such employees; 26.8.2.3 Commercial General Liability Insurance with the same limits as that applicable for the Contractor.

160 ©Copyright Golar LNG. All rights reserved. General 26.9 The Contractor shall, as it deems necessary adopting Reasonable and Prudent Practice, cause each Subcontractor of any tier to purchase and maintain policies of insurance which are commercially reasonable in relation to the goods and/or services provided by such Subcontractor. 26.10 The Contractor shall provide to the Owner evidence of all insurance that the Contractor is required to take out and maintain in accordance with this Article within two (2) months of the NTP Date, except for the BAR insurance which shall be provided within thirty (30) days after its commencement, and at least once each year during the term of this Agreement (and in addition within fourteen (14) Business Days of any request for the same if requested in writing by the Owner). The receipt of such information shall not impose any obligation on the Owner. 26.11 All insurances required to be taken out and maintained by the Contractor shall be obtained from insurers with a Standard and Poor’s claims paying ability rating of at least A- (or equivalent) or as approved in advance in writing by the Owner. 26.12 For the avoidance of doubt, the cost of all insurances required to be taken out and maintained by the Contractor are part of the Contract Price. 26.13 If the Contractor fails to effect any of the insurances which it is required by this Agreement to effect or fails to maintain in force and in accordance with the terms of this Agreement any of the insurances which it is required by this Agreement to effect and maintain, the Owner may, but shall not be obliged to, effect and keep in force any such insurances and pay such premiums as may be necessary for such purpose and may deduct the premiums (and also any deductibles) paid from amounts otherwise due to the Contractor pursuant to this Agreement. 26.14 The Parties shall comply with the terms of the insurance policies and the Parties shall not do or omit to do any act that would be grounds for an insurer to refuse to pay a claim made under any of the insurance policies. Each Party shall provide information requested by the other Party (acting reasonably) for the purposes of effecting and/or renewing a policy and/or any claim or potential claim. 26.15 Insurances effected and maintained by each Party shall: 26.15.1 provide that the insurance is primary with respect to the interests of the Contractor and the Owner and provide that any other insurance effected and maintained by the other Party is excess to and not contributory with the insurance effected in accordance with this Agreement; and 26.15.2 include a cross liability endorsement that the policy must operate in the same manner as if there was a separate policy of insurance covering each party insured and a failure by any insured party to

161 ©Copyright Golar LNG. All rights reserved. observe and fulfil the terms and conditions and a failure by any insured party to observe and fulfil the terms and conditions will not affect the other Party.

162 ©Copyright Golar LNG. All rights reserved. ARTICLE 27 HEALTH, SAFETY AND THE ENVIRONMENT Health & Safety 27.1 The Contractor shall perform the Works in compliance with, and shall cause its employees and Subcontractors and all other members of the Contractor Group to comply, in all respects, with the provisions of this Agreement, (including but not limited to the “HSE Requirements” in Exhibit E, the HSE Plan and all Applicable Laws relating to health, safety and the environment, including laws, rules and regulations of governmental agencies having jurisdiction in the country where any of the Works are being performed. The Contractor is also responsible for providing and maintaining a safe and healthy work environment on its premises and at the Conversion Yard. The Contractor shall provide, at no additional cost to the Owner, all necessary safety induction of the Owner’s personnel, Owner’s representatives and representatives of the Inspection Parties at the Conversion Yard. 27.2 The Owner shall and shall ensure that each member of the Owner’s personnel shall, at all times, comply with all the Contractor regulations and Applicable Laws relating to health, safety and the environment. 27.3 In relation to the Vessel, the Contractor shall comply with all relevant regulations and guidelines issued by the International Maritime Organisation and the Oil Companies International Marine Forum and with the recommendations and guidelines issued from time to time by the Society of International Gas Tanker and Terminal Operators. 27.4 The Contractor shall provide and keep readily available in good working order all safety appliances necessary for the Works as well as those reasonably necessary in accordance with good industry practices for safe operation and prescribed by proper bodies and competent authorities. 27.5 The Contractor shall inform the Owner of any injury/damage to its Personnel or equipment and to the Owner’s personnel or materials. The Owner shall immediately inform the Contractor during the performance of the Works at the Conversion Yard or the Project Site of any situation of which it is aware that is potentially hazardous to workers. 27.6 The Owner shall provide each member of the Owner’s personnel at the Conversion Yard and Project Site with, or require them to have, appropriate Personal Protective Equipment (PPE) and shall ensure that they use them correctly while working in the Conversion Yard or the Project Site. 27.7 The Owner shall ensure that its employees and each member of the Owner’s personnel at the Conversion Yard and Project Site comply with the health, safety and environmental requirements in this Agreement. The Contractor shall be entitled to bar any employee of the Owner or any member of the Owner’s

163 ©Copyright Golar LNG. All rights reserved. personnel who fails to comply with such health, safety and security regulations and Applicable Laws from entry to the Conversion Yard’s premises. 27.8 Owner shall inform the Contractor of the applicable health, safety and security arrangements at the Project Site, prior to the Contractor's requirement to commence the Project Site Works, such arrangements to be acceptable to the Contractor (acting reasonably). Environment 27.9 The Contractor shall give all notices and otherwise fully comply with all laws, statutes, regulations, ordinances, rules, standards, orders or determinations of any Governmental Authority (including related determinations, interpretations, orders or opinions of any judicial or administrative authority) which has jurisdiction over the Contractor and the performance of this Agreement pertaining to the protection or conservation of the air, land, human health, industrial hygiene or other aspects of the environment which are directly applicable to the performance of this Agreement. 27.10 In the event that the Owner fails to comply with its obligations under this Article, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10.

164 ©Copyright Golar LNG. All rights reserved. ARTICLE 28 REPRESENTATIONS AND WARRANTIES Representations and Warranties of the Owner 28.1 The Owner represents and warrants to the Contractor that: 28.1.1 It is a company duly organized and validly existing under the laws of Marshall Islands, and is authorised and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, or business. 28.1.2 It is not in violation of any Applicable Law or judgment entered by any Governmental Authority, which violations, individually or taken together, would materially and adversely affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceedings by or before any Governmental Authority, now pending or (to the best of its knowledge) threatened against it that, if adversely determined, could reasonably be expected to have a material adverse effect on its financial condition, operations, prospects or business, as a whole, or its ability to perform under this Agreement. 28.1.3 It is the holder of all Permits and Consents required to permit it to operate or conduct its business now and as contemplated by this Agreement and to carry out the provisions of this Agreement. 28.1.4 Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated, or compliance with the terms and provisions hereof, will conflict with, or result in a breach of, or require any consent under, its charter or by- laws, or any Applicable Law or regulation or any order, writ, injunction or decree of any court, or any agreement or instrument to which the Owner is a party or is bound or to which it is subject, or constitute a default under any such agreement or instrument. 28.1.5 It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Owner of this Agreement has been duly authorised by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against the Owner in accordance with its terms.

165 ©Copyright Golar LNG. All rights reserved. In the event that the Owner is in breach of any of its representations and warranties, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10. Representations and Warranties of the Contractor 28.2 The Contractor represents and warrants to the Owner that, as of the Effective Date: 28.2.1 It is validly existing and in good standing under the laws of its jurisdiction of incorporation and is authorised and qualified to do business in all jurisdictions in which the nature of the business conducted by the Contractor makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations or business. 28.2.2 It is not in violation of any Applicable Law or judgment entered by any Governmental Authority, which violations, individually or taken together, would materially and adversely affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Authority, now pending or (to the best of its knowledge) threatened against the Contractor that, if adversely determined, could reasonably be expected to have a material adverse effect on the Contractor’s financial condition, operations, prospects or business, as a whole, or its ability to perform under this Agreement. 28.2.3 It holds all Permits and Consents required to permit the Contractor to operate or conduct its business now and as contemplated by this Agreement and to carry out the provisions of this Agreement, except so far as the obtaining of such Permits and Consents is a part of the provisions of this Agreement. 28.2.4 Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated, or compliance with the terms and provisions hereof, will conflict with, or result in a breach of, or require any consent under, any of the Contractor’s charters or by-laws, or any Applicable Law or regulation or any order, writ, injunction or decree of any court, or any agreement or instrument to which the Contractor is a party or is bound or to which the Contractor is subject, or constitutes a default under any such agreement or instrument. 28.2.5 The Contractor has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Contractor of this Agreement has been duly authorised by all necessary action on its

166 ©Copyright Golar LNG. All rights reserved. part; and this Agreement has been duly and validly executed and delivered by the Contractor and constitutes the Contractor’s legal, valid and binding obligation, enforceable against the Contractor in accordance with its terms. 28.2.6 The Contractor has conducted appropriate risk-based due diligence on any Subcontractor which will be performing a substantial or significant part of the Works, and that each Subcontractor is suitable (technically, financially and from a compliance perspective) to perform that part of the Work subcontracted to them. 28.2.7 Without prejudice to its rights under this Agreement (including its rights under Article 5.4), the Contractor has satisfied itself before entering into this Agreement as to the Scope of Work and Basis of Design including the Personnel, Material, Equipment, plant and facilities required to perform the Work, and the sufficiency of the Contract Price

167 ©Copyright Golar LNG. All rights reserved. ARTICLE 29 DISPUTE RESOLUTION Governing Law 29.1 This Agreement, and any non-contractual disputes or claims arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of England and Wales, excluding any provision that would apply the law of another jurisdiction. Escalation; Mediation 29.2 It is the intent of the Parties to use reasonable efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered hereby that may arise from time to time, on a mutually acceptable negotiated basis. In furtherance of the foregoing, a Party involved in a dispute, controversy or claim against the other Party shall, (save where this Agreement otherwise expressly provides for such dispute, controversy or claim to be resolved by Expert Determination or by Arbitration) serve on that other Party a notice (an “Escalation Notice”) demanding an in-person meeting involving representatives of the Parties at a senior level of management (or if the Parties agree, of the appropriate strategic business unit or division within such entity). 29.3 A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of the Party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the Parties may be established by the Parties from time to time; provided, however, that the Parties shall use reasonable efforts to meet within thirty (30) days after the Escalation Notice. 29.4 The Parties shall seek to resolve any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, by mutual consultation. If the Parties are unable to resolve the dispute amicably within thirty (30) days after the date of the service of the Escalation Notice, either Party may issue a written notice of a dispute (or such other extended period as may be mutually agreed to in writing by the Parties). Such dispute may be referred to expert determination (if the Parties so agree) or arbitration in accordance with this Article 29. Any award or decision by the tribunal or the expert in an Expert Determination setting shall be final and binding on the Parties provided the Party may have recourse to an appeal in the event of an arbitration award and a challenge pursuant to Article 29.10 in the event of Expert Determination.

168 ©Copyright Golar LNG. All rights reserved. Expert Determination 29.5 Any dispute that pursuant to this Agreement is to be referred to Expert Determination or is by mutual agreement by the Parties in writing referred to Expert Determination shall be referred to an expert for determination (“Independent Expert”) pursuant to Articles 29.5 to 29.12. The Party that requires a dispute to be submitted to an Independent Expert shall send a written notice to the other Party specifying that such dispute shall be submitted to an Independent Expert who shall be designated to consider and decide the issues raised by such dispute (a “Technical Dispute Submission”). 29.6 The Parties shall discuss and seek to agree on a designated Independent Expert within fourteen (14) Days of the date of the relevant Technical Dispute Submission. If the Parties fail to agree on the Independent Expert within the time period stipulated above, upon the request of any of the Parties to the Technical Dispute Submission, the International Chamber of Commerce (“ICC”) International Centre for ADR shall appoint such Independent Expert in accordance with the ICC Rules for the Appointment of Experts and Neutrals, subject to the provisions set forth in Articles 29.5 to 29.12. Within twenty one (21) Days of the appointment of the Independent Expert, the Parties shall submit to the Independent Expert a notice (a “Position Notice”) setting forth such Party’s position in respect of the issues in dispute. Such Position Notice shall include supporting documentation, if appropriate. 29.7 If, however, there is an ongoing dispute on the same or similar facts or matters between the Owner and the Lessee which is the subject of or potentially the subject of Expert Determination under this Article 29.5 to Article 29.12, the Parties shall endeavour to agree the same Independent Expert as in the corresponding dispute between the Owner and the Lessee. If the Parties are unable to agree on an Independent Expert and request the ICC International Centre for ADR to appoint the Independent Expert, and a corresponding request to the ICC has been made in relation to the dispute between the Owner and the Lessee, the Parties shall request the ICC to appoint the same Independent Expert in both disputes, if the ICC considers it appropriate to do so. 29.8 The Independent Expert shall complete all proceedings and issue his decision with reasons with regard to the dispute as promptly as reasonably possible, but in any event within thirty (30) Days of the date on which both Position Notices are submitted, unless the Independent Expert reasonably determines that additional time is required in order to give adequate consideration to the issues raised. If the Independent Expert reasonably determines that additional time is required in order to give adequate consideration to the issues raised, the Independent Expert shall state in writing his reasons for believing that additional time is needed and shall specify the additional period required, which period shall not exceed twenty one (21) Days unless the Parties agree otherwise. If the Parties agree to such additional time, the Independent Expert shall render his decision within such extended time period. In resolving a dispute, the

169 ©Copyright Golar LNG. All rights reserved. Independent Expert shall consider all facts and circumstances he deems reasonable given the nature of the dispute. 29.9 If the Independent Expert fails to notify the Parties of his decision with respect to any dispute referred to him within the time limits specified in Article 29.8 above, either Party may give notice to the Independent Expert (copying the other Party) requesting the Independent Expert to inform the Parties of its decision within fourteen (14) Days from the date of such notice, failing which either Party may give notice that the dispute is to be decided by arbitration pursuant to Article 29.13 below, whereupon the Independent Expert shall give no further consideration to the dispute and shall not issue a decision. 29.10 The decision of the Independent Expert may only be challenged on the grounds of (i) procedural unfairness, (ii) the Independent Expert materially departed from his instructions or (iii) manifest error or fraud. A Party wishing to challenge the Independent Expert’s decision shall issue a written notice of dissatisfaction with the decision to the other Party to the dispute, with a copy to the Independent Expert, within thirty (30) Days of such Party’s receipt of the Independent Expert’s decision, in which event such dispute shall be referred to arbitration pursuant to Article 29.13 below provided such Party commences arbitration within sixty (60) Days from the date of the receipt by the other Party of the notice of dissatisfaction and, in such circumstances where a Party challenges the decision of the Independent Expert on grounds (i) – (iii) of this Article 29.10, the arbitral tribunal shall have the power to determine whether the Party`s challenge on grounds (i)-(iii) of this Article 29.10 is valid and, if it is, to determine the dispute that is the subject of the Independent Expert’s decision ab initio. In such a case, the Independent Expert’s decision will remain binding on the Parties until it is superseded by any decision or award of the arbitral tribunal. If the arbitration is not commenced within such sixty (60) Day period, the Independent Expert’s decision shall, in the absence of manifest error or fraud, be final and binding upon the Parties, notwithstanding the timely notice of dissatisfaction given by the dissatisfied Party. 29.11 All individuals appointed by the Parties or the ICC International Centre for ADR as an Independent Expert shall be independent of the Parties and shall be experienced in comparable projects and have the expertise in the area to which such dispute relates. 29.11.1 The Independent Expert shall have the power to award costs as well as interest on any sums awarded as it deems appropriate. All fees and expenses incurred by the Independent Expert shall be borne by the Parties to the dispute in equal shares unless the Independent Expert decides otherwise. Each Party shall bear its own costs of participating in the expert determination process (including the costs of its advisors or consultants).

170 ©Copyright Golar LNG. All rights reserved. 29.11.2 The Independent Expert will determine its own procedures for the resolution of the dispute. The Independent Expert shall act as an expert and not as an arbitrator. 29.12 All proceedings (including all documents submitted in connection with such proceedings) before the Independent Expert shall be conducted in the English language and shall be kept confidential among the Parties and the Independent Expert. The decision of the Independent Expert shall be binding on the Parties until it is superseded by any decision or award of the tribunal pursuant to Article 29.13. Arbitration 29.13 Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, and any non-contractual disputes, that have not been settled amicably by the Parties under Escalation: Mediation pursuant to Articles 29.2 to 29.4 or by Expert Determination pursuant to Articles 29.5 to 29.12 or if this Agreement expressly states that a dispute is to be resolved by arbitration, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration (“LCIA”) Rules and administered by the London Court of International Arbitration (“LCIA”), which Rules are deemed to be incorporated by reference into this Article 29.13. The number of arbitrators shall be three. Each Party may nominate one arbitrator. The Parties hereby agree for the purpose of rule 6.1 of the LCIA Rules (or any equivalent provisions in the subsequent edition of the LCIA Rules) that there shall be no restriction on the nationality of the arbitrator. The seat, or legal place, of arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English.

171 ©Copyright Golar LNG. All rights reserved. ARTICLE 30 APPLICABLE TAXES AND FOREIGN TRADE 30.1 The Contractor shall bear and pay all Taxes imposed in China in connection with the execution and performance of the Works, excluding any Taxes imposed in China upon OFE. The Contractor warrants that it has taken into account all such Taxes applicable to the Works and shall under no circumstances be entitled to any adjustment of the Contract Price or other remuneration or compensation in respect of any such Taxes. 30.2 The Owner shall bear and pay all Taxes imposed outside China in connection with the Works, except the following which shall be born and paid by the Contractor: (i) Taxes imposed upon Subcontractors outside China in connection with the Works; and (ii) Taxes imposed on items and/or services procured by the Contractor or Subcontractors in connection with performance of the Works. 30.3 The Owner shall have the right to withhold from sums otherwise due to the Contractor any taxes or other amounts required by Applicable Law which demands the Owner to withhold taxes owed by the Contractor. The Owner shall use reasonable efforts to secure and provide the Contractor with available Governmental Authority receipts evidencing such requirement regarding the payment of taxes so withheld. In such a case, the Owner shall separately and clearly identify and inform the Contractor of the same. 30.4 The Contractor shall supply all documents required to the eventual reduction or elimination of withholding to be performed by the Owner, upon notification. 30.5 The Owner shall supply to the Contractor all the documentation required (if any) to enable due compensation of any Contractor Taxes that are withheld and paid to local tax authorities for Taxes due by the Contractor under the laws of the jurisdiction to which the Contractor is subject. 30.6 The Contractor warrants that it possesses operational capacity to achieve its corporate purposes and is the Effective Beneficiary of the income earned by virtue of this Agreement. 30.6.1 The operational capacity herein stated is evidenced by, among others, facilities and human resources applied to the achievement of this operation(s). 30.6.2 “Effective Beneficiary” for the purposes of this Article 30.6 means the natural Person or legal entity not incorporated for the sole or primary purpose of tax savings, which earn such values on its own behalf and not as agent, trustee or authorised representative on behalf of a Third Party. 30.6.3 If during the performance or after termination of this Agreement, tax authorities observe the insufficiency of the operational capacity of the

172 ©Copyright Golar LNG. All rights reserved. Contractor, or overrule its status as Effective Beneficiary of income paid by virtue of this Agreement, the Contractor shall be responsible for compensating losses caused to the Owner, without any deduction or withholding, including due to the imposition of administrative penalties, with the consequent reimbursement or compensation of amounts paid or in escrow account related to legal proceedings, upon making the payment or deposit in court. 30.7 The Contractor undertakes to issue billing documents in accordance with the tax laws and the provisions of this Agreement. 30.7.1 If, during or after the performance of this Agreement, the tax authorities or the Owner find that the Contractor presented a tax document in disagreement with the tax legislation in force or with this Agreement, the Contractor shall submit a substitute document, in accordance with that legislation, and proceed with administrative actions with the respective tax authorities to cancel the rejected document, under the terms of the relevant legislation. 30.7.2 In the event of a tax assessment against the Owner due to non- compliance with the Contractor’s obligations under Article 30.4 or Article 30.6 at any time, the Contractor shall reimburse the losses caused to the Owner, without any deduction or withholding, with the consequent reimbursement or compensation of amounts paid or in escrow account related to legal proceedings, at the time of payment or court deposit, plus costs incurred by the Owner in its eventual defence, in administrative and / or judicial proceedings. This Article 30.7.2 shall reciprocally apply to the Owner in the event of a tax assessment against the Contractor due to non-compliance with the Owner’s obligation under Article 30.5. 30.7.3 Both Parties assume full responsibility for any liens that may be imposed upon the other Party by virtue of a tax document that it issues in disagreement with the applicable legislation. Foreign Trade 30.8 Regarding Materials and Equipment and any other goods supplied or provided in connection with the Works (and in respect of OFE, as set out in Article 30.8.2): 30.8.1 The Contractor shall be responsible for any and all costs and charges arising or resulting from the export, import, and transport of all Materials and Equipment and any other goods supplied by it or by the Owner or by any Person authorised by it in connection with the Works. 30.8.2 The Owner shall be responsible for payment of all customs duty payable in respect of OFE and the Contractor is responsible for all

173 ©Copyright Golar LNG. All rights reserved. customs duties payable in respect of any importation of any property of members of the Contractor Group. The Contractor shall assist the Owner in the event of any application for import duties relief, where possible, in accordance with Applicable Law. 30.8.3 The costs of storage, stowage, rental of containers, demurrage, and any other costs resulting from this Agreement shall be part of the Contract Price. 30.8.4 The Contractor shall transport the Materials and Equipment and other goods to be imported by air, land or sea in accordance with the Applicable Law and shall be responsible for any loss or damage resulting from noncompliance with Applicable Law. 30.8.5 The Contractor shall be responsible for any loss or damage resulting from the transportation or handling during import or export stages, or during the construction and assembly of the Vessel using such Materials and Equipment and other goods. 30.9 In the event that the Owner fails to comply with its obligations under this Article, the Contractor shall be entitled to issue a Contractor VOR and claim a Variation in accordance with and subject to the terms of Article 10.

174 ©Copyright Golar LNG. All rights reserved. ARTICLE 31 SANCTIONS, COMPLIANCE AND HUMAN RIGHTS Sanctions 31.1 With regard to Works in connection with this Agreement, each Party represents and warrants to the other that it and the members of its Group: 31.1.1 have not used and will not use assets, rights or values proceeding, directly or indirectly, from illicit activities, nor have they hidden or dissimulated the nature, origin, location, disposition, transfer or ownership of such assets, rights or values; 31.1.2 have complied and will comply with Sanctions; 31.1.3 neither Party has or will knowingly engage in any unlawful dealings or transactions with or for the benefit of a person or entity in Russia or Belarus, nor does the Party have any plans to engage in any unlawful dealings or transactions with or for the benefit of a Sanctioned Person or Country. 31.2 Each Party represents and warrants that neither it nor any of its Affiliates (i) is targeted by any Sanctions; (ii) is owned or controlled by a Person or entity targeted by any Sanctions; or (iii) is located in, has been incorporated in, or is resident in a country targeted by any Sanctions. 31.3 Notwithstanding anything to the contrary elsewhere in this Agreement, neither Party shall be obliged to act in any way or to perform, and nothing in this Agreement is intended, or should be interpreted or construed as requiring or inducing either Party to act in any way or to perform, any obligation otherwise required by this Agreement (including an obligation to (i) perform, deliver, accept, sell, purchase, pay or receive monies to, from or through a Person or entity, or (ii) engage in any other acts) if this would be in violation of, inconsistent with, penalised or prohibited by, or expose either Party to punitive measures under Sanctions. 31.4 Where any performance by either Party of any or all obligations would be in violation of, or expose the other Party to punitive measures under Sanctions, the non-violating Party shall, upon prior written notice to the violating Party, be entitled to immediately suspend the performance of the relevant or all obligation (whether a payment or performance obligation) until such time as the non- violating Party may lawfully discharge such obligation. If such suspension (i) continues for a period of thirty (30) days or more and such suspension is continuous and without interruption; or (ii) if the total suspension by the relevant non-violating Party pursuant to this Article totals forty five (45) days or more, then the non-violating Party has the option to terminate this Agreement with immediate effect.

175 ©Copyright Golar LNG. All rights reserved. 31.5 Where a Party becomes a Restricted Party, the non-violating Party shall, upon prior written notice, be entitled to immediately suspend the performance of the obligation (whether a payment or performance obligation) until such time as the non-violating Party may lawfully discharge such obligation. If such suspension (i) continues for a period of 30 Days or more and such suspension is continuous and without interruption; or (ii) if the total suspension pursuant to this Article totals 45 Days or more, then the suspending Party has the option to terminate the Agreement with immediate effect. 31.6 In the event that this Agreement is terminated by a Party in accordance with Article 31.4, 31.5 and 31.8 then the following shall apply, to the extent lawful: 31.6.1 the Owner shall pay the Contractor all unpaid Instalments relating to Milestones that have been achieved by the Contractor prior to the termination; 31.6.2 the Owner shall pay the Contractor an amount equal to [*****] at the time of termination less any amounts previously paid to the Contractor for the Works; 31.6.3 if this Agreement is terminated pursuant to Article 31.4, 31.5 and 31.8 prior to Actual Ready For Sailaway, the Owner shall pay the Contractor on a reimbursable basis for the Contractor’s reasonable and documented costs of assisting the Owner to make the Vessel seaworthy for departure from the Conversion Yard if requested by the Owner to do so; 31.6.4 the provisions of Articles 22.8.1 - 22.8.10 shall apply notwithstanding that this Agreement has been terminated pursuant to Article 31.4 rather than for Contractor Default under Article 22.7; 31.6.5 the Contractor shall not be entitled to any further payment from the Owner, including without limitation in respect of further Instalments or in respect of any other costs and expenses of the Contractor arising out of or relating to this Agreement or the termination of this Agreement by the Owner; and 31.6.6 the Parties shall have no further liability to each other, other than with respect to the Surviving Obligations and any rights and obligations that have accrued prior to termination (including in relation to Non- Conformities); 31.7 Notwithstanding the provisions of Articles 31.5, neither Party shall be required to make any payments in breach of any Sanctions and the Parties shall discuss in good faith how to make such payments, or provide security for such payments, without breaching any Sanctions.

176 ©Copyright Golar LNG. All rights reserved. 31.8 Neither Party shall, nor shall a Party knowingly permit or authorise any member of its Group to, directly or indirectly, procure any equipment or enter into any arrangement or do anything in connection with this Agreement or the Works with, or for the benefit of, any Restricted Party (except to the extent that such act or arrangement is in compliance with Sanctions and would not reasonably be expected to result in the Owner, Lessee or any member of the other Party’s respective Group being in breach of any Sanctions or becoming a Restricted Party under the applicable export control rules and regulations) or undertake the Works in a manner, or do or omit to do anything, that would reasonably be expected to result in the Owner or any member of the Owner Group or the Contractor or any member of the Contractor Group being in breach of any Sanctions or becoming a Restricted Party. If the final Project Site causes violation of the foregoing obligations, then the Contractor shall have the right to suspend its performance. If such suspension (i) continues for a period of thirty (30) days or more and such suspension is continuous and without interruption; or (ii) if the total suspension pursuant to this Article totals forty five (45) days or more, then the Contractor has the option to terminate this Agreement with immediate effect. 31.9 Each Party shall immediately notify the other Party in writing of any investigation or proceeding initiated by any Governmental Authority relating to any alleged violation of Sanctions and/or any breach by either Party’s Group of the obligations under this Article 31. Each Party shall make all efforts to keep the other Party informed as to the progress and disposition of such investigation or proceeding, furnishing all the information requested by the requesting Party. Compliance 31.10 Regarding the matters related to this Agreement, each Party shall: 31.10.1 maintain adequate internal controls concerning its compliance with Articles 31 and 32; 31.10.2 prepare and maintain its books and records in accordance with generally accepted accounting practices applicable to it; 31.10.3 properly record and report its transactions in a manner that accurately and fairly reflects in reasonable detail its assets and liabilities; 31.10.4 retain such books and records for a period of at least six (6) years after termination or expiration of this Agreement (whichever is later); and 31.10.5 comply with the Applicable Laws. 31.11 From the date of the signature of this Agreement until the sixth (6th) anniversary thereof, on a five (5) Business Days’ notice in advance, each Party shall give the other Party or its representatives access to its books, records, policies and

177 ©Copyright Golar LNG. All rights reserved. proceedings referred to in this Agreement, as well as to all available documents and information, and allow the requesting Party to interview its shareholders, directors, officers and employees deemed necessary by the requesting Party in order to verify the other Party’s compliance with Articles 31 and 32. 31.12 Each Party agrees to cooperate with and to assist the audit, verification or investigation conducted by the requesting Party, concerning any alleged, suspected or proven non-compliance with the obligations set out in this Agreement or contravention of the Anti-Bribery Laws or of Sanctions by either Party or by any member of either Party’s Group. 31.13 Each Party shall, on the request of the other Party, furnish a written certificate signed by an authorised representative to the effect that the Party is in compliance with this Article 31. 31.14 For the purposes of this Article 31, “Group” shall mean, with respect to each Party, its controlling and controlled companies, companies under common control, successors, permitted assigns, officers, directors, employees, representatives, agents and subcontractors. Human Rights 31.15 The Contractor confirms that it has carefully reviewed the Owner’s Corporate Code of Business Ethics and Conduct policy and confirms that it has a similar code of conduct which is consistent with the Owner’s Corporate Code of Business Ethics and Conduct policy. The Contractor shall comply in full with the same. The Contractor shall also comply in full with the UK Modern Slavery Act 2015 and the Norwegian Transparency Act. 31.16 Without in any way limiting its obligations under Article 31.15, the Contractor shall, in connection with its performance of its obligations under this Agreement, conduct its business in a manner that respects the rights and dignity of all people and internationally recognised human rights, including: 31.16.1 not employing, engaging or otherwise using forced labour, trafficked labour or exploitative child labour; nor engaging in or condoning abusive or inhumane treatment of workers; 31.16.2 providing workers with written terms and conditions under which they will work in a language understandable to the worker; 31.16.3 not requiring workers to pay charges or fees under any pretext in consideration for employment or applying deductions from the workers’ remuneration as collateral for continued service; 31.16.4 not withholding travel or other identity documents or otherwise unreasonably inhibiting the free movement of any workers (directly or indirectly);

178 ©Copyright Golar LNG. All rights reserved. 31.16.5 providing access to effective grievance mechanisms, providing equal opportunities, avoiding retaliation or discrimination and respecting freedom of association of workers, in each case within the relevant national legal framework; and 31.16.6 mitigating or avoiding adverse human rights impacts to communities arising from the Contractor activities to the extent practicable. Indemnity 31.17 Each Party (the indemnifying Party) shall defend, indemnify and hold harmless the other Party from and against any and all claims, damages, losses, penalties, costs and expenses arising from or related to any breach by the indemnifying Party of this Article 31.

179 ©Copyright Golar LNG. All rights reserved. ARTICLE 32 ANTI-BRIBERY 32.1 “Anti-Bribery Laws” shall mean any anti-bribery, anti-corruption or anti-money laundering laws or equivalent, including the United States Foreign Corrupt Practices Act 1977, the United Kingdom Bribery Act 2010 (as amended from time to time), any related enabling legislation pursuant to the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and all applicable successor legislation, and all other applicable national, regional, provincial, state, municipal or local laws and regulations that prohibit the bribery of, or the providing of unlawful gratuities, facilitation payments or other benefits to, any Government Official or any other Person. 32.2 For the purposes of this Article 32, “Prohibited Act” means any of the following: 32.2.1 to directly or indirectly offer, promise or give to any Person anything of value, monetary or nonmonetary, without limitation, to: 32.2.1.1 induce or influence that Person to perform improperly a relevant function or activity; or 32.2.1.2 reward that Person for improper performance of a relevant function or activity; or 32.2.2 to directly or indirectly request, agree to receive or accept anything of value, monetary or nonmonetary, without limitation, from any Person as an inducement or a reward for improper performance of a relevant function or activity; or 32.2.3 to violate any Anti-Bribery Laws. 32.3 For the purposes of this Article 32, “Government Official” shall mean any official or employee of any government, or any agency, ministry, department of a government (at any level), Person acting in an official capacity for a government regardless of rank or position, official or employee of a company wholly or partially controlled by a government (for example, a state owned oil company), political party and any official of a political party; candidate for political office, officer or employee of a public international organisation, such as the United Nations or the World Bank, or immediate family member (meaning a spouse, dependent child or household member) of any of the foregoing. 32.4 Each Party represents, warrants and undertakes (each as a continuing obligation) that, under and in connection with this Agreement and the Works (each reference in this sub-Article 32.4 to a “group” shall mean, as the case may be, a reference to either the Contractor Group or to the Owner Group):

180 ©Copyright Golar LNG. All rights reserved. 32.4.1 it is knowledgeable about Anti-Bribery Laws applicable to the Parties and to the performance of this Agreement and shall comply with all such Anti-Bribery Laws; 32.4.2 it and all members of its group have complied, and shall comply, with the Anti-Bribery Laws; 32.4.3 it shall not, and shall procure that no member of its group shall, commit a Prohibited Act; 32.4.4 neither it nor, to the best of its knowledge and belief, any other member of its group has made, offered or authorised or will make, offer or authorise any payment, gift, promise or other advantage, whether directly or through any other Person or entity, to or for the use or benefit of any Government Official or any Person where such payment, gift, promise or other advantage would (i) comprise a facilitation payment; or (ii) violate the Anti-Bribery Laws; 32.4.5 it and all other members of its group shall institute and maintain adequate policies, procedures and controls, including the maintenance of complete and accurate books and records and an effective system of internal accounting controls (including procedures to ensure that all transactions in connection with the Works are accurately recorded and reported in its books and records to truly reflect the activities to which they pertain, such as the purpose of each transaction and to whom it was made or from whom it was received) which are designed to prevent it or any of its employees (including any employees of any member of its group) from committing a Prohibited Act, and shall enforce those policies, procedures and controls where appropriate. 32.5 The Contractor undertakes to immediately notify the Owner if, in connection with this Agreement or the Works, the Contractor or any member of the Contractor Group receives or becomes aware of any request from a Government Official or any Person for any payment, gift, promise or other advantage of the type mentioned in this Agreement, or if the Contractor suspects, discovers or becomes aware of any breach of Article 32.4, and the Contractor shall respond promptly to the Owner’s enquiries, cooperate with any investigation and allow the Owner to audit books, records and any other relevant documentation in connection with this Agreement. 32.6 The Owner confirms that its appointment of the Contractor was expressly made on the basis that Anti-Bribery Laws would not be violated. The Contractor acknowledges that the contents of this Agreement may be disclosed by the Owner to Governmental Authorities (or its duly authorised agents) for the purpose of demonstrating compliance with this Agreement.

181 ©Copyright Golar LNG. All rights reserved. 32.7 The Contractor shall defend, indemnify and hold harmless the Owner Group from and against, any and all losses, damages, Claims, expenses (including legal costs), fines and penalties incurred by the Owner Group arising out of the Contractor representations in this Agreement being untrue or arising out of the Contractor breach of any of its representations, warranties and undertakings in this Agreement. 32.8 The Contractor shall maintain, either physically, by electronic media or on microfilm, all records and information related to this Agreement and any work statement in connection therewith for a period of six (6) years after the later of: (i) the end of the Guarantee Period or the Novated Subcontract Warranty Period (whichever is later); or (ii) in the event of termination, the date of termination. 32.9 In the event an Authority undertakes an investigation of the Owner’s violation of obligations under the Anti-Bribery Laws the Owner shall have the right to employ, at the Owner’s expense, an unaffiliated Third Party to audit all information, rates and costs and expenses related to this Agreement in connection therewith at any time during and within six (6) years after the later of: (i) the end of the Guarantee Period; or (ii) in the event of termination, the date of termination. Subject to the consent of the relevant Authority or Authorities, the Contractor shall be provided with a complete copy of the audit upon its completion and prior to its submission to the Owner solely for the purpose of ensuring that none of the Contractor pricing, mark-up and profit margins are disclosed. The Third Party authorised by the Owner may have access at all reasonable times to any place where the records are being maintained and the Contractor shall afford every reasonable facility for this right of access. The Third Party authorised by the Owner shall have the right to reproduce and retain copies of any of the aforesaid records or information subject to an obligation of confidentiality consistent with the one in this Agreement, and subject further to the exclusion or redaction of any documents to the extent they show the Contractor pricing, mark-up and profit margins, except to the extent necessary to disclose alleged violations of the Anti-Bribery Laws, comply with Applicable Laws or the instructions of the Authorities. The Contractor shall implement all agreed recommendations arising from audits within a time mutually agreed with the Owner. 32.10 Upon the Owner’s request the Contractor shall, as soon as reasonably practical, provide the Person authorised by the Owner with all records relating to the Contractor and, to the extent reasonably available, any work statement in connection therewith which are created or kept by any other member of the Contractor Group. 32.11 The Contractor represents, warrants and covenants that the Contractor, its Affiliates, and any Subcontractors to whom the Contractor has subcontracted any part of the Works in accordance with Article 6, their directors, officers, employees, representatives, Personnel, or any service providers of the Contractor or its Affiliates have been informed of their obligations in relation to

182 ©Copyright Golar LNG. All rights reserved. the Anti-Bribery Laws and have adequate policies and procedures in place in relation to the Anti-Bribery Laws. 32.12 The Contractor shall have and maintain an anti-bribery policy which they shall disclose to the Owner on request. Contractor’s compliance with Articles 31 and 32. 32.13 The Contractor shall provide any reasonable assistance and shall promptly respond in reasonable detail to any reasonable query from the Owner concerning the Contractor compliance with the provisions of Articles 31 and 32 and to enable the Owner to perform any activity required by any relevant Governmental Authority in any relevant jurisdiction for the purpose of compliance with Anti-Bribery Laws, and shall furnish applicable documentary support for the Contractor response, including showing the Contractor compliance with the undertakings set out in Article 31 and Article 32. 32.14 In addition the Contractor shall on the written request of the Owner provide to the Owner within twenty (20) Business Days after the Effective Date, and annually thereafter during the performance of this Agreement, a written certification signed by an authorised representative of the Contractor to the effect that the Contractor has complied with Articles 31 and Article 32. The Contractor shall provide such supporting evidence of compliance as the Owner may reasonably request. 32.15 The rights and obligations set out in Articles 31.8, 32.4 and 32.13 shall continue for six (6) years after the later of: (i) the end of the Guarantee Period; or (ii) termination or expiration of this Agreement.

183 ©Copyright Golar LNG. All rights reserved. ARTICLE 33 AUDIT, RECORDS AND FINANCIAL REPORTING 33.1 At any time during the term of this Agreement and for a period of six (6) years thereafter the Owner and the Inspection Parties and its and their duly authorised representatives will have access to and the right to audit the Contractor’s (and its respective Subcontractors’) books, vouchers, receipts, correspondence, memoranda, and other records relating to the correctness of any rate, adjustment or any invoice presented by the Contractor to the Owner for payment, including all fiscal export meter readings and any documentation relating to the accuracy of such meters, and any tank measurement, meter readings and related data in relation to the Vessel. The Contractor shall preserve all such records for a period of six (6) years and shall, upon written request, make them available to the Owner and the Inspection Parties. The Contractor shall ensure that any Subcontract with a Subcontractor includes an obligation to preserve all records relating to the performance of the Works for a period of not less than six (6) years and that such records shall, upon written request be made available to the Owner and the Inspection Parties. Any audits by the Owner or the Inspection Parties will be made during the Contractor normal working hours (as applicable) and following not less than thirty (30) Days’ notice. 33.2 The Owner shall notify the Contractor of any matters arising in an audit which the Owner or the Inspection Parties believe may necessitate the making of an adjustment. Within a period of thirty (30) Days from such notification the Parties shall consult with each other with a view to agreeing whether or not any adjustment is required and, if so, the nature of the adjustment to be made. If the Parties fail within a further period of thirty (30) Days to reach agreement as to whether or not any adjustment is required and, if so, the nature of the adjustment to be made, then the matter may be resolved by arbitration in accordance with Article 29. Following the determination by the arbitration tribunal, the Parties shall within a period of thirty (30) Days implement the arbitration tribunal’s finding by way of set off or other balancing payment. 33.3 The Contractor shall throughout the term of this Agreement and for a period of six (6) years thereafter make available to the Owner and the Inspection Parties on request, but not more often than once each year commencing from the Effective Date, the audited accounts in respect of the financial activities of the Contractor arising throughout the term of this Agreement. Throughout the term of this Agreement and for a period of six (6) years thereafter the Contractor shall permit the inspection by the Owner and the Inspection Parties of its annual return, register of members, directors, officers and charges at its registered office or a registered office of one of its Affiliates. Such inspection shall be made during normal working hours and following not less than thirty (30) Days’ notice. 33.4 Any right to audit pursuant to this Article 33 shall be exercised by the Owner and the Inspection Parties no more than once each in any year commencing from

184 ©Copyright Golar LNG. All rights reserved. the Effective Date and shall be conducted in such a manner so as to not unreasonably disrupt the Contractor.

185 ©Copyright Golar LNG. All rights reserved. ARTICLE 34 DIGITAL SECURITY 34.1 The Contractor shall, in accordance with Applicable Laws and good industry practice implement, maintain, and ensure that any of its Subcontractors and Affiliates that will have direct or indirect access to the Owner and Lessee Confidential Information and/or the applicable IT systems (whether through email or other form of electronic communication or otherwise) implement and maintain: 34.1.1 technical and organisational measures; and 34.1.2 adequate security programmes and procedures to: 34.1.2.1 minimise the risk of any accidental, unauthorised or unlawful access to, processing, loss, destruction, damage, disclosure, or other misuse of the Owner’s and Lessee’s Confidential Information; and 34.1.2.2 provide reasonable protection to the Contractor’s IT systems used to provide the Works. 34.2 The Contractor shall ensure that the measures outlined in Article 34.1 include: 34.2.1 boundary firewalls and internet gateways to protect the Contractor’s networks and IT systems from the internet and other external networks; 34.2.2 secure configuration of the Contractor’s networks, IT systems, applications and devices, including encryption of portable devices and removable media; 34.2.3 physical and logical access controls that restrict access to only authorised users to the extent required to perform the Works; 34.2.4 malware protection software that is designed to minimise the introduction of malware into the Contractor’s IT systems, networks and devices; 34.2.5 patch management practices to identify, assess and apply applicable security patches to the Contractor’s IT systems, applications and devices; 34.2.6 training and awareness for the Contractor Personnel in information security and the handling of personal data in accordance with the terms of this Agreement; and

186 ©Copyright Golar LNG. All rights reserved. 34.2.7 clearly defined security responsibilities, and processes for risk management, access control, authorization and administration, security design and configuration management, audit, and assurance. 34.3 The Contractor shall self-audit the measures outlined in this Article 34 in accordance with its own quality procedures to confirm such measures comply with the requirements of this Article 34 and to assess the adequacy of the measures in place. Such auditing outcome shall be available to be shared with the Owner’s employees or a third party auditor, as appropriate. However, the Contractor will not transmit or share any highly confidential information audit outcome with a third-party auditor. 34.4 The Contractor shall investigate and promptly notify the Owner in writing, of any suspected or actual act, omission, or potential issue which may result in access to, processing, destruction, loss, damage or disclosure of the Owner’s, or their client’s Confidential Information or data, and/or any cyber-attacks on the Contractor’s IT systems. In the event that such a situation arises, the Contractor shall, at its own cost, if such event is due to a failure to comply with its obligations in this Article 34 or Article 35, cooperate fully with the Owner to provide such assistance as required by the Owner to resolve any potential or actual adverse effects, including with notifications that may be required under Applicable Law. 34.5 The Contractor shall adhere to the Owner’s information security requirements in Exhibit E. The Contractor and Subcontractors agree that if required by the Lessee an appendix containing information security requirements for the Contractor and its Subcontractors with which the Contractor and its Subcontractors must comply shall be added to this Agreement and such appendix shall form the subject matter of a Variation in accordance with and subject to the terms of Article 10.

187 ©Copyright Golar LNG. All rights reserved. ARTICLE 35 CONFIDENTIALITY Naming Conventions 35.1 For the purposes of this Article 35 (Confidentiality), whichever of the Owner or the Contractor is disclosing Confidential Information shall be referred to as the “Disclosing Party” and whichever of the Owner or the Contractor that is receiving Confidential Information shall be referred to as the “Receiving Party”. General Obligation 35.2 The Receiving Party agrees to keep Confidential Information strictly confidential and shall not: 35.2.1 use Confidential Information except in connection with the performance of activities to be conducted pursuant to or for the purposes of this Agreement (the “Permitted Purpose”); nor 35.2.2 sell, trade, publish or otherwise disclose to anyone in any manner whatsoever such Confidential Information, including by means of photocopy or reproduction, unless expressly permitted by this Article 35 (Confidentiality). The period of confidentiality under this Article 35 shall remain in effect for five years from the date of disclosure of the Confidential Information. Nothing herein is intended to limit or abridge the protection of patent or trade secrets under applicable patent or trade secrets law, and patentable material and trade secrets shall be maintained as such until they fall into the public domain. A Disclosing Party’s disclosure of information to a Receiving Party does not constitute a transfer of ownership of the information to the Receiving Party. Exclusions from General Obligation 35.3 This Article 35 (Confidentiality) shall not apply to Confidential Information which: 35.3.1 is already in possession of the public or becomes available to the public other than through its disclosure in breach of the confidentiality undertakings provided in this Agreement; 35.3.2 was available to the Receiving Party on a non-confidential basis before disclosure by the Disclosing Party; 35.3.3 was, is or becomes available to the Receiving Party on a non- confidential basis from a Third Party that is not bound by a confidentiality agreement with the Disclosing Party and has the right to disclose such information at the time it is acquired by the Receiving Party (without binder or secrecy);

188 ©Copyright Golar LNG. All rights reserved. 35.3.4 is developed independently by or for the Receiving Party without reliance on the Confidential Information disclosed by the Disclosing Party; 35.3.5 is required to be disclosed in order to comply with the requirements of any law, rule or regulation of any Governmental Authority or regulatory body, court or other authority of competent jurisdiction having jurisdiction over this Agreement or any of the Parties, or of any relevant stock exchange (provided that the Receiving Party shall, to the extent legally permissible, give advance notice to the Disclosing Party prior to such disclosure and shall seek to limit any such disclosure to the greatest extent practicable); Permitted Disclosure 35.4 Notwithstanding any other provision of this Article 35 (Confidentiality), the Receiving Party may disclose Confidential Information to the following persons (the “Recipients”) without the Disclosing Party’s prior written consent, if and to the extent the Recipients reasonably need to know such Confidential Information for the Permitted Purpose and provided that such Recipients are both informed of the confidential nature of the Confidential Information and undertake to comply with the obligations set out in this Article 35 (Confidentiality) as if they were party to this Agreement: 35.4.1 its employees, officers, directors, agents and representatives; 35.4.2 its Affiliates and the employees, officers, directors, agents and representatives of such Affiliates; 35.4.3 where the Owner is the Receiving Party, the Lessee, their respective Affiliates, together with their respective employees, officers, directors, agents and representatives, and their respective professional consultants and advisers; 35.4.4 its or its Affiliates’ professional consultants and advisers including insurers, underwriters and brokers; 35.4.5 its and, where the Owner is the Receiving Party, financial advisers, investment bankers, underwriters, brokers, lenders or other financial institutions advising on, providing or considering the provision of finance or guarantees or insurance in connection which such finance, 35.4.6 where the Owner is the Receiving Party, any LNG buyer of the Lessee or their respective Affiliates; 35.4.7 where the Owner is the Receiving Party, its subcontractors of any tier in connection with the Project; and

189 ©Copyright Golar LNG. All rights reserved. 35.4.8 where the Owner is the Receiving Party, to bona fide intending assignees of the Lessee’s interest in the Vessel. AND PROVIDED ALWAYS that such Receiving Party shall not include any Supplier Competitors where such Confidential Information includes information provided by [*****] or the [*****]. These vendors have treated their confidentiality requirements as trade secrets which require perpetual protection, and the restrictions on information being provided to Supplier Competitor. Responsibilities 35.5 The Receiving Party shall be responsible for ensuring that all of its Recipients to whom the Confidential Information is disclosed under this Agreement shall keep such information confidential in accordance with the terms of this Article 35 (Confidentiality) and shall not disclose, divulge or use such Confidential Information in violation of this Article 35 (Confidentiality). The Receiving Party shall be liable to the Disclosing Party for any breach of this Article 35 (Confidentiality) by the Recipients of the Receiving Party. 35.6 If at any time the Disclosing Party, wishes to disclose Technical Information to the Receiving Party or any of its Recipients, the Disclosing Party shall prior to the disclosure notify the Receiving Party in writing on a non-confidential basis of: 35.6.1 the nature of the information; 35.6.2 the fact that it is Technical Information; and 35.6.3 the additional use or other restrictions attaching to it, and the Receiving Party and/or its Recipients shall then have the right to decide whether or not to accept receipt of such Technical Information. If such Technical Information is received, the Receiving Party shall, and shall procure that its Recipients, ensure that Technical Information is safeguarded in accordance with this Article 35 (Confidentiality). Restrictions on Public Announcements 35.7 Without the prior written consent of the Owner, neither the Contractor nor its Subcontractors (or any of its or their officers, employees or agents (including any employees of an Affiliate)) shall publicly refer to this Agreement (including its existence or its terms), the Works or any part of the Vessel in any manner, including the issuance of a press release, advertisement, publication of photographs, publicity material, prospectus, financial document or similar material, the creation of any business development materials, proposals, reference materials or similar materials, or the participation in a media interview that mentions or refers to the Works or any part of the Vessel.

190 ©Copyright Golar LNG. All rights reserved. ARTICLE 36 EXCLUSIVITY Exclusivity 36.1 The Contractor agrees that for the period commencing on the Effective Date until the date falling [*****] after the Effective Date or [*****] after Final Acceptance, whichever is the earliest, neither it nor its Affiliates shall directly or indirectly provide or agree to provide any FLNG vessels to the Project Site once the same has been nominated by the Owner except which are contracted via the Owner.

191 ©Copyright Golar LNG. All rights reserved. ARTICLE 37 MISCELLANEOUS PROVISIONS Entire Agreement 37.1 This Agreement constitutes the entire agreement between the Parties in relation to the subject matter hereof and supersedes any previous undertakings, commitments, agreements, negotiations or representations whatsoever, whether oral or written, in respect of its subject matter. 37.2 Each Party acknowledges that it has not entered into this Agreement in reliance on, and shall have no remedies in respect of, any representation or warranty that is not expressly set out in this Agreement. 37.3 Each Party agrees that the only remedy available to it in relation to representations, statements, assurances and warranties made in this Agreement shall be for breach of contract, in accordance with the relevant provisions of this Agreement. 37.4 Nothing in this Agreement purports to limit or exclude any liability for any fraud. Amendments 37.5 Except for Variation Orders (which shall be in the form set out in Article 10), no change, amendment or modification of this Agreement shall be valid or binding upon the Parties unless such change, amendment or modification is in writing and duly executed by both Parties. Notices 37.6 Any notice, demand, offer, or other written instrument required or permitted to be given in accordance with this Agreement shall be in writing signed by the Party giving such notice and shall be hand delivered or sent by a recognised overnight courier service, facsimile (with confirmation of receipt), e-mail (with confirmation of receipt) or registered post to the other Party at the address set forth below. 37.6.1 If delivered to the Owner: Golar MK II Corporation c/o Golar Management Ltd 6th Floor, The Zig Zag 70 Victoria Street London SW1E 6SQ United Kingdom Attention: Project Director Email: Morten.Skjong@golar.com with copy to gmllegal@golar.com

192 ©Copyright Golar LNG. All rights reserved. 37.6.2 If delivered to the Contractor: Yantai CIMC Raffles Offshore Ltd No.70 Zhifu East Road, Zhifu Islands, Yantai, Shandong, P.R. China, 264000 Attention: He Changhai / Shi Dahu Email: changhai.he@cimc-raffles.com / dahu.shi@cimc-raffles.com 37.7 Each Party shall have the right to change the place to which notice shall be sent or delivered by sending a similar notice to the other Party informing of such change. Notices shall be deemed to have been duly given on the date they are (i) hand delivered; (ii) sent by facsimile (with confirmation of receipt) or e-mail (with confirmation of receipt); (iii) sent by registered post; or (iv) sent by a recognized overnight courier service to the Party to whom the notice is to be given. 37.8 All communications between the Parties in connection with this Agreement will be in the English language. Severability 37.9 The invalidity of one or more provisions, phrases, sentences, clauses, Articles or Articles, Exhibit or Exhibits contained in this Agreement shall not affect the validity of the remaining portions of this Agreement so long as the material purposes of this Agreement can be determined and effectuated. The Parties agree to replace the provision with a valid provision that achieves to the greatest possible extent the purposes of the original provision. No Waiver 37.10 Any failure or delay of either Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the term of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provision. A provision of this Agreement shall not be waived unless made in writing by an authorised representative of the waiving party. The United Nations Convention on Contracts for the International Sale of Goods 37.11 The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or to the performance thereof or to any aspect of any dispute arising therefrom.

193 ©Copyright Golar LNG. All rights reserved. Successors and Assigns 37.12 This Agreement shall be binding upon the Parties, their successors and permitted assigns. Counterparts 37.13 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument. A Party may enter into this Agreement by executing any such counterpart (including by way of providing a pdf version of such counterpart in the first instance). No counterpart shall be effective until each Party has executed at least one counterpart. Limitations on Third Party Beneficiaries 37.14 Except for any provision of this Agreement providing for indemnification, defence or hold harmless of a Person who is not a party to this Agreement, which such Person shall be entitled to enforce directly under the Contracts (Rights of Third Parties) Act 1999, this Agreement does not give rise to any other rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. 37.15 The rights of the Parties to terminate or vary this Agreement are not subject to the consent of any other Person. No Joint Venture 37.16 This Agreement establishes no joint venture or partnership between the Owner and the Contractor. Further Assurances 37.17 The Contractor and the Owner agree to provide such information, execute and deliver any such instruments and documents and to take such other actions as may be necessary or reasonably requested by the other Party that are not inconsistent with the provisions of this Agreement and that do not involve the assumption of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement. Termination and Survival 37.18 The provisions of Article 1 , Article 3, Article 4, Article 11, Article 25, Article 26, Article 27, Article 28, Article 29, Article 30, Article 31, Article 32, Article 34, , Article 35, Article 36, Article 37 and any other Articles which are expressed to, or by their nature, survive any termination or expiry of this Agreement, including Exhibits relevant to the abovementioned Articles, shall survive any termination

194 ©Copyright Golar LNG. All rights reserved. or expiry of this Agreement (“Surviving Obligations”), except that Article 32 and Article 33 shall survive the termination of this Agreement for a period of six (6) years or for such longer period as set forth therein. Waiver of Immunity 37.19 The execution, delivery and performance of this Agreement constitute private and commercial acts. 37.20 To the extent that a Party may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before award or judgment, or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Party irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction. Independent Contractor 37.21 The Contractor is independent Contractor and as such shall control the performance of the Work and shall be responsible for the results. The presence of and the observation, inspection and/or approval of the Work by the Owner shall not relieve the Contractor from its respective obligations and responsibilities under this Agreement. Neither the Contractor nor its Subcontractors shall be authorised to commit the Owner to any binding legal obligation. Cost of Preparing Agreement 37.22 Each Party shall bear its own costs and expenses incurred in connection with the preparation of this Agreement. 37.23 Each Party shall be responsible for the stamp duty assessed against it in connection with this Agreement.

195 ©Copyright Golar LNG. All rights reserved. IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorised representatives. Houston, 17th September 2024 /s/ Karl Fredrik Staubo Golar MK II Corporation Name: Karl Fredrik Staubo Title: Attorney-in-fact WITNESS: /s/ Morten Skjong Name: Morten Skjong Title: Project Director /s/ Minggao Li Yantai CIMC RAFFLES OFFSHORE LTD. Name: Minggao Li Title: Vice President WITNESS: /s/ Zhengquan Wang Name: Zhengquan Wang Title: Assistant Marketing Director